U.S. $352,600,000.00

                                 LOAN AGREEMENT

                                     BETWEEN

                      WELLSFORD/WHITEHALL HOLDINGS, L.L.C.,

                                   AS BORROWER

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                    AS LENDER

                                  JUNE 25, 2001

                         (WHITEHALL/WELLSFORD PORTFOLIO)




                                TABLE OF CONTENTS

                                                                          Page

ARTICLE 1         CERTAIN DEFINITIONS........................................1
Section 1.1       Certain Definitions........................................1

ARTICLE 2         LOAN TERMS................................................19
Section 2.1       The Loan Advances.........................................19
Section 2.2       Interest Rate; Late Charge................................23
Section 2.3       Terms of Payment..........................................23
Section 2.4       Collateral; Releases of Collateral........................26
Section 2.5       Releases of Nomura Properties.............................29
Section 2.6       Adjustments to Adjusted Loan Basis........................31
Section 2.7       Capital Adequacy; Increased Costs; Illegality.............32
Section 2.8       Application of Nomura Provisions Prior to First Advance
                  from Nomura Holdback......................................32
Section 2.9       Gateway Tower Reserve.....................................33
Section 2.10      Transfer of Gateway Tower Property to Borrower............33

ARTICLE 3         INSURANCE, CONDEMNATION, DEPOSITS AND RESERVES............35
Section 3.1       Insurance.................................................35
Section 3.2       Casualty; Use and Application of Insurance Proceeds.......37
Section 3.3       Condemnation..............................................40
Section 3.4       Deposits..................................................41

ARTICLE 4         ENVIRONMENTAL MATTERS.....................................43
Section 4.1       Certain Definitions.......................................43
Section 4.2       Representations and Warranties on Environmental Matters...44
Section 4.3       Covenants on Environmental Matters........................45
Section 4.4       No Waiver.................................................47

ARTICLE 5         LEASING MATTERS...........................................48
Section 5.1       Representations and Warranties on Leases..................48
Section 5.2       General Lease Requirements................................48
Section 5.3       Covenants.................................................49
Section 5.4       Additional Covenants Regarding Material Leases............49
Section 5.5       Lender's Consent to Deviations............................50
Section 5.6       Security Deposits; Lease Buy Out Consideration............50
Section 5.7       Subordination Agreements; Tenant Estoppels................52

ARTICLE 6         REPRESENTATIONS AND WARRANTIES............................53
Section 6.1       Organizational Existence; Compliance with Law.............53
Section 6.2       Organizational Power; Authorization; Enforceable Obligations
                  ..........................................................53
Section 6.3       Ownership of Collateral; Liens............................54
Section 6.4       Condemnation..............................................54
Section 6.5       Casualty..................................................54
Section 6.6       Material Agreements.......................................54
Section 6.7       Property Compliance.......................................54
Section 6.8       Access....................................................55
Section 6.9       Utility Services..........................................55
Section 6.10      Permits...................................................55
Section 6.11      No Default................................................55
Section 6.12      Other Ventures/Single Purpose Entity......................55
Section 6.13      Investment Company Act....................................55
Section 6.14      Margin Regulations........................................55
Section 6.15      Taxes.....................................................56
Section 6.16      ERISA.....................................................56
Section 6.17      No Litigation.............................................56
Section 6.18      Brokers...................................................56
Section 6.19      Employment and Labor Agreements...........................56
Section 6.20      Liens.....................................................56
Section 6.21      Full Disclosure...........................................57
Section 6.22      Property Documents........................................57
Section 6.23      Rent Roll.................................................57
Section 6.24      Ground Lease Representations..............................57
Section 6.25      Property Information......................................57
Section 6.26      Affiliate Indebtedness....................................57
Section 6.27      Equity Investment in the Properties.......................57
Section 6.28      Shattuck Office Center Property...........................58

ARTICLE 7         FINANCIAL REPORTING AND INFORMATION.......................58
Section 7.1       Financial Statements and Notices..........................58
Section 7.2       Other Information.........................................59
Section 7.3       Audits....................................................59
Section 7.4       Communication with Accountants............................60

ARTICLE 8         AFFIRMATIVE COVENANTS.....................................60
Section 8.1       Maintenance of Existence and Conduct of Business..........60
Section 8.2       Payment of Indebtedness...................................60
Section 8.3       Books and Records.........................................61
Section 8.4       Litigation................................................61
Section 8.5       Compliance with Law.......................................62
Section 8.6       Maintenance of Property...................................62
Section 8.7       Agreements................................................63
Section 8.8       Employee Plans............................................63
Section 8.9       Access....................................................63
Section 8.10      Taxes on Payments or Security.............................63
Section 8.11      Enforcement...............................................65
Section 8.12      Asset Management..........................................65
Section 8.13      Maintenance of Representations; Supplemental Disclosure...65
Section 8.14      Property Documents; Asset Business Plans..................66
Section 8.15      Interest Rate Cap Agreement...............................66
Section 8.16      Indemnification...........................................66
Section 8.17      Impaired Property.........................................66
Section 8.18      Curing....................................................67
Section 8.19      Property-Specific Covenants...............................67
Section 8.20      Compliance With Nomura Loan Documents.....................67
Section 8.21      Shattuck Office Center Property...........................68

ARTICLE 9         NEGATIVE COVENANTS........................................68
Section 9.1       Mergers, Etc..............................................68
Section 9.2       Investments; Loans and Advances...........................68
Section 9.3       Indebtedness..............................................68
Section 9.4       Structure; Transfers......................................69
Section 9.5       Maintenance of Business...................................70
Section 9.6       Affiliate Transactions....................................70
Section 9.7       Liens.....................................................71
Section 9.8       Events of Default.........................................71
Section 9.9       Ground Leases.............................................72
Section 9.10      Material Agreements.......................................72
Section 9.11      Limitation on Securities Issuances........................72
Section 9.12      Approval Rights of Borrower With Respect to the Nomura
                    Borrower ...............................................72

ARTICLE 10        EVENTS OF DEFAULT; RIGHTS AND REMEDIES....................73
Section 10.1      Events of Default.........................................73
Section 10.2      Remedies..................................................76
Section 10.3      Waivers by Borrower.......................................77
Section 10.4      Right of Set-Off..........................................77

ARTICLE 11        MISCELLANEOUS.............................................77
Section 11.1      Notices...................................................77
Section 11.2      Amendments and Waivers....................................80
Section 11.3      Limitation on Interest....................................80
Section 11.4      Invalid Provisions........................................80
Section 11.5      Reimbursement of Expenses.................................80
Section 11.6      Approvals; Third Parties; Conditions......................81
Section 11.7      Lender Not in Control; No Partnership/Membership..........82
Section 11.8      Time of the Essence.......................................82
Section 11.9      Successors and Assigns....................................82
Section 11.10     Renewal, Extension or Rearrangement.......................83
Section 11.11     Waivers...................................................83
Section 11.12     Cumulative Rights.........................................83
Section 11.13     Construction..............................................83
Section 11.14     Phrases...................................................84
Section 11.15     Exhibits and Schedules....................................84
Section 11.16     Titles of Articles, Sections and Subsections..............84
Section 11.17     Publicity.................................................84
Section 11.18     Survival..................................................84
Section 11.19     GOVERNING LAW.............................................85
Section 11.20     Entire Agreement..........................................85
Section 11.21     Counterparts..............................................85
Section 11.22     WAIVER OF JURY TRIAL......................................85
Section 11.23     Authorized Signature......................................86
Section 11.24     Power of Attorney.........................................86

ARTICLE 12        LIMITATIONS ON LIABILITY..................................86
Section 12.1      Limitation on Liability...................................86
Section 12.2      Limitation on Liability of Lender's Officers, Employees, Etc
                                                  ..........................87



                                    SCHEDULES

SCHEDULE 1.1(A)   -    PROPERTY INFORMATION

SCHEDULE 1.1(B)   -     BASIS ALLOCATIONS

SCHEDULE 2.1      -    ADVANCE CONDITIONS

SCHEDULE 2.1(5)   -    WORKING CAPITAL BUDGETS FOR PROPERTIES

SCHEDULE 4.2      -    ENVIRONMENTAL REPORTS

SCHEDULE 5.1(A)   -    TENANT DELINQUENCIES

SCHEDULE 5.1(B)   -    NOTICES OF TERMINATION OR DEFAULT

SCHEDULE 5.1(C)   -    PURCHASE OPTIONS

SCHEDULE 5.1(D)   -    LEASE TERMINATION RIGHTS

SCHEDULE 5.1(E)   -    LEASING COMMISSIONS OWING

SCHEDULE 5.1(F)   -    PREPAID RENTS

SCHEDULE 6.4      -    CONDEMNATION PROCEEDINGS

SCHEDULE 6.5      -    CASUALTIES AND FLOOD ZONE PROPERTIES

SCHEDULE 6.6      -    MATERIAL AGREEMENTS

SCHEDULE 6.7      -    PROPERTY COMPLIANCE

SCHEDULE 6.10     -    PERMITS

SCHEDULE 6.17     -    LITIGATION

SCHEDULE 6.26     -    AFFILIATE INDEBTEDNESS

SCHEDULE 6.27     -    CASH EQUITY INVESTMENT

SCHEDULE 8.19     -    PROPERTY-SPECIFIC COVENANTS

SCHEDULE 11.23    -    AUTHORIZED SIGNATORIES




                            EXHIBITS

EXHIBIT "A"        -   FORM OF NOTICE OF ADDITIONAL ADVANCE

EXHIBIT "B"        -   FORM OF DEPOSIT ACCOUNT AGREEMENT

EXHIBIT "C"        -   FORM OF COLLATERAL ASSIGNMENT OF INTEREST RATE CAP
                       AGREEMENT

EXHIBIT "D-1"      -   PROPERTY DESCRIPTION (Cutler Lake Corp. Center)

EXHIBIT "D-2"      -   PROPERTY DESCRIPTION (Shattuck Office Center)

EXHIBIT "D-3"      -   PROPERTY DESCRIPTION (60 Turner Street)

EXHIBIT "D-4"      -   PROPERTY DESCRIPTION (24 Federal/3 P.O. Square)

EXHIBIT "D-5"      -   PROPERTY DESCRIPTION (Gateway Tower)

EXHIBIT "D-6"      -   PROPERTY DESCRIPTION (300 Atrium)

EXHIBIT "D-7"      -   PROPERTY DESCRIPTION (400 Atrium)

EXHIBIT "D-8"      -   PROPERTY DESCRIPTION (500 Atrium)

EXHIBIT "D-9"      -   PROPERTY DESCRIPTION (700 Atrium)

EXHIBIT "D-10"     -   PROPERTY DESCRIPTION (Mountain Heights I & II)

EXHIBIT "D-11"     -   PROPERTY DESCRIPTION (105 Challenger Road)

EXHIBIT "D-12"     -   PROPERTY DESCRIPTION (Greenbrook Corporate Center)

EXHIBIT "D-13"     -   PROPERTY DESCRIPTION (Campus Drive)

EXHIBIT "D-14"     -   PROPERTY DESCRIPTION (180/188 Mount Airy Road)

EXHIBIT "D-15"     -   PROPERTY DESCRIPTION (Chatham Executive Center)

EXHIBIT "D-16"     -   PROPERTY DESCRIPTION (Garden State Convention Center)

EXHIBIT "D-17"     -   PROPERTY DESCRIPTION (1800 Valley Road)

EXHIBIT "D-18"     -   PROPERTY DESCRIPTION (Wells Research Center)

EXHIBIT "D-19"     -   PROPERTY DESCRIPTION (7/57 Wells Avenue)

EXHIBIT "D-20"     -   PROPERTY DESCRIPTION (Dedham Place)

EXHIBIT "D-21"     -   PROPERTY DESCRIPTION (333 Elm Street)

EXHIBIT "D-22"     -   PROPERTY DESCRIPTION (128 Tech Center)

EXHIBIT "D-23"     -   PROPERTY DESCRIPTION (201 University Avenue)



                              LIST OF DEFINED TERMS

                                                                           Page

Adjusted Annual Debt Service............................................... 1
Adjusted Loan Basis........................................................ 2
Adjusted Operating Cash Flow............................................... 2
Advance   2
Affiliate.................................................................. 3
Agreement.................................................................. 3
Agreement Regarding Asset Management....................................... 3
Ancillary Agreements....................................................... 3
Approved Plans............................................................. 3
Architect.................................................................. 3
Asset Business Plan........................................................ 3
Asset Management Fee....................................................... 3
Asset Manager.............................................................. 3
Assignment of Leases....................................................... 3
Borrower  1
Borrower Party............................................................. 3
Borrower Properties........................................................ 3
Borrower's Interest........................................................33
Borrowing Date Certificate................................................. 4
British Banker Association Interest Settlement Rates.......................11
Business Day............................................................... 4
Capital Expenditures....................................................... 4
Capital Lease.............................................................. 4
Capital Lease Obligation................................................... 4
Capital Transaction........................................................ 4
Cash Management Agreement.................................................. 4
Cash On Cash Limit Amount.................................................. 4
Cash On Cash Return........................................................ 5
Challenger Road Ground Lease............................................... 5
Challenger Road Property................................................... 6
Charges   6
Charges Account............................................................ 6
Closing Date............................................................... 6
Code      6
Collateral................................................................. 6
Collateral Assignment of Contracts......................................... 6
Collateral Assignment of Interest Rate Cap Agreement....................... 6
Collateral Documents....................................................... 6
Complete Taking............................................................ 6
Contract Rate.............................................................. 6
Debt Service Coverage Ratio................................................ 6
Debt Service Coverage Ratio Limit Amount................................... 7
Deed of Trust.............................................................. 7
Default Property........................................................... 7
Default Rate............................................................... 7
Depository Institution.....................................................33
Designated Property........................................................ 7
Draw Event................................................................. 8
Early Termination Date..................................................... 8
Environmental Laws......................................................... 8
Environmental Liabilities and Costs........................................ 8
Environmental Site Assessment.............................................. 8
ERISA     8
Eurodollar Business Day....................................................12
Event of Default........................................................... 8
Extension Notice........................................................... 8
Extension Period...........................................................23
Federal Reserve Board...................................................... 8
Fiscal Year................................................................ 8
GAAP      8
Gateway Pledge Agreement................................................... 8
Gateway Tower Guaranty..................................................... 8
Gateway Tower Holdback..................................................... 9
Gateway Tower Owner........................................................ 9
Gateway Tower Property..................................................... 9
Gateway Tower Reserve...................................................... 9
GECC      9
Governmental Authority..................................................... 9
Gross Receipts............................................................. 9
Guaranteed Indebtedness.................................................... 9
Hazardous Materials........................................................10
Hazardous Substances Indemnity Agreement...................................10
Holdbacks..................................................................10
Impaired Property..........................................................10
Indebtedness...............................................................10
Indemnification Agreement..................................................10
Indemnitors' Net Worth.....................................................10
Initial Advance............................................................11
Interest Payment Date......................................................11
IRC      11
IRS      11
Joinder  11
Laws     11
Lease Buy Out Consideration................................................11
Leases   11
Leasing Costs..............................................................11
Lender   11
LIBOR Rate.................................................................11
Lien     12
Loan.......................................................................12
Loan Documents.............................................................12
Loan Year..................................................................12
Major Work.................................................................12
Material Adverse Effect....................................................12
Material Agreement.........................................................12
Material Lease.............................................................12
Material Leases............................................................49
Maturity Date..............................................................13
Maximum Liability..........................................................13
Maximum Loan Amount........................................................13
Maximum Working Capital Amount.............................................13
Mount Airy Holdback........................................................13
NACC     13
Net Capital Proceeds.......................................................13
Nomura Borrower............................................................13
Nomura Consent and Estoppel................................................13
Nomura Holdback............................................................13
Nomura Lender..............................................................13
Nomura Loan................................................................13
Nomura Loan Agreement......................................................13
Nomura Loan Documents......................................................14
Nomura Note................................................................14
Nomura Payment.............................................................14
Nomura Properties..........................................................14
Nomura Release Notice......................................................29
Note     14
Notice of Additional Advance...............................................14
Obligations................................................................14
Operating Agreement........................................................14
Operating Cash Flow........................................................14
Operating Expenses.........................................................15
Other Taxes................................................................15
Partial Release Notice.....................................................15
Permitted Encumbrances.....................................................15
Person   16
Plan     16
Potential Default..........................................................16
primary obligations........................................................ 9
primary obligor............................................................ 9
Properties.................................................................16
Property Basis.............................................................16
Property Documents.........................................................16
Refinance..................................................................16
Release  16
Release Payment............................................................16
Remedial Action............................................................16
Reserves 16
Security Deposits..........................................................17
Shattuck Office Center Holdback............................................17
Shattuck Office Center Property............................................17
State    17
Taxes    17
Tenant   17
Tenant Allowances..........................................................17
Tenant Deposit Letter of Credit............................................17
Tenant Improvements........................................................17
Term     17
Title Company..............................................................17
Title Policy...............................................................18
Transfers..................................................................69
WAH Pledge Agreement.......................................................18
WASH Manager...............................................................18
WCPT     18
Wells Avenue Holdings......................................................18
Wellsford..................................................................18
Whitehall Parties..........................................................18
WHWEL    18
Work     18
Working Capital Advance....................................................18
Working Capital Advance Allocation.........................................18
Working Capital Budgets....................................................18
WP Commercial..............................................................18
WWG      19
WWG Operating Agreement....................................................19
W/WGH    19
WWPII    19
WXI/WWG  19


                                     JOINDER

Maximum Liability...........................................................1
Nonrecourse Carve-Outs......................................................1
Third Party Obligor.........................................................1


                                 LOAN AGREEMENT

     This Loan Agreement ("AGREEMENT") is entered into as of June 25, 2001 between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER"), and WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company ("BORROWER"). Capitalized terms used in the Recitals shall have the meanings ascribed to such terms hereinbelow.

                                    RECITALS

     WHEREAS, Borrower desires to obtain the Loan from Lender for the purposes of (i) financing or refinancing the Properties to repay certain existing indebtedness and to return a portion of Borrower's equity, and (ii) funding Working Capital Advances;

     WHEREAS, Borrower and Lender desire to set forth the terms and conditions of the Loan and of each Advance made hereunder;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and the payment of $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

SECTION 1.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:


(1) "ADJUSTED ANNUAL DEBT SERVICE" means, as of the date of calculation, subject to the adjustment set forth below in this paragraph, the sum of (a) annual debt service on the Nomura Loan (taking into account, in the case of a request to permit the release of a Nomura Property from the Nomura Loan Documents, the reduction in such annual debt service resulting from the reduction in the Nomura Loan in connection with such release), plus (b) annual debt service at the then current interest rate payable under the Loan, calculated on the outstanding balance of the Loan on the calculation date (taking into account, in the case of a release of a Property, the application of the Release Payment or Nomura Payment, as applicable, to the outstanding balance of the Loan), provided in each case that such annual debt service on the Loan shall be reduced by amounts that would be payable (based on such interest rate) to Borrower under any interest rate swap, cap, collar or similar agreement entered into by Borrower in connection with the Loan, provided the benefits of such agreement are pledged to Lender as further security for the Loan. Any calculation of Adjusted Annual Debt Service during, or as a condition to, an extension of the Term shall include in the amount of annual debt service on the Loan the principal amortization payments to be made for such period, as required by Section 2.3(2).

(2) "ADJUSTED LOAN BASIS" means, with respect to any Property, the amount set forth opposite the reference to such Property in Schedule 1.1(B) hereto under the caption "Loan Basis," and as such Loan Basis may be increased or decreased pursuant to the terms hereof.

(3) "ADJUSTED OPERATING CASH FLOW" shall mean, as of any date, (a) cumulative annualized Gross Receipts from all Properties, based on Tenants who are in occupancy and current on their rental and other payment obligations as of such date, less (b) cumulative Operating Expenses (excluding debt service) for all Properties for the twelve (12) calendar-month period prior to the date of calculation; provided that the calculation of Adjusted Operating Cash Flow shall exclude Gross Receipts from, or Operating Expenses related to, (i) any interest rate swap, cap, collar, or similar agreement entered into by Borrower in connection with the Loan, and (ii) any Properties previously released or to be released in connection with the calculation of Adjusted Operating Cash Flow. Notwithstanding the foregoing, no lump sum nonrecurring Operating Expense or Gross Receipt, as reasonably determined by Lender, shall be included in determining annualized Adjusted Operating Cash Flow for purposes of this definition. Similarly, the determination of annualized Adjusted Operating Cash Flow for purposes of this paragraph shall be adjusted, as reasonably determined by Lender, to reflect annualized decreases or increases in Operating Expenses or Gross Receipts resulting from anticipated major events. The determination of Adjusted Operating Cash Flow for purposes of this definition shall be based upon the lesser of market occupancy or the actual occupancy rate of each Property (but in no event greater than a 95% occupancy rate) unless the entire Property is leased to a single Tenant with investment grade credit (in which case no occupancy adjustment shall be made), and shall assume as part of Operating Expenses (A) the greater of the actual property management fees or a fee equal to 3% of gross rental receipts from the Properties, and
     (B) annual replacement reserves of $0.25 per square foot, or such higher replacement reserve amounts as Lender's engineering consultant reasonably determines are appropriate. In addition, based upon, among other things, the operating statements provided to Lender by Borrower (if available), Lender shall consider such adjustments to the annualized Adjusted Operating Cash Flow as it deems reasonably appropriate, which considerations may take into account nonrecurring periods where one or more Properties were not generating gross receipts or were generating significantly lower gross receipts. Solely for the purposes of calculating Cash On Cash Limit Amount and Debt Service Coverage Ratio Limit Amount, the calculation of Adjusted Operating Cash Flow shall be further adjusted, as set forth in the definitions of Cash On Cash Limit Amount and Debt Service Coverage Ratio Limit Amount.

(4) "ADVANCE" means each advance of the Loan made by Lender to Borrower pursuant to and in accordance with the terms and conditions of this Agreement, including the Initial Advance, each Working Capital Advance and each Advance from any Holdback.


(5) "AFFILIATE" means, with respect to any Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person.

(6) "AGREEMENT" means this Loan Agreement, together with all Exhibits and Schedules hereto.

(7) "AGREEMENT REGARDING ASSET MANAGEMENT" means the Agreement Regarding Asset Management executed by WWG and Asset Manager in favor of Lender, in form and substance satisfactory to Lender.

(8) "ANCILLARY AGREEMENTS" means any supplemental agreement, undertaking, instrument, document or other writing executed by Borrower as a condition to Advances under this Agreement or otherwise in connection herewith, including the Loan Documents.

(9)  "APPROVED PLANS" has the meaning set forth in Section 3.2 hereof.

(10) "ARCHITECT" means any architect and/or inspecting engineer, chosen by Borrower or the Nomura Borrower and reasonably satisfactory to Lender, that is retained in connection with any Work or the construction of any capital improvements or Tenant Improvements.

(11) "ASSET BUSINESS PLAN" means a "Business Plan" as defined in the WWG Operating Agreement.

(12) "ASSET MANAGEMENT FEE" means the portion of the asset management fee payable to Asset Manager pursuant to Section 9.2(a) of the WWG Operating Agreement which is fairly allocable to the Properties.

(13) "ASSET MANAGER" means WP Commercial, or its permitted successors or assigns, or any replacement asset manager reasonably acceptable to Lender.

(14) "ASSIGNMENT OF LEASES" means each first priority assignment of rents and leases executed by Borrower (or, as to the Gateway Tower Property, the Gateway Tower Owner) for the benefit of Lender with respect to a Borrower Property, in form and substance satisfactory to Lender.

(15) "BORROWER PARTY" means each Whitehall Party, Wellsford, WWPII and WWG.


(16) "BORROWER PROPERTIES" means, collectively, (a) the properties described in Exhibit "D-1" and Exhibits "D-3" through "D-17" attached hereto, (b) if and when the Shattuck Office Center Holdback is funded to (or for the benefit of) Borrower, the Shattuck Office Center Property, and (c) as to each property described in clauses (a) and (b) above, all other "Property" described in the Deed of Trust encumbering such property.

(17) "BORROWING DATE CERTIFICATE" means a certificate executed by Borrower in favor of Lender, in form and substance satisfactory to Lender, in which Borrower shall confirm certain matters regarding Borrower and the Properties as of the Closing Date.

(18) "BUSINESS DAY" means a day other than a Saturday, a Sunday, or a day on which national banks located in the State of New York are not open for general banking business.

(19) "CAPITAL EXPENDITURES" means all commercially reasonable payments for necessary and customary items for or work to any Property, which would be classified as capital expenditures under GAAP.

(20) "CAPITAL LEASE" means, with respect to any Person, a lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

(21) "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed as a liability in a note to such balance sheet.

(22) "CAPITAL TRANSACTION" means, with respect to any Property (a) a sale or refinancing of the whole of such Property, (b) an event giving rise to an insurance recovery or a condemnation award to the extent such insurance recovery or condemnation award exceeds the actual out-of-pocket cost of repair or restoration to such Property or the portion thereof affected by the event which gave rise to such insurance recovery or condemnation award,
     (c) a Complete Taking or (d) any financing or refinancing of, or sale of, a partial interest in such Property, if permitted under the terms of this Agreement.

(23) "CASH MANAGEMENT AGREEMENT" means the Cash Management Agreement executed by Borrower, the Nomura Borrower, a national banking association acceptable to Lender, and Lender, together with the Consent and Agreement of LaSalle attached thereto executed by LaSalle National Bank, all in form and substance satisfactory to Lender.

(24) "CASH ON CASH LIMIT AMOUNT" means, (a) during the first Loan Year, as of the date of calculation, the Loan balance resulting in a 10.50% Cash On Cash Return, calculated by subtracting (i) the Nomura Loan balance as of such date, from (ii) the amount obtained by dividing (A) the amount of Adjusted Operating Cash Flow which would be used as of such date in calculating Cash On Cash Return by (B) .1050, and (b) during the second Loan Year, as of the date of calculation, the Loan balance resulting in an 11.50% Cash On Cash Return, calculated by subtracting (i) the Nomura Loan balance as of such date, from (ii) the amount obtained by dividing (A) the amount of Adjusted Operating Cash Flow which would be used as of such a date in calculating Cash On Cash Return by (B) .1150. For purposes of calculating the Cash On Cash Limit Amount in connection with Working Capital Advances for Tenant Improvements and/or Leasing Costs associated with a new Lease, the determination of the Adjusted Operating Cash Flow shall include the projected income and expenses associated with such new Lease, as if the Tenant under such new Lease was in occupancy, provided that if such new Lease provides the Tenant with any free rent period at the beginning of the lease term, then such Lease shall not be included in any calculations until the Tenant is in occupancy and has commenced paying regular monthly rent. The calculation of Cash On Cash Limit Amount is also expressed by the following formula:

                      Adjusted Operating Cash Flow - [Nomura Loan balance] Loan balance = ----------------------------------------------------
                                     .105*

     * .115 after the first Loan Year

(25) "CASH ON CASH RETURN" means, as of the date of calculation, the quotient, expressed as a percentage, obtained by dividing (a) Adjusted Operating Cash Flow from all Properties which constitute Collateral or are owned by the Nomura Borrower on the calculation date, by (b) an amount equal to (i) the outstanding balance of the Loan on the calculation date (taking into account, in the case of a release of a Property, the application of the Release Payment or Nomura Payment, as applicable, to the outstanding Loan balance), plus (ii) the outstanding principal balance of the Nomura Loan on the calculation date (taking into account, in the case of a request to permit the release of a Nomura Property from the Nomura Loan Documents, the reduction in the amount of the Nomura Note resulting from such release). Lender agrees that calculations of Cash On Cash Return after the Closing Date will be performed in a manner reasonably consistent with the underwriting practices, procedures and policies which were followed by Lender in verifying satisfaction of the Cash On Cash Return closing condition contained in Part A of Schedule 2.1.

(26) "CHALLENGER ROAD GROUND LEASE" means that certain Lease of Sixth Redevelopment Parcel between the Village of Ridgefield Park and Hartz Mountain Industries, Inc. dated November 21, 1990; as assigned by Hartz Mountain Industries, Inc. to Samsung America, Inc. pursuant to Assignment and Assumption of Ground Lease dated November 21, 1990; as amended by First American to Sixth Redevelopment Parcel Lease between the Village of Ridgefield Park and Samsung America, Inc. dated June 14, 1993; as assigned (to the extent of a 50% undivided interest) by Samsung America, Inc. to Samsung Semiconductor, Inc. pursuant to an Assignment and Assumption of Lease dated September 1995; as amended by Second Amendment to Sixth Redevelopment Parcel Lease between the Village of Ridgefield Park and Samsung America, Inc. and Samsung Semiconductor, Inc. dated February 11, 1997; and as amended by Third Amendment to Sixth Redevelopment Parcel Lease between the Village of Ridgefield Park and Wellsford/Whitehall Holdings, L.L.C. dated December 22, 1998.

(27) "CHALLENGER ROAD PROPERTY" means the Property described in Exhibit "D-11" attached hereto.

(28) "CHARGES" means all federal, state, county, city, municipal, local, foreign or other governmental (including PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Properties, (ii) the Obligations, (iii) Borrower's or Nomura Borrower's employees, payroll, income or gross receipts, (iv) Borrower's or Nomura Borrower's ownership or use of any of the Properties, or (v) any other aspect of Borrower's or Nomura Borrower's business.

(29) "CHARGES ACCOUNT" has the meaning set forth in Section 3.4 hereof.

(30) "CLOSING DATE" means the date on which Lender makes the Initial Advance.

(31) "CODE" means the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

(32) "COLLATERAL" means the collateral covered by the Collateral Documents.

(33) "COLLATERAL ASSIGNMENT OF CONTRACTS" means each Collateral Assignment of Contracts, Licenses and Permits executed by Borrower (or, as to the Gateway Tower Property, the Gateway Tower Owner) in favor of Lender, in form and substance satisfactory to Lender.

(34) "COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT" means the Collateral Assignment of Interest Rate Cap Agreement executed by Borrower in favor of Lender, substantially in the form of Exhibit "C" hereto.

(35) "COLLATERAL DOCUMENTS" means the Collateral Assignments of Contracts, the Assignments of Leases, the Deeds of Trust, the Collateral Assignment of Interest Rate Cap Agreement, the Gateway Pledge Agreement, the WAH Pledge Agreement and any other deeds of trust, mortgages, security agreements, pledge agreements, financing statements or similar documents now or hereafter executed to secure (or perfect a security interest granted to secure) any or all of the Obligations.

(36) "COMPLETE TAKING" means a taking or condemnation by any competent Governmental Authority of the whole of any Property or so much thereof that the part not so taken or condemned cannot feasibly be used or reconverted for use as a building of the type and character existing immediately prior to such taking or condemnation.

(37) "CONTRACT RATE" has the meaning set forth in Section 2.2 hereof.


(38) "DEBT SERVICE  COVERAGE RATIO" means,  as of the date of  calculation,  the ratio  of (a)  Adjusted  Operating  Cash  Flow  from all  Properties  which constitute Collateral or are owned by the Nomura Borrower on the calculation date, to (b) Adjusted Annual Debt Service.

(39) "DEBT SERVICE COVERAGE RATIO LIMIT AMOUNT" means, (a) during the first Loan Year, as of the date of calculation, the Loan balance resulting in a 1.20 to 1.00 Debt Service Coverage Ratio, calculated by dividing (i) the difference obtained by subtracting (A) the annual debt service on the Nomura Loan from (B) the amount obtained by dividing (x) the amount of Adjusted Operating Cash Flow which would be used as of such date in calculating the Debt Service Coverage Ratio by (y) 1.20, by (ii) the Contract Rate (expressed as a decimal); (b) during the second Loan Year, as of the date of calculation, the Loan balance resulting in a 1.30 to 1.00 Debt Service Coverage Ratio, calculated by dividing (i) the difference obtained by subtracting (A) the annual debt service on the Nomura Loan from
     (B) the amount obtained by dividing (x) the amount of Adjusted Operating Cash Flow which would be used as of such date in calculating the Debt Service Coverage Ratio by (y) 1.30, by (ii) the Contract Rate (expressed as a decimal). For purposes of calculating the Debt Service Coverage Ratio Limit Amount in connection with Working Capital Advances for Tenant Improvements and/or Leasing Costs associated with a new Lease, the determination of the Adjusted Operating Cash Flow shall include the projected income and expenses associated with such new Lease, as if the Tenant under such new Lease was in occupancy, provided that if such new Lease provides the Tenant with any free rent period at the beginning of the lease term, then such Lease shall not be included in any calculations until the Tenant is in occupancy and has commenced paying regular monthly rent.. The calculation of Debt Service Coverage Ratio Limit Amount is also expressed by the following formula:

                Adjusted Operating Cash Flow - [Nomura Loan debt service] Loan balance = ---------------------------------------------------------
                                      1.2*

     Contract Rate (expressed as a decimal)

     * 1.3 after the first Loan Year

(40) "DEED OF TRUST" means each first priority deed of trust, mortgage and security agreement executed by Borrower (or, as to the Gateway Tower Property, the Gateway Tower Owner) in favor of Lender, creating a first priority lien against a Borrower Property, in form and substance satisfactory to Lender.

(41) "DEFAULT PROPERTY" has the meaning set forth in Section 10.1 hereof.


(42) "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable Laws, and (b) three percent (3%) per annum in excess of the Contract Rate.

(43) "DESIGNATED PROPERTY" means each of the following Properties: (a) the Property described in Schedule 1.1(A) as "Chatham Executive Center" (more particularly described in Exhibit "D-15" attached hereto, and (b) the Property described in Schedule 1.1(A) as "1800 Valley Road" (more particularly described in Exhibit "D-17" attached hereto.


(44) "DRAW EVENT" shall mean, with respect to any Tenant Deposit Letter of Credit, any event which, pursuant to the terms of such Tenant Deposit Letter of Credit or the terms of Lease for which such Tenant Deposit Letter of Credit was issued, entitles the beneficiary thereunder to draw thereon.

(45) "EARLY TERMINATION DATE" has the meaning set forth in Section 2.3 hereof.

(46) "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.1 hereof.

(47) "ENVIRONMENTAL  LIABILITIES AND COSTS" has the meaning set forth in Section
     4.1 hereof.

(48) "ENVIRONMENTAL SITE ASSESSMENT" means an environmental engineering report (Phase I and, when necessary or appropriate in Lender's judgment, Phase II) for each Property prepared by an engineer engaged by Lender at Borrower's expense, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about such Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

(49) "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

(50) "EVENT OF DEFAULT" has the meaning set forth in Section 10.1.

(51) "EXTENSION NOTICE" has the meaning set forth in Section 2.3 hereof.

(52) "FEDERAL RESERVE BOARD" has the meaning set forth in Section 6.14 hereof.

(53) "FISCAL YEAR" means the calendar year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year," unless Lender shall consent in writing to such changes.

(54) "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

(55) "GATEWAY  PLEDGE   AGREEMENT"  means  that  certain  Pledge  of  Membership
     Interests (WWG 401 North Washington LLC) of even date herewith, executed by Borrower in favor of Lender, in form and substance satisfactory to Lender.

(56) "GATEWAY TOWER GUARANTY" means that certain Guaranty of even date herewith executed by Gateway Tower Owner in favor of Lender in connection with the Loan.

(57) "GATEWAY TOWER HOLDBACK" means a holdback from the Initial Advance in the amount of $1,800,000.00.

(58) "GATEWAY TOWER OWNER" means WWG 401 North Washington LLC, a Delaware limited liability company.

(59) "GATEWAY TOWER PROPERTY" means the Property described in Exhibit "D-5".

(60) "GATEWAY TOWER RESERVE" has the meaning set forth in Section 2.9 hereof.

(61) "GECC" means General Electric Capital Corporation, a New York corporation.

(62) "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(63) "GROSS RECEIPTS" means, for any period, all rental and other cash income (other than any proceeds in respect of a Capital Transaction) actually received by, on behalf of, or for the account of Borrower or Nomura Borrower from any source in respect of the Properties, including rental receipts (including percentage rents and room charges) from Tenants, advance rentals or prepaid rents (but only to the extent not required to be segregated under any applicable Law), reimbursements from Tenants for their share of utilities, services and supplies and other operating expenses under Leases, Security Deposit forfeitures, proceeds from letters of credit or other credit enhancements (except to the extent applied to the Loan balance or to the items for which such credit enhancements were originally provided, as otherwise required in this Agreement), proceeds from rental or business interruption insurance, parking, concessions and vending fees, food and beverage income, laundry income, and furniture rentals, but excluding (a) Security Deposits made by Tenants until such deposits are applied by Borrower or Nomura Borrower pursuant to the applicable Lease,
     (b) capital contributions or loans made to Borrower by any of the members in Borrower, and (c) Advances under the Loan.

(64) "GUARANTEED INDEBTEDNESS" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

(65) "HAZARDOUS MATERIALS" has the meaning set forth in Section 4.1 hereof.

(66) "HAZARDOUS SUBSTANCES INDEMNITY AGREEMENT" means the hazardous substances indemnity agreement executed by Borrower, Gateway Tower Owner, WWPII and WWG in favor of Lender with respect to the Properties, in form and substance satisfactory to Lender.

(67) "HOLDBACKS" means, collectively, the Gateway Tower Holdback, the Mount Airy Holdback, the Nomura Holdback, the Shattuck Office Center Holdback and the other holdbacks (if any) from the Initial Advance which are described in Part D of Schedule 2.1 hereto.

(68) "IMPAIRED PROPERTY" has the meaning set forth in Section 8.17.

(69) "INDEBTEDNESS" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person, (d) all Capital Lease Obligations, (e) all Guaranteed Indebtedness, (f) all Indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (g) as to Borrower, the Obligations, (h) as to each Borrower Party, those Obligations for which such Borrower Party has agreed (under this Agreement or any other Loan Document executed by such Borrower Party) to be liable, and (i) all liabilities under Title IV of ERISA.

(70) "INDEMNIFICATION AGREEMENT" means the Indemnification Agreement of even date herewith executed by Wellsford, the Whitehall Parties, Whitehall Street Real Estate Limited Partnership VI, a Delaware limited partnership, Whitehall Street Real Estate Limited Partnership VIII, a Delaware limited partnership and Whitehall Street Real Estate Limited Partnership XII, a Delaware limited partnership, in favor of Lender, in form and substance satisfactory to Lender.

(71) "INDEMNITORS' NET WORTH" means the total "Net Worth" of all of the "Indemnitors" under the Indemnification Agreement, as defined therein.

(72) "INITIAL ADVANCE" means the initial Advance made by Lender to Borrower on the Closing Date in the maximum amount of $310,000,000.00, less the amount of the Holdbacks, for the purpose of refinancing the Properties and paying certain Loan closing costs.

(73) "INTEREST PAYMENT DATE" has the meaning set forth in Section 2.3 hereof.

(74) "IRC" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(75) "IRS" means the Internal Revenue Service, or any successor thereto.

(76) "JOINDER" means the Joinder attached hereto, executed by the Borrower Parties in favor of Lender, in form and substance satisfactory to Lender.

(77) "LAWS" means all federal, state and local laws, rules, regulations, ordinances and codes.

(78) "LEASE BUY OUT CONSIDERATION" means all amounts paid to Borrower by any tenant under a Lease as consideration for terminating such Lease prior to its stated expiration date.

(79) "LEASES" means all written rights to use any portion of any Property in which Borrower (or, as to the Nomura Properties, Nomura Borrower) is the lessor.

(80) "LEASING COSTS" means, with respect to any Property, leasing commissions payable to brokers, which are commercially reasonable and customary for the area where the Property is located. Leasing Costs may include leasing commissions payable to brokers who are Affiliates of Borrower, so long as the contractual arrangements with such Affiliates fully complies with
     Section 9.6(1)(b).

(81) "LENDER" means GECC and any future holder of all or any portion of the Note.

(82) "LIBOR RATE" means the U.S. Dollar rate listed on page 3750 (I.E., the LIBOR page) of the Telerate News Services titled "BRITISH BANKER ASSOCIATION INTEREST SETTLEMENT RATES" for a designated maturity of one (1) month determined as of 11:00 a.m. London Time on the second (2nd) full Eurodollar Business Day next preceding the first day of each month with respect to which interest is payable under the Loan (unless such date is not a Business Day in which event the next succeeding Eurodollar Business Day which is also a Business Day will be used). If the Telerate News Services (1) publishes more than one (1) such LIBOR Rate, the average of such rates shall apply, or (2) ceases to publish the LIBOR Rate, then the LIBOR Rate shall be determined from such substitute financial reporting service as Lender in its discretion shall determine. The term "EURODOLLAR BUSINESS DAY", shall mean any day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

(83) "LIEN" means any mortgage or deed of trust (including any Deed of Trust), pledge, hypothecation, assignment, deposit arrangement, lien, Charge that becomes a lien on real property, claim, security interest, easement or encumbrance, or preference, priority or other security agreement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable Law of any jurisdiction).

(84) "LOAN" means the loan to be made by Lender to Borrower under this Agreement up to the Maximum Loan Amount.

(85) "LOAN DOCUMENTS" means this Agreement, the Note, the Borrowing Date Certificate, the Collateral Documents, the Gateway Tower Guaranty, the Hazardous Substances Indemnity Agreement, the Agreement Regarding Asset Management, the Indemnification Agreement, the Nomura Consent and Estoppel, the Cash Management Agreement and all other agreements, instruments, documents and certificates evidencing, securing, governing or otherwise pertaining to the Loan.

(86) "LOAN YEAR" means the period between the Closing Date and June 30, 2002 for the first Loan Year and the period between each succeeding July 1 and June 30 until the Maturity Date.

(87) "MAJOR WORK" has the meaning set forth in Section 3.2 hereof.

(88) "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the assets, operations or financial condition of Borrower taken as a whole, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof and otherwise comply with the terms of this Agreement, (c) any Property individually or (d) Lender's Liens (individually or collectively) on the Collateral or the priority of any such Lien.

(89) "MATERIAL AGREEMENT" shall mean any material written or oral agreement, contract, commitment or understanding requiring payments, pledges, or performance executed or assumed by Borrower or Nomura Borrower in connection with the Properties (other than the Loan Documents) which provides for payments by Borrower or Nomura Borrower over the term of any such agreement, contract, commitment or understanding in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) and which is not cancelable by Borrower or Nomura Borrower upon sixty (60) days' or less notice without liability for further payment other than a nominal penalty and which is not assignable without consent of the other party thereto. For purposes of clarification, this term shall not include Leases currently in effect or entered into in accordance with the terms hereof.

(90) "MATERIAL LEASE" has the meaning set forth in Section 5.4 hereof.

(91) "MATURITY DATE" means the earliest of (a) June 30, 2004, as such date may be extended pursuant to the provisions of Section 2.3(3), (b) the Early Termination Date, or (c) any other date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

(92) "MAXIMUM LIABILITY" has the meaning set forth in the Joinder.

(93) "MAXIMUM LOAN AMOUNT" means $352,600,000.00

(94) "MAXIMUM WORKING CAPITAL AMOUNT" means $42,600,000.00

(95) "MOUNT AIRY HOLDBACK" means a holdback from the Initial Advance in the amount of $200,000.00.

(96) "NET CAPITAL  PROCEEDS" shall mean, with respect to a Capital  Transaction,
     (a) the cash proceeds (including cash equivalents) therefrom plus (b) the cash proceeds (including cash equivalents) of the disposition of any non-cash consideration, in each case received by or for the account of Borrower (or, as to the Nomura Properties, Nomura Borrower), less the ordinary and customary direct selling expenses incurred by Borrower (or, as to the Nomura Properties, Nomura Borrower) in connection with such Capital Transaction (including then customary brokerage commissions for assets similar to the affected Property), and, as to the Nomura Properties, less amounts payable to the Nomura Lender under the Nomura Loan Documents.

(97) "NOMURA BORROWER" means Wells Avenue Senior Holdings LLC, a Massachusetts limited liability company.

(98) "NOMURA CONSENT AND ESTOPPEL" means, collectively, (a) that certain Third Amendment to Loan Agreement and Consent of Lender executed by the Nomura Lender, the Nomura Borrower, Wells Avenue Holdings, and WASH Manager, and
     (b) that certain Estoppel Statement executed by the Nomura Lender in favor of Lender, each in form and substance satisfactory to Lender.

(99) "NOMURA HOLDBACK" means a holdback from the Initial Advance in the amount of $28,000,000.00.

(100)"NOMURA  LENDER"  means  LaSalle   National  Bank,  as  Trustee  for  Asset
     Securitization Corporation Commercial Mortgage Pass-Through Certificates Series 1997-D4.

(101)"NOMURA LOAN" means the loan to the Nomura Borrower in the principal amount of $69,000,000.00 evidenced by the Nomura Note and governed by the Nomura Loan Agreement and other Nomura Loan Documents.

(102)"NOMURA LOAN AGREEMENT" means that certain Loan Agreement dated as of December 31, 1996, by and between Nomura Borrower and Nomura Asset Capital Corporation, a Delaware corporation ("NACC") as amended by that certain First Amendment to Loan Agreement dated as of December 31, 1996, by and between Nomura Borrower and NACC, by that certain Second Amendment to Loan Agreement and Consent of Lender dated as of May 15, 1998, by and among Nomura Lender, Nomura Borrower, Wells Avenue Holdings and WASH Manager, and by that certain Third Amendment to Loan Agreement and Consent of Lender of even date herewith, by and among Nomura Lender, Nomura Borrower, Wells Avenue Holdings and WASH Manager, and as it may hereafter from time to time be amended or modified.

(103)"NOMURA LOAN DOCUMENTS" means, collectively, the Nomura Loan Agreement, the Nomura Note and the other "Loan Documents" described in the Nomura Loan Agreement.

(104)"NOMURA NOTE" means the "Note" described in the Nomura Loan Agreement, including any "Undefeased Note" as defined in the Nomura Loan Agreement.

(105) "NOMURA PAYMENT" has the meaning set forth in Section 2.5(2).

(106)"NOMURA PROPERTIES" means, collectively, the properties described in Exhibits "D-18" through "D-23" attached hereto, together with any real or personal property, fixtures, leases and other property or rights pertaining thereto.

(107)"NOTE" means the Promissory Note of even date herewith, in the stated principal amount of Three Hundred Fifty-Two Million Six Hundred Thousand and No/100 Dollars ($352,600,000.00) executed by Borrower, and payable to the order of Lender, in evidence of the Loan.

(108)"NOTICE OF ADDITIONAL ADVANCE" means a notice, substantially in the form of Exhibit "A" hereto, which Borrower shall deliver to Lender in connection with each requested Advance and which shall specify the requested date and amount of such Advance.

(109)"OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations for monetary amounts (whether such amounts are liquidated or determinable) owing by Borrower to Lender, and all present or future covenants and duties regarding such amounts, of any kind or nature, whether evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes all interest, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents.

(110)"OPERATING AGREEMENT" means that certain Amended and Restated Limited Liability Company Operating Agreement of Wellsford/Whitehall Holdings, L.L.C., dated as of July 16, 1998, executed by WWPII.

(111)"OPERATING  CASH FLOW" shall mean, for any period,  the excess,  if any, of
     (a) cumulative Gross Receipts from all Properties and from any other source of Borrower for the period in question (including from any interest rate cap or other hedging device) over (b) cumulative Operating Expenses (excluding debt service) for all Properties for such period.


(112)"OPERATING EXPENSES" shall mean, for any period, all ordinary, normal and necessary cash expenses directly or indirectly incurred by or for the account of Borrower (or, as to the Nomura Properties, Nomura Borrower) in respect of any Property as would be incurred by owners of assets similar to the Properties and which would be considered operating expenses under GAAP, including payments under the Challenger Road Ground Lease and any other ground leases (if any), repair and maintenance costs, Charges in respect of the Properties, litigation costs, fees paid to property managers and expenses properly reimbursable to the property managers and which would otherwise be an operating expense hereunder, including Reserves therefor; but excluding (a) any completed Capital Transactions and the expenses (including adjustments and prorations) incurred in any completed Capital Transaction, (b) any amounts in respect of the Asset Management Fee or any other fee, compensation or reimbursement payable to Asset Manager under the WWG Operating Agreement, or Asset Manager's or Borrower's managing member's overhead and operating expenses, (c) any item for which a Reserve has been previously established and considered an Operating Expense, and (d) any costs, fees or expenses related to or in connection with the negotiation or consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, it is understood and agreed that to the extent that any of the foregoing are funded out of the Loan, such expenses shall not be deemed to be Operating Expenses.

(113) "OTHER TAXES" has the meaning set forth in Section 8.10 hereof.

(114) "PARTIAL RELEASE NOTICE" has the meaning set forth in Section 2.4 hereof.

(115)"PERMITTED ENCUMBRANCES" means, with respect to the Nomura Properties, the "Permitted Encumbrances" as defined in the Nomura Loan Agreement, and, as to all other Properties, the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (b) workers', mechanics', or other similar liens on the Properties arising after the Closing Date in the ordinary course of business and securing indebtedness which can be realized by foreclosure on any Property and which (i) with respect to such Property shall not exceed $100,000 at any time outstanding, and (ii) with respect to all of the Properties shall not exceed, in the aggregate, $1,000,000 at any time outstanding, and which are being contested in good faith to the extent and in the manner expressly permitted under this Agreement; (c) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Borrower is a party; (d) any attachment or judgment Lien, provided that the judgment it secures shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay;
     (e) any additional permitted liens expressly allowed by any provision of the Loan Documents; (f) mechanics' liens, which are subordinate to the Lien of the applicable Deed of Trust, arising out of work performed by or materials furnished to or on behalf of Tenants for which Borrower is not indebted; (g) with respect to each Property, such exceptions to title as appear on Schedule B to the Title Policy delivered to and accepted by Lender with respect to such Property; and (h) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title and other similar title matters not, in any material respect, interfering with the operation, use or value of the property encumbered or affected (provided that the foregoing clause (h) shall in no way be deemed a waiver by Lender of, or otherwise operate to impair, any rights or remedies Lender may have under the Title Policies with respect to items described in such clause which are not excluded from coverage under such policies).

(116)"PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

(117)"PLAN" means, with respect to Borrower, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to, or has an obligation to contribute to on behalf of participants employed by Borrower.

(118)"POTENTIAL DEFAULT" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

(119)"PROPERTIES" means, collectively, the Borrower Properties and the Nomura Properties.

(120)"PROPERTY BASIS" means, with respect to a particular Property, the amount set forth opposite the reference to such Property in Schedule 1.1(B) hereto under the caption "Property Basis."

(121)"PROPERTY   DOCUMENTS"   has  the  meaning  set  forth  in  Section   6.22.

(122)"REFINANCE" means (i) a refinance of one or more Properties (whether by third party financing, additional capital contributions or otherwise), (ii) a sale or other transfer or conveyance of one or more Properties to an Affiliate of Borrower or any Borrower Party, or (iii) any combination of
     (i) or (ii) immediately above.

(123) "RELEASE" has the meaning set forth in Section 4.1 hereof.


(124) "RELEASE PAYMENT" has the meaning set forth in Section 2.4 hereof.

(125) "REMEDIAL ACTION" has the meaning set forth in Section 4.1 hereof.

(126)"RESERVES" means (a) any reserves required by the terms of the Loan Documents, (b) reserves for ordinary trade payables coming due within the next 30 day period, (c) reserves established by Borrower (or Nomura Borrower) and approved by Lender, for doubtful accounts, returns, allowances, contingent liabilities, Operating Expenses and the like, in each case as may be, or as may otherwise be required in accordance with GAAP, and (d) any reserves required by Nomura Lender under the Nomura Loan Documents.

(127)"SECURITY  DEPOSITS"  shall  have the  meaning  set  forth in  Section  5.6 hereof.

(128)"SHATTUCK OFFICE CENTER HOLDBACK" means a holdback from the Initial Advance in the amount of $7,088,000.00.


(129)"SHATTUCK OFFICE CENTER PROPERTY" means the Property described in Exhibit "D-2" attached hereto.

(130) "STATE" means the State of New York.

(131)"TAXES" has the meaning set forth in Section 8.10 hereof.

(132)"TENANT" means the tenant or lessee under any Lease or any other occupant of any Property pursuant to any legal right.

(133)"TENANT ALLOWANCES" means, with respect to Leases executed after the Closing Date (a) moving expenses of the Tenant not to exceed three dollars ($3.00) per square foot of rentable space to be leased by such Tenant under the Lease and/or (b) buyout payments to a Tenant to pay or reimburse such Tenant for amounts required to be paid to the landlord of the space which was leased and surrendered by such Tenant for terminating such lease prior to its stated expiration date, provided that such moving expenses and buyout payments are commercially reasonable and customary for the area in which the particular Property is located.

(134)"TENANT DEPOSIT LETTER OF CREDIT" shall mean each letter of credit provided by a Tenant as all or a portion of such Tenant's Security Deposit or as credit support for any of such Tenant's obligations under its Lease or with respect to its leased premises at a Borrower Property, as any such Tenant Deposit Letter of Credit may from time to time be supplemented, extended, amended, replaced or reissued.

(135)"TENANT IMPROVEMENTS" means (a) tenant improvements which are paid for by Borrower or reimbursed to Tenants in connection with Leases which are commercially reasonable and customary for the area in which the particular Property is located, including architect fees, general contractor fees, fees for permits and approvals of applicable Governmental Authorities, and other commercially reasonable and customary "soft" costs incurred in connection with such tenant improvements, and (b) Tenant Allowances.

(136)"TERM" means the period commencing as of the Closing Date and ending on the close of business on the Maturity Date.

(137)"TITLE COMPANY" means Commonwealth Land Title Insurance Company, or such other nationally recognized title insurance company as is reasonably approved by Lender.

(138)"TITLE POLICY" means with respect to each Borrower Property, an ALTA mortgagee's title insurance policy as more particularly described on
     Schedule 2.1 attached hereto.

(139)"WAH PLEDGE AGREEMENT" means that certain Pledge of Membership Interests (Wells Avenue Holdings L.L.C.) which shall be executed by Borrower in favor of Lender as a condition to the first Advance from the Nomura Holdback, in form and substance satisfactory to Lender.

(140)"WASH MANAGER" means WASH Manager L.L.C., a Delaware limited liability company.

(141)"WCPT" means Wellsford Commercial Properties Trust, a Maryland real estate investment trust.

(142)"WELLS AVENUE HOLDINGS" mean Wells Avenue Holdings L.L.C., a Delaware limited liability company.

(143) "WELLSFORD" means Wellsford Real Properties, Inc., a Maryland corporation.

(144)"WHITEHALL PARTIES" means, collectively, Whitehall Street Real Estate Limited Partnership V, a Delaware limited partnership, Whitehall Street Real Estate Limited Partnership VII, a Delaware limited partnership, and Whitehall Street Real Estate Limited Partnership XI, a Delaware limited partnership.

(145)"WHWEL" means WHWEL Real Estate Limited Partnership, a Delaware limited partnership.

(146) "WORK" has the meaning set forth in Section 3.2 hereof.

(147)"WORKING CAPITAL ADVANCE" means an Advance made by Lender to Borrower for the purpose of reimbursing Borrower for, or paying for, certain costs in respect of Capital Expenditures, Tenant Improvements and/or Leasing Costs.

(148)"WORKING CAPITAL ADVANCE ALLOCATION" means Forty-Two Million Six Hundred Thousand and No/100 Dollars ($42,600,000.00).

(149)"WORKING CAPITAL BUDGETS" means, for any Property, the budget approved by Lender setting forth the amount of Working Capital Advances allocated to pay Capital Expenditures, Tenant Improvements and Leasing Costs incurred in connection with such Property.

(150)"WP COMMERCIAL" means WP Commercial, L.L.C., a Delaware limited liability company.

(151)"WWG"  means   Wellsford/Whitehall   Group,   L.L.C.,  a  Delaware  limited
     liability company.

(152)"WWG OPERATING AGREEMENT" means that certain Limited Liability Company Operating Agreement of Wellsford/Whitehall Group, L.L.C., a Delaware limited liability company, dated as of May 28, 1999, by and among WHWEL, WCPT, WXI/WWG, W/WGH, and additional members set forth on Schedule 1 annexed thereto, as amended by that certain First Amendment to the Limited Liability Company Operating Agreement of Wellsford/Whitehall Group, L.L.C. dated as of December 21, 2000, by and among WHWEL, WCPT, WXI/WWG, W/WGH and WP Commercial.

(153)"W/WGH" means W/W Group Holdings, L.L.C., a Delaware limited liability company.

(154)"WWPII"  means  Wellsford/Whitehall   Properties  II,  L.L.C.,  a  Delaware
     limited liability company.


(155)"WXI/WWG" means WXI/WWG Realty, L.L.C., a Delaware limited liability company.

                                    ARTICLE 2

                                   LOAN TERMS

SECTION 1.2 THE LOAN ADVANCES.

(1) PURPOSES. Lender agrees to make to Borrower the Loan, to be funded in one or more Advances and repaid in accordance with this Agreement, for the following purposes: (a) to finance or refinance the Properties and repay certain existing indebtedness and return a portion of Borrower's equity and to pay certain Loan closing costs; and (b) to fund Working Capital Advances.

(2) AMOUNTS. The aggregate amount of all Advances on a cumulative basis shall not exceed the Maximum Loan Amount. In addition, the aggregate amount of all Working Capital Advances, on a cumulative basis, shall not exceed the Working Capital Advance Allocation.

(3) FREQUENCY. Advances shall not be made more frequently than once per calendar month.

(4) INITIAL ADVANCE. Provided Borrower has satisfied all terms and conditions described in Part A of Schedule 2.1 hereto, Lender shall disburse the Initial Advance on the Closing Date as follows:

(1) An amount equal to the commitment fee owing to Lender, plus the amount to be held by Lender in the Gateway Tower Reserve, plus all other sums owing to Lender described in Part A of Schedule 2.1 hereto, shall be disbursed to Lender in payment of such sums; and

(2) The amount specified in Lender's loan funding statement or escrow and recording instructions shall be disbursed by wire transfer to the Title Company for credit to the escrow established to consummate the Loan closing, and shall be disbursed by the Title Company in accordance with Lender's escrow and recording instructions (i) to repay certain indebtedness secured by the Borrower Properties and to pay Loan closing costs, and (ii) to Borrower (or as otherwise requested by Borrower), in accordance with Borrower's escrow instructions to the Title Company.

(5) WORKING CAPITAL ADVANCES. Lender shall make Working Capital Advances to Borrower subject to and in accordance with the following terms and conditions:

(1) Working Capital Advances for each Property shall be made in accordance with the allocations set forth in the Working Capital Budget for such Property. The Working Capital Budgets for the Properties are set forth in Schedule 2.1(5) hereto. Unless Lender otherwise consents in writing, Borrower shall not, on a cumulative, aggregate basis, reallocate more than five percent (5.0%) of the Loan funds among categories within a Working Capital Budget. Subject to Lender's prior written consent in each instance, Borrower may reallocate demonstrated surplus Loan funds (i) among categories within any Working Capital Budget (except that such consent is not required to the extent such reallocation is permitted under the immediately preceding sentence), or (ii) subject to subparagraph (g)(iii) below, under any Working Capital Budget to the Working Capital Budget of one or more other Properties (whether such reallocation is requested in connection with a sale of a Property, or otherwise).

(2) Unless Lender otherwise consents in writing, the Capital Expenditures for which Working Capital Advances are available shall be limited to those Capital Expenditures set forth in the two-year capital budget for the Properties approved by Lender as a condition to the Initial Advance.

(3) As to each Working Capital Advance, Borrower shall have satisfied the terms and conditions set forth in Parts B and C of Schedule 2.1 hereto.

(4) The amount of each Working Capital Advance shall in no event exceed the least of:


(1) an amount which, when added to the aggregate amount of all prior Working Capital Advances, equals the Working Capital Advance Allocation;

(2) subject to paragraph (e) below, an amount which, when added to the Loan balance and all undisbursed Loan funds allocated to the Mount Airy Holdback and the Gateway Tower Holdback, is equal to the lesser of (A) the Cash On Cash Limit Amount and (B) the Debt Service Coverage Ratio Limit Amount;

(3) eighty percent (80%) of the actual costs incurred by Borrower or the Nomura Borrower in respect of the Tenant Improvements, Leasing Costs or Capital Expenditures for which such Advance is requested.

     In no event shall any Working Capital Advance be used to pay or reimburse Borrower for any commissions, fees, expenses or costs charged by or to be paid for services rendered by Borrower or the Nomura Borrower, or Affiliates of either of them, unless, as to such Affiliates only, the contractual arrangements with such Affiliates fully comply with Section 9.6(1)(b).

(5) Each Working Capital Advance shall be in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000).

(6) No Working Capital Advances may be made for any Property until Borrower has complied with Section 8.15 with respect to the Initial Advance. In addition, each Working Capital Advance shall be covered by an interest rate cap agreement in accordance with Section 8.15 below.

(7) As to any Working Capital Advance for a Nomura Property, the following additional conditions shall apply:

(1) The Borrower shall have received at least one Advance from the Nomura Holdback;

(2) If the requested Advance is for Tenant Improvements and/or Leasing Costs, the Nomura Borrower shall have fully exhausted the "Rollover Reserve Fund" (as defined in the Nomura Loan Agreement), provided that the foregoing shall not prohibit Borrower from requesting the Advance concurrently with the Nomura Borrower's request of such funds from the Nomura Lender (so that the Advance is made at substantially the same time, but not before, such funds are exhausted);

(3) If the requested Advance is for Capital Expenditures, the Nomura Borrower shall have fully exhausted the "Capital Reserve Fund" (as defined in the Nomura Loan Agreement), provided that the foregoing shall not prohibit Borrower from requesting the Advance concurrently with the Nomura Borrower's request of such funds from the Nomura Lender (so that the Advance is made at substantially the same time, but not before, such funds are exhausted); and


(4) The Nomura Properties shall have maintained (or exceeded) the "Manager Termination Ratio" (as described in the Nomura Loan Agreement) as of each of the three (3) "DSCR Determination Dates" (as defined in the Nomura Loan Agreement) immediately preceding the date of the requested Advance, and Borrower shall have delivered to Lender copies of the evidence delivered to the Nomura Lender (pursuant to Section 9.5 of the Nomura Loan Agreement) that the Nomura Properties have met or exceeded such ratio as of each such date. Alternatively, Borrower shall have delivered to Lender an estoppel from the Nomura Lender stating that to the knowledge of the Nomura Lender (or of the servicer of the Nomura Loan), the Nomura Borrower is not in default under the Nomura Loan.

(8) As to any Working Capital Advance for the Shattuck Office Center Property, the Borrower shall have received the Advance of the Shattuck Office Center Holdback.

(9) Except as provided below in this paragraph (i), Lender shall have no obligation to make any Working Capital Advances after the end of second Loan Year, and any undisbursed Working Capital Allocation shall be canceled as of the last day of the second Loan Year. If Borrower enters into a Lease in accordance with the terms and conditions of this Agreement prior to the end of the second Loan Year, then Borrower may obtain Working Capital Advances for Leasing Costs and Tenant Improvements associated with such Lease after the second Loan Year, provided that Borrower otherwise satisfies all conditions set forth in this Agreement to such Advances and in no event shall Lender be obligated to make any Advance with respect to such a Lease after the end of the sixth month of the third Loan Year.

(6) HOLDBACK ADVANCES. Lender shall make Advances from the Holdbacks to Borrower provided that, as to each such Advance:

(1) Borrower shall have satisfied the terms and conditions set forth in Part B of Schedule 2.1 hereto;

(2) Borrower shall have satisfied the additional disbursement conditions applicable to the Holdback from which such Advance is requested, as set forth in Part D of Schedule 2.1 hereto; and

(3) Each Advance from a Holdback shall be covered by an interest rate cap agreement in accordance with Section 8.15 below.

(7) TIMING OF ADDITIONAL ADVANCES. Each Advance following the Initial Advance shall be made no later than 5:00 p.m. (New York City time) on the fifth
     (5th) Business Day after receipt by Lender of a Notice of Additional Advance for the requested Advance and satisfaction of all conditions to making such Advance (as specified in this Section 2.1 and in Schedule 2.1 hereof).


(8) NO REVOLVING ADVANCES. The Loan is not a revolving credit loan, and Borrower is not entitled to any readvances of any portion of the Loan which it may (or is otherwise required to) prepay pursuant to the provisions of this Agreement.

SECTION 1.3 INTEREST RATE; LATE CHARGE.

(1) CONTRACT RATE. The outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) shall bear interest at a rate of interest equal to two hundred ninety (290) basis points in excess of the LIBOR Rate (the "CONTRACT RATE").

(2) COMPUTATION OF INTEREST. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the Initial Advance or the date on which the immediately preceding payment was due.

(3)  LATE  CHARGE.  If  Borrower  fails to pay any  installment  of  interest or principal within five (5) days after the date on which the same is due (other than the payment due on the Maturity Date), Borrower shall pay to Lender a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to two percent (2%) of such amount, notwithstanding the date on which such payment is actually paid to Lender; provided, however, that if any court of competent jurisdiction determines that such delinquency charge under this Section 2.2(3) is not liquidated damages for such delinquency (as contemplated by Borrower and Lender), and is deemed to be interest in excess of the maximum amount of interest allowed by applicable Law, the amount actually collected by Lender in excess of such lawful amount shall be applied in accordance with the provisions of Section
     11.3 hereof. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

SECTION 1.4 TERMS OF PAYMENT. The Loan shall be payable as follows:

(1) INTEREST. Commencing on August 1, 2001, Borrower shall pay interest in arrears on the first Business Day of each month (the "INTEREST PAYMENT DATE") until the Maturity Date, when all amounts secured by and outstanding under the Loan Documents shall be paid in full.

(2) PRINCIPAL AMORTIZATION. During the initial Term, the Loan shall be an interest-only loan and Borrower shall not be required to make any regularly scheduled principal amortization payments. If the Term is extended for one or both of the 12-month periods contemplated by Section 2.3(3) below (each, an "EXTENSION PERIOD"), then commencing on August 1, 2004, and continuing on each Interest Payment Date thereafter until all Obligations are paid in full, Borrower shall make monthly principal amortization payments in accordance with this Section 2.3(2), which payments shall be applied to the outstanding principal balance of the Loan. For each Extension Period, Lender shall calculate the total amount of principal payments payable for such Extension Period based upon a 25-year amortization schedule, an amortization period which begins on July 1, 2004, a fixed interest rate equal to the Contract Rate in effect as of July 1 of such Extension Period, and the outstanding principal balance of the Loan as of July 1 of such Extension Period. The amount of the monthly principal amortization payment for a given Extension Period shall be the amount determined by dividing the aggregate amount of all monthly principal amortization payments payable for such Extension Period (calculated as set forth above) by twelve (12). The foregoing notwithstanding, upon application of any Release Payment to the Loan balance or any other prepayment of the Loan (other than the amortization payments required by this Section 2.3(2)), Lender shall recalculate the amount of the monthly principal amortization payments owing for the remainder of the then current Extension Period, based upon the new Loan balance and the Contract Rate then in effect, and such revised principal amortization payment shall be due commencing on the first Interest Payment Date occurring after the date the Release Payment is made.

(3) MATURITY. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents. Subject to the provisions of this paragraph, Borrower, at its option, may extend the Term for two (2) 12-month periods, by giving written notice (the "EXTENSION NOTICE") to Lender of Borrower's election to obtain each such extension not less than sixty (60) days prior to the expiration of the original Term or the first extension period, as applicable. If Borrower elects to so extend the Term, all of the other terms and conditions of this Agreement and the other Loan Documents shall remain in full force and effect and unmodified except that all undisbursed Loan funds not previously canceled (if any) shall be canceled as of the original Maturity Date and Borrower shall have no further right to extend the Term after the second extension. Borrower's right to extend the Term is subject to the satisfaction of each of the following conditions as to each extension:

(1) No Event of Default has occurred and is continuing on the date on which Borrower gives Lender the Extension Notice and on the last day of the then existing Term;

(2) The Cash On Cash Return equals or exceeds thirteen percent (13.0%), and (b) the Debt Service Coverage Ratio equals or exceeds 1.35 to 1.00; provided, however, that if, based on the outstanding Loan balance as of the date of calculation, Borrower fails to satisfy the foregoing Cash On Cash Return and/or Debt Service Coverage Ratio condition(s), Borrower may satisfy such condition(s) by paying down the outstanding Loan balance to an amount which would result in such condition(s) being satisfied;

(3) Borrower shall have paid to Lender an extension fee (for each such extension) equal to one-quarter of one percent (0.25%) of the outstanding principal balance of the Loan (it being the parties' understanding and agreement that any portion of the Maximum Loan Amount which is undisbursed as of the end of the initial Term shall be canceled and no longer available for disbursement);

(4) Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that Borrower has an interest rate cap agreement in place which complies with Section 8.15 (and will comply therewith throughout such extension);

(5) Borrower shall have provided Lender (at Borrower's expense) updated environmental reports and engineering reports for each of the Properties, in form and substance satisfactory Lender;

(6) Borrower shall execute and deliver such other instruments, certificates, opinions of counsel and documentation as Lender shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Lender by the Loan Documents, including any amendments, modifications or supplements to any of the Loan Documents, endorsements to Title Policies and, if required by Lender, estoppel and other certificates; and

(7) Borrower shall pay for any and all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Lender in connection with or arising out of the extension of the Term.

(4) PREPAYMENT. Except as provided below, at any time during the Term, upon not less than ten (10) days' prior written notice to Lender, Borrower may prepay the Loan in whole or in part without premium or penalty, provided that each such prepayment shall be accompanied by the payment of accrued and unpaid interest on the principal amount being prepaid, through the date of prepayment, and any other costs or expenses which are payable to Lender in accordance with the terms hereof or any other Loan Document. The foregoing notwithstanding, during the first Loan Year prepayment (in whole or in part) shall only be permitted in connection with a sale or other transfer of a Property to a Person which is not an Affiliate of Borrower or of any Borrower Party. From and after the beginning of the second Loan Year, Loan shall be closed to partial prepayment from a Refinance (including a Refinance of any or all of the Nomura Properties). A prepayment premium equal to two percent (2.0%) of the outstanding principal balance of the Loan shall be payable if an Event of Default occurs and the Loan is accelerated prior to the commencement of the second Loan Year. Borrower acknowledges that the prepayment premium required by this Section 2.3(4) constitutes partial compensation to Lender for the costs of reinvesting the Loan proceeds and for loss of the contracted rate of return on the Loan. Furthermore, Borrower acknowledges that the loss that may be sustained by Lender as a result of such prepayment by Borrower is not susceptible of precise calculation and the prepayment premium represents the good faith effort of Borrower and Lender to compensate Lender for such loss. Borrower confirms that Lender's agreement to make the Loan at the interest rate and on the other terms set forth herein constitutes adequate and valuable consideration, given individual weight by Borrower, for the prepayment provision set forth in this Section.

(5) EARLY LOAN ACCELERATION. Notwithstanding anything to the contrary contained in this Agreement, if at any time the outstanding principal balance of the Loan is less than Thirty-Five Million Dollars ($35,000,000), Lender shall have the right to accelerate the Loan, whereupon all amounts due under the Loan Documents shall become due and payable without any penalty or premium on the date which is ninety (90) days (the "EARLY TERMINATION DATE") after the date that Lender provides Borrower with notice of its intent to accelerate the Loan pursuant to the provisions of this paragraph; provided that Borrower shall have the right to repay the Loan without penalty or premium (including the premium contemplated in Section 2.3(4) above, if payable) on any earlier date after Borrower's receipt of such notice.
     Borrower shall pay to Lender, in immediately available funds, all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents as of the Early Termination Date (or as of such earlier date on which Borrower elects to repay the Loan, as permitted in this paragraph).

(6) APPLICATION OF PAYMENTS. All payments received by Lender under the Loan Documents shall be applied: first, to any fees and expenses due to Lender under the Loan Documents; second, to any Default Rate interest or late charges; third, to accrued and unpaid interest; and fourth, to the principal sum and other amounts owing under the Loan Documents.

(7) LENDER ADVANCES TO COVER BORROWER'S PAYMENTS. Lender is authorized to, and at is sole option may, make advances on behalf of Borrower for payment of all fees, expenses, charges, costs, principal, interest and other sums incurred or payable by Borrower hereunder when and as Borrower fails to promptly pay any such amounts (after any applicable grace period). To the extent permitted by Law, any such advances made by Lender shall be added to the Obligations, shall bear interest from the date advanced until paid at the Default Rate and shall be secured by the Collateral.

(8) RECEIPT OF PAYMENTS. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to Lender's depository bank in the United States as designated by Lender from time to time for deposit in Lender's depositary account. For purposes only of computing interest hereunder, all payments shall be applied by Lender to the Loan on the date payment has been credited by Lender's depository bank to Lender's account in immediately available funds.

SECTION  1.5  COLLATERAL;  RELEASES  OF  COLLATERAL.  The  Loan  and  all  other
Obligations (other than Borrower's Obligations under the Hazardous Substances Indemnity Agreement) shall be secured by the Collateral. Except as expressly set forth below in this Section, Lender shall have no obligation to release any of the Collateral until all Obligations have been paid and performed in full and all obligations of Lender under this Agreement and the other Loan Documents have terminated. Borrower shall be entitled to obtain the release of a Borrower Property from the Lien of the Loan Documents in connection with a Capital Transaction (excluding a Capital Transaction consisting of an event giving rise to an insurance recovery or condemnation award in excess of repair/restoration costs), provided that all of the following conditions are satisfied:

(1) Borrower provides Lender with reasonable prior written notice (the "PARTIAL RELEASE NOTICE") of the proposed release together with copies of any documents which Borrower requests that Lender execute in connection with such proposed release.

(2) Concurrently with Lender's release of the Property, Borrower shall pay to Lender an amount (the "RELEASE Payment") determined as follows:

(1) if the release occurs during the first Loan Year, the Release Payment shall be the greater of (i) one hundred twenty percent (120%) of the Adjusted Loan Basis of the Property to be released, and (ii) the minimum amount which, when applied to the outstanding principal balance of the Loan, would result in a Cash On Cash Return of at least ten and one-half percent (10.5%) and a Debt Service Coverage Ratio of at least 1.20 to 1.0;

(2) if the release occurs during the second Loan Year, the Release Payment shall be the greater of (i) one hundred twenty percent (120%) of the Adjusted Loan Basis of the Property to be released, and (ii) the minimum amount which, when applied to the outstanding principal balance of the Loan, would result in a Cash On Cash Return of at least eleven percent (11%) and a Debt Service Coverage Ratio of at least 1.25 to 1.0;

(3) if the release occurs after the second Loan Year, the Release Payment shall be the greater of (i) one hundred twenty percent (120%) of the Adjusted Loan Basis of the Property to be released, and (ii) the minimum amount which, when applied to the outstanding principal balance of the Loan, would result in a Cash On Cash Return of at least eleven and one-half percent (11.5%) and a Debt Service Coverage Ratio of at least 1.30 to 1.0;

(4) notwithstanding subparagraphs (a), (b) and (c) above, the Release Payment shall be equal to one hundred fifteen percent (115%) of the Adjusted Loan Basis of the Property to be released if, after giving effect to the proposed release, the Cash On Cash Return is at least twelve percent (12%) and the Debt Service Coverage Ratio is at least 1.30 to 1.0;

(5) notwithstanding subparagraphs (a), (b), (c) and (d) above, if the Property to be released is a Designated Property, the Release Payment shall be equal to one hundred five percent (105%) of the Adjusted Loan Basis of the Designated Property to be released if (i) the release occurs (and the Release Payment is paid) within the first six (6) months after the Closing Date, and (ii) after giving effect to the proposed release, (A) the aggregate amount of Release Payments paid with respect to Designated Properties is less than $50,000,000, (B) the Cash On Cash Return is at least ten and one-half percent (10.5%), and (C) the Debt Service Coverage Ratio is at least 1.20 to 1.0;

provided, however, if the release involves an Impaired Property or a Default Property (pursuant to Borrower's rights to obtain a release of such Property set forth elsewhere in this Agreement), then the Release Payment shall be equal to the Adjusted Loan Basis of such Property. Notwithstanding the foregoing, in no event shall the Release Payment for any Property exceed the then outstanding Obligations.

(3) No release shall be permitted (except in connection with the full repayment of the Loan and termination of Lender's obligations under the Loan Documents) if, after giving effect to such release, either of the following circumstances exist:

(1)  all of the Borrower Properties have been released; or

(2) the outstanding balance of the Loan is less than $100,000,000 and the Cash On Cash Return is less than twelve percent (12%); provided, however, that if Borrower fails to satisfy the foregoing Cash On Cash Return condition, then Borrower may satisfy such condition by paying down (concurrently with such release) the outstanding Loan balance to an amount which would result in such Cash On Cash Return condition being satisfied.

(4) Except as provided in this paragraph, no Event of Default has occurred and is continuing on the date on which Borrower gives Lender the Partial
     Release Notice and on the date of delivery of the release; provided, however, if the Property to be released is a Default Property and the only Event of Default which exists is the Event of Default which caused such Property to be designated as a Default Property (and which arises from the occurrence of a breach, default, failure of condition or other event for which no cure period is provided), then this condition shall be waived so long as the Default Property is released within 10 days of notice from Lender, as required in the last paragraph of Section 10.1. In addition, Lender shall release a Property which is the subject of a Complete Taking notwithstanding the existence of an Event of Default, if and only if (a) Borrower has otherwise satisfied the conditions set forth in this Section
     2.4 to the release of such Property, and (b) Borrower pays to Lender, as the Release Payment for such Property, an amount equal to 100% of the Net Capital Proceeds from the Complete Taking (it being understood by the parties that if no Event of Default exists, the amount to be paid by Borrower shall be the Release Payment as determined in accordance with paragraph (2) above).

(5) Borrower shall execute and deliver such other instruments, certificates, opinions of counsel and documentation as Lender shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Lender by the Loan Documents, including any amendments, modifications or supplements to any of the Loan Documents and partial release endorsements to the existing Title Policies.

(6) Borrower shall pay for any and all reasonable out-of-pocket costs and expenses incurred in connection with any proposed release, including reasonable attorneys' fees and disbursements and all title insurance premiums for any endorsements to any existing Title Policies reasonably required by Lender in connection with such proposed release.

(7) Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that all amounts owing to any parties in connection with the transaction relating to the proposed release have been paid in full, or are simultaneously paid in full at closing, or adequate Reserves therefor are established by Borrower in cash with respect to contingent or other liabilities that may arise out of such transaction.


(8) Unless the proposed release will repay the Loan in full (and terminate all of Lender's obligations hereunder), or the proposed release involves an Impaired Property or a Default Property, the release shall be in connection with a sale or other transfer of the Property to a Person which is not an Affiliate of Borrower or of any Borrower Party. If the proposed release involves an Impaired Property or a Default Property, then concurrently with the release Borrower shall transfer the Property to an entity which may be related to Borrower, so long as Borrower is not directly or indirectly liable on a recourse basis for any of such entity's indebtedness or obligations to any Person.

SECTION 1.6 RELEASES OF NOMURA PROPERTIES. Borrower shall not permit or give its consent or approval to any Capital Transaction (excluding a Capital Transaction consisting of an event giving rise to an insurance recovery or condemnation award in excess of repair/restoration costs) or other event, including any defeasance of any or all of the Nomura Loan, which results in the release of any of the Nomura Properties from the Lien of the Nomura Loan Documents, unless all of the following conditions are satisfied:

(1) Borrower provides Lender with reasonable prior written notice (the "NOMURA RELEASE NOTICE") of the proposed release.

(2) Concurrently with the consummation of the release, Borrower shall pay to Lender an amount (the "NOMURA Payment") determined as follows:

(1) If the release occurs during the first Loan Year, the Nomura Payment shall be the greater of (i) one hundred ten percent (110%) of the Adjusted Loan Basis of the subject Nomura Property, and (ii) the minimum amount which, when applied to the outstanding principal balance of the Loan, would result in a Cash On Cash Return of at least ten and one-half percent (10.5%) and a Debt Service Coverage Ratio of at least 1.20 to 1.0.

(2) If the release occurs during the second Loan Year, the Nomura Payment shall be the greater of (i) one hundred ten percent (110%) of the Adjusted Loan Basis of the subject Nomura Property, and (ii) the minimum amount which, when applied to the outstanding principal balance of the Loan, would result in a Cash On Cash Return of at least eleven percent (11%) and a Debt Service Coverage Ratio of at least 1.25 to 1.0.

(3) If the release occurs after the second Loan Year, the Nomura Payment shall be the greater of (i) one hundred ten percent (110%) of the Adjusted Loan Basis of the subject Nomura Property, and (ii) the minimum amount which, when applied to the outstanding principal balance of the Loan (after application of the Nomura Payment to the Loan balance) would result in a Cash On Cash Return of at least eleven and one-half percent (11.5%) and a Debt Service Coverage Ratio of at least 1.30 to 1.0.

(4) Notwithstanding subparagraphs (a), (b) and (c) above, the Nomura Payment for the final Nomura Property to be released shall include, in addition to the applicable amount set forth in subparagraphs (a), (b) or (c) above, an amount equal to the difference between (i) the aggregate amount of Nomura Payments made with respect to all Nomura Properties (including the amount of such payment for the final Nomura Property, calculated in accordance with subparagraph (a), (b) or (c) above, as applicable), except for any Nomura Properties excluded by the next sentence of this subparagraph, and
     (ii) the aggregate amount of the Nomura Payments which would have been made with respect to all Nomura Properties (except for any Nomura Properties excluded by the next sentence of this subparagraph) if the percentage in clause (i) of subparagraphs (a), (b) and (c) above had been one hundred twenty percent (120%) instead of 110%; provided, however, that the foregoing 120% amount shall be changed to 115% for any Nomura Property if, at the time of (and after giving effect to) the release of such Nomura Property, the Cash On Cash Return was at least twelve percent (12%) and the Debt Service Coverage Ratio was at least 1.30 to 1.0. The foregoing calculation shall exclude (and no additional amounts shall be due upon the release of the final Nomura Property with respect to) any Nomura Property, other than the last remaining Nomura Property, released as an Impaired Property, a Default Property or a Property which is the subject of a Complete Taking and is released while an Event of Default exists (in accordance with paragraph (4) below).

(5) Notwithstanding subparagraphs (a), (b) and (c) above, but subject to subparagraph (d), if the release involves a Nomura Property which is an Impaired Property or a Default Property, then the Nomura Payment shall be equal to the Adjusted Loan Basis of such Property (plus, if the Property is the last remaining Nomura Property to be released, such additional amount, if any, as is payable pursuant to subparagraph (d) above).

(6) Notwithstanding any of the foregoing (including subparagraph (d) above), in no event shall the Nomura Payment for any Nomura Property exceed the then outstanding Obligations.

(3) No such release shall be permitted if, after giving effect to such release, the outstanding balance of the Loan is less than $100,000,000 and the Cash On Cash Return is less than twelve percent (12%); provided, however, that if Borrower fails to satisfy the foregoing Cash On Cash Return condition, then Borrower may satisfy such condition by paying down the outstanding Loan balance to an amount which would result in such Cash On Cash Return condition being satisfied.

(4) Except as provided in this paragraph, no Event of Default has occurred and is continuing on the date on which Borrower gives Lender the Nomura Release Notice and on the date the release is closed; provided, however, if the subject Nomura Property is a Default Property and the only Event of Default which exists is the Event of Default which caused such Property to be designated as a Default Property (and which arises from the occurrence of a breach, default, failure of condition or other event for which no cure period is provided), then this condition shall be waived so long as the release involving the Default Property is consummated within 10 days of notice from Lender, as required in the last paragraph of Section 10.1. In addition, Lender shall permit a transaction involving a Complete Taking of a Nomura Property notwithstanding the existence of an Event of Default, if and only if (a) Borrower has otherwise satisfied the conditions set forth in this Section 2.5 to the consummation of the proposed release, and (b) Borrower pays to Lender, as the Nomura Payment for such Property, an amount equal to 100% of the Net Capital Proceeds from the Complete Taking plus (if such Property is the last remaining Nomura Property to be released) any additional amount payable pursuant to subparagraph (1)(d) above (it being understood by the parties that if no Event of Default exists, the amount to be paid by Borrower shall be the Nomura Payment as determined in accordance with paragraph (2) above).

(5) Borrower shall execute and deliver such other instruments, certificates, opinions of counsel and documentation as Lender shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Lender by the Loan Documents, including any amendments, modifications or supplements to any of the Loan Documents.

(6) Borrower shall pay for any and all reasonable out-of-pocket costs and expenses incurred by Lender in connection with any proposed release including reasonable attorneys' fees and disbursements.

(7) Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that all amounts owing to any parties in connection with the proposed release have been paid in full, or are simultaneously paid in full at closing, or adequate Reserves therefor are established by Borrower or the Nomura Borrower in cash with respect to contingent or other liabilities that may arise out of such transaction.

(8) Unless the proposed release will repay the Loan in full (and terminate all of Lender's obligations hereunder), or the proposed release involves an Impaired Property or a Default Property, the release shall consist of a sale or other transfer of the Nomura Property to a Person which is not an Affiliate of Borrower, of the Nomura Borrower or of any Borrower Party. If the proposed release involves an Impaired Property or a Default Property, then concurrently with the closing of the release Borrower shall cause the Nomura Borrower to transfer the Property to an entity which may be related to the Nomura Borrower, so long as neither the Nomura Borrower nor Borrower is directly or indirectly liable on a recourse basis for any of such entity's indebtedness or obligations to any Person.

SECTION 1.7 ADJUSTMENTS TO ADJUSTED LOAN BASIS. The Adjusted Loan Basis for each Property shall be increased dollar for dollar for Working Capital Advances and other Advances which relate directly to such Property. The Adjusted Loan Basis for each Property shall be decreased dollar for dollar for prepayments of principal which relate directly to such Property (e.g., casualty or condemnation proceeds, or a Release Payment or Nomura Payment) and any prepayment proceeds in excess of the Adjusted Loan Basis (e.g., the excess portion of the Release Payment or Nomura Payment for any specific Property) and any other prepayment of principal not directly related to a specific Property shall be allocated by Lender among the Properties, on a pro rata basis, in accordance with each Property's Adjusted Loan Basis.

SECTION 1.8 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

(1) If Lender shall determine that any new applicable Law adopted after the Closing Date regarding capital adequacy, or any change after the Closing Date in any existing Law, or any change after the Closing Date in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder or credit extended by it hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance by an amount deemed by Lender to be material, then from time to time as promptly specified by Lender in writing, Borrower shall pay such additional amount or amounts as will compensate Lender for such reduction; provided that Borrower shall not be required to pay any amounts pursuant to this paragraph (1) to a subsequent holder of the Note to the extent that such amounts would not have been payable had GECC continued to hold the Note.

(2) Upon the occurrence of any of the events set forth in paragraph (1) above, Lender shall promptly notify Borrower in writing of the occurrence of such event. If requested by Borrower, in connection with any demand for payment pursuant to this Section, Lender shall provide to Borrower a summary setting forth in reasonable detail the basis for such demand, the amount required to be paid by Borrower to Lender and the computations made by Lender to determine such amount (which computations shall be deemed conclusive absent manifest error).

SECTION 1.9 APPLICATION OF NOMURA PROVISIONS PRIOR TO FIRST ADVANCE FROM NOMURA HOLDBACK. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, unless and until Lender makes an Advance from the Nomura Holdback, (1) a breach or default of any representation, warranty, covenant or agreement in any Loan Document regarding the Nomura Loan, the Nomura Properties, the Nomura Borrower and/or the Nomura Loan Documents shall not constitute a Potential Default or Event of Default, and (2) for purposes of calculating Adjusted Annual Debt Service, Adjusted Operating Cash Flow, Cash On Cash Limit Amount, Cash On Cash Return, Debt Service Coverage Ratio and Debt Service Coverage Ratio Limit Amount, the parties hereto shall disregard (as applicable for each calculation) debt service on the Nomura Loan, the principal balance of the Nomura Loan, Gross Receipts from the Nomura Properties and/or Operating Expenses from Nomura Properties; provided, however, that it shall be a condition precedent to the first Advance from the Nomura Holdback that (a) all representations and warranties under the Loan Documents regarding the Nomura Loan, the Nomura Properties, the Nomura Borrower and/or the Nomura Loan Documents be true and correct as of the date of such Advance, (b) no breach or default shall exist under any covenant or agreement regarding the Nomura Loan, the Nomura Properties, the Nomura Borrower and/or the Nomura Loan Documents contained in the Loan Documents, and (c) in determining whether Borrower satisfies the applicable Cash On Cash Return and Debt Service Coverage Ratio conditions to such Advance contained in Section 1 of Part D of Schedule 2.1, such calculations shall account for debt service on the Nomura Loan, the principal balance of the Nomura Loan, Gross Receipts from the Nomura Properties and/or Operating Expenses from Nomura Properties. For example (but not in any way limiting the foregoing), prior to the first Advance from the Nomura Holdback, any calculation of Debt Service Coverage Ratio (not related to the first Nomura Holdback Advance) shall exclude Adjusted Operating Cash Flow from the Nomura Properties and the annual debt service on the Nomura Loan, but such amounts shall be included in calculating Debt Service Coverage Ratio for purposes of determining whether the Borrower satisfies the applicable Debt Service Coverage Ratio conditions in Part D of Schedule 2.1 for obtaining the first Advance from the Nomura Holdback.

SECTION 1.10 GATEWAY TOWER RESERVE. On the Closing Date, Lender shall fund to itself (by book entry transfer) from the Initial Advance the sum of $150,000.00, which shall be held by Lender in a reserve (the "GATEWAY TOWER RESERVE") in accordance with this Section 2.9. The Gateway Tower Reserve shall be held by Lender, with interest as provided below, and shall be released by Lender to Borrower upon the first to occur of (1) release of the Gateway Tower Property in accordance with Section 2.4, (2) transfer of the Gateway Tower Property by the Gateway Tower Owner to Borrower in accordance with Section 2.10, and (3) full payment and performance of all Obligations (and termination of all obligations of Lender under the Loan Documents). As additional security for the Obligations, Borrower hereby grants to Lender a security interest in all funds now or hereafter held in the Gateway Tower Reserve. Upon any Event of Default, Lender may apply any funds held in the Gateway Tower Reserve to the payment of or to the performance of any Obligation, in any order. All monies on deposit in the Gateway Tower Reserve shall be deposited into interest bearing accounts of the type customarily maintained by Lender for the investment of (and may be commingled with) similar reserves, which accounts may not yield the highest interest rate then available. The Gateway Tower Reserve shall be held in an account in Lender's name (or such other account name as Lender may elect) at a financial institution or other depository selected by Lender in its sole discretion (collectively, the "DEPOSITORY INSTITUTION"). Borrower shall earn no more than an amount of interest on the Gateway Tower Reserve equal to an amount determined by applying to the average monthly balance of the Gateway Tower Reserve the quoted interest rate for the Depository Institution's money market savings account, as such rate is determined from time to time (such allocated amount being referred to as "BORROWER'S Interest"). Lender or its Depository Institution shall be entitled to report under Borrower's Federal tax identification number the Borrower's Interest on the Gateway Tower Reserve. If the Depository Institution does not have an established money market savings account (or if an interest rate for such account cannot otherwise be determined in connection with the deposit of the Gateway Tower Reserve), a comparable interest rate quoted by the Depository Institution and acceptable to Lender in its reasonable discretion shall be used. The amount of Borrower's Interest allocated to the Gateway Tower Reserve shall be added to the balance in, and shall become a part of, the Gateway Tower Reserve. Any interest earned above the Borrower's Interest shall be retained by Lender as compensation for its administration and investment of the Gateway Tower Reserve.

SECTION 1.11 TRANSFER OF GATEWAY TOWER PROPERTY TO BORROWER. At any time during the Term, Borrower shall have the right to cause the Gateway Tower Property to be transferred by the Gateway Tower Owner to Borrower in accordance with the terms of this Section 2.10. Upon completion of such transfer in accordance with this Section 2.10, the Gateway Pledge Agreement shall terminate (subject to
Section 15 thereof), the Gateway Tower Owner's obligations under the Gateway Tower Guaranty shall terminate (subject to the second sentence of Section 2 thereof), and the obligation to maintain a minimum Indemnitors' Net Worth under the Indemnification Agreement shall terminate. Any transfer of the Gateway Tower Property to Borrower shall be subject to satisfaction of all of the following conditions precedent (any of which may be waived by Lender in its sole and absolute discretion):

(1) Borrower shall have provided Lender with at least five (5) days' prior written notice of its intent to cause the transfer of the Gateway Tower Property to Borrower.

(2) Such written notice shall be accompanied by copies of the conveyance documents for the proposed transfer, along with all other documents (if any) which Borrower intends to execute (or cause to be executed) in connection with such transfer.

(3) The Gateway Tower Owner and Borrower shall have executed and delivered to Lender such amendments to the Collateral Documents and other Loan Documents as Lender shall reasonably request to reflect the proposed transfer of the Gateway Tower Property to Borrower, and Borrower's assumption of the Gateway Tower Owner's obligations under the Loan Documents.

(4) Lender shall have received such endorsements to Lender's Title Policies as Lender shall reasonably require, including endorsements to the Title Policy insuring the Deed of Trust that encumbers the Gateway Tower Property which insure (a) that Borrower owns fee simple title to the Gateway Tower
     Property and (b) the Deed of Trust that encumbers the Gateway Tower Property continues to constitute a valid, first-priority Lien on the Gateway Tower Property, subject only to Permitted Encumbrances.

(5) Lender shall have received such opinions of Borrowers counsel , and such opinions of Lender's local counsel (if any), as Lender shall reasonably specify.

(6) Borrower shall have delivered to Lender evidence that Borrower is qualified as a foreign limited liability company in good standing in the State of Maryland.

(7) Borrower shall have executed and/or delivered to Lender such other documents or items as Lender may reasonably require.

Borrower shall pay for any and all reasonable out-of-pocket costs and expenses incurred in connection with any proposed transfer, including reasonable attorneys' fees and disbursements and all title insurance premiums for any endorsements to any existing Title Policies reasonably required by Lender in connection with any such transfer.

                                    ARTICLE 3

                 INSURANCE, CONDEMNATION, DEPOSITS AND RESERVES

SECTION 1.12 INSURANCE. Borrower shall maintain, and cause the Gateway Tower Owner and the Nomura Borrower to maintain, insurance with respect to the Properties as follows:

(1) PROPERTY; BUSINESS INTERRUPTION. Borrower shall keep (or cause the Gateway Tower Owner to keep) the buildings and the improvements located on each Borrower Property insured (a) against loss or damage by fire, lightning, windstorm, tornado, hail and such other further and additional hazards of whatever kind or nature as are now or hereafter may be covered by standard extended coverage "all risk" endorsements (including vandalism, malicious mischief and damage by water (other than flood)) of whatsoever kind, in an amount not less than one hundred percent (100%) of the full replacement cost of such improvements including the cost of debris removal, but excluding the value of foundations and excavation and surface parking, (b) against loss or damage by earthquake, including subsidence, as reasonably required by Lender, and (c) against loss of rentals and business interruption due to any of the foregoing causes, in an amount not less than twelve (12) months anticipated gross rental income or gross business earnings, as applicable.

(2) LIABILITY. Borrower shall maintain (or cause the Gateway Tower Owner to maintain) commercial general liability insurance with respect to each Borrower Property and the operations related thereto, whether conducted on or off such Borrower Property, against liability for personal injury, including bodily injury and death, and property damage in an amount not less than $1,000,000 per Borrower Property and per occurrence, with a $4,000,000 per property umbrella policy. Such liability insurance shall be on an occurrence basis, shall provide (but need not specifically describe) coverage for sprinkler leakage liability and water damage legal liability, and shall specifically include premises operations, products liability, and broad form contractual coverage. Borrower also shall maintain (or cause the Gateway Tower Owner to maintain) motor vehicle liability for all owned and non-owned vehicles, including rented and leased vehicles.

(3) WORKERS' COMPENSATION. Workers' compensation for employees of Borrower and the Gateway Tower Owner as required by applicable Law.

(4) FORM AND QUALITY. All property and business interruption or rental income insurance provided hereunder shall name Lender under a standard "non-contributory mortgagee" endorsement or its equivalent, which shall be acceptable to Lender, and liability insurance shall be evidenced by certificates of insurance issued to Lender and naming Lender as additional insured. All property insurance shall provide for loss payable to Lender as provided in this Agreement, shall be provided by insurance companies which have a Best's rating of at least "A-IX" or otherwise shall be acceptable to Lender in its reasonable discretion. Every policy of insurance shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days prior written notice to Lender, if obtainable (but in no event less than ten (10) days) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Lender, Borrower and/or the Gateway Tower Owner which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (a) occupancy or use of the Borrower Property for purposes more hazardous than permitted by the terms of such policy, (b) any foreclosure or other action or proceeding taken by Lender pursuant to the Deed of Trust encumbering the Borrower Property or (c) any change in title to or ownership of the Borrower Property. All deductible amounts under the insurance policies required to be carried pursuant to this
     Section 3.1 shall be subject to Lender's reasonable approval. At Lender's request, Borrower shall deliver to Lender copies of, or (at Borrower's option) certificates of insurance for, all such policies of insurance. If any insurance required to be provided hereunder shall expire, be withdrawn, become void by breach of any condition thereof by Borrower or the Gateway Tower Owner with respect to any Borrower Property, or become void or questionable by reason of the failure or impairment of the capital of any insurer, Borrower immediately shall obtain new or additional insurance which shall conform to the requirements hereof. Borrower shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lender in all respects. Lender shall have the right to conduct a periodic audit of Borrower's procedures in respect of insurance matters and Borrower shall cooperate with Lender therein.

(5) INSURANCE ON NOMURA PROPERTIES. Borrower shall cause the Nomura Borrower to maintain insurance on and with respect to the Nomura Properties in such amounts and against such insurable events or occurrences as are required under the Nomura Loan Documents, including Section 7.1.1 of the Nomura Loan Agreement. Borrower shall promptly notify Lender if the Nomura Lender at any time agrees to waive or diminish in any material respect any of the insurance requirements set forth in the Nomura Loan Documents, and in such event, if required by Lender, Borrower shall cause the Nomura Borrower to nevertheless obtain all insurance required under the terms of the Nomura Loan Documents (without regard to any such waiver or agreement), and Borrower shall promptly provide Lender with evidence thereof.

(6) EVIDENCE OF INSURANCE. Borrower shall (a) pay, or cause the Nomura Borrower or the Gateway Tower Owner to pay, as they become due all premiums for the insurance required hereunder, and (b) not later than thirty (30) days if available (but in no event less than ten (10) days) prior to the expiration of each such policy, deliver a certificate of insurance evidencing the insurance required to be provided hereunder (including with respect to the Nomura Properties) for a period of not less than one year, marked "premium paid," or accompanied by such other evidence of payment as shall be reasonably satisfactory to Lender.

(7) LENDER'S RIGHT TO PLACE INSURANCE. If Borrower shall be in default of its obligation to insure any Property in accordance with the provisions hereof, Lender, at its option and without notice, may (but shall have no obligation to) obtain such insurance from year to year, and pay the premium or premiums therefor, and, in such event, the amount of all such premiums paid by Lender (a) shall be deemed to be Obligations, (b) shall be secured by the Collateral prior to any right or title to, or interest in, or claim upon, the Collateral subordinate to the Lien of Lender on the Collateral, and (c) shall be immediately due and payable, on demand, together with interest thereon at the Default Rate, from the date of any such payment by Lender to the date of repayment to Lender.

(8) INCREASES IN INSURANCE AMOUNTS. Borrower shall increase the amount of all-risk property insurance required to be provided pursuant to the provisions of Section 3.1 hereof at the time that each such policy of insurance is renewed (but, in any event, not less frequently than once during each twelve (12) month period) by using the F.W. Dodge Building Index (or, if such index is no longer available, such other similar available index acceptable to Lender) to determine whether there shall have been an increase in the replacement cost of the improvement since the most recent adjustment to any such policy and, if there shall have been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

(9) COMPLIANCE WITH POLICY REQUIREMENTS. Borrower promptly shall comply, and cause the Gateway Tower Owner and the Nomura Borrower to comply, with (a) all of the provisions of each such insurance policy affecting the Properties, and (b) all of the requirements of the insurers thereunder applicable to Borrower, the Gateway Tower Owner and the Nomura Borrower (as applicable) or to any improvements located on the Properties or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the improvements located on the Properties, even if such compliance would necessitate structural changes or improvements or would result in interference with the use or enjoyment of the Properties or any portion thereof.

(10) ADDITIONAL INSURANCE. Lender shall have the right from time to time to require Borrower to procure such other and additional insurance, and increased amounts, relating to the Properties in such amounts and against such insurable events or occurrences as Lender may reasonably require and which are consistent with industry practice for assets similar to the Properties, including (a) if the Property is located in a federally designated "special flood hazard zone", flood, including surface water; and
     (b) contingent liability from the operation of any building Laws pertaining to non-conforming property.

SECTION 1.13 CASUALTY; USE AND APPLICATION OF INSURANCE PROCEEDS. In the event of damage or destruction to any Property, or any portion thereof, whether insured or uninsured, Borrower and Lender shall proceed as follows:

(1) As to any Borrower Property, Borrower promptly shall give written notice of such damage or destruction to Lender (and upon such notification, Schedule
     6.5 hereof shall be deemed to have been automatically amended to reflect the matters contained in such notification) and promptly shall cause the Property to be secured in a safe manner (including spending necessary sums to address any immediate threats to life, health and safety)and thereafter to prepare and submit a budget, and after approval thereof, shall commence and diligently continue to perform repair, restoration and rebuilding of the portion of the Property so damaged or destroyed (the "Work") to restore the Property in full compliance with all legal requirements so that the Property shall be at least equal in value and quality and general utility as it was prior to the damage or destruction and, if the cost of the Work as estimated by Lender shall exceed the sum of $250,000 ("MAJOR WORK"), then Borrower, prior to the commencement of the Work, shall furnish to Lender (a) complete plans and specifications for the Work (approved by all Governmental Authorities whose approval is required at such time), for Lender's approval, which approval shall not be unreasonably withheld or delayed, which plans and specifications (as approved by Lender, the "APPROVED PLANS") shall bear the signed approval thereof by the Architect and shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the Work; (b) certified or photostatic copies of all permits and approvals required by Law in connection with the commencement and conduct of the Work; and (c) a payment and performance bond for and/or guaranty of the payment for and completion of, the Work, which bond or guaranty shall be in form reasonably satisfactory to Lender, shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to Lender, and shall be in an amount of not less than one hundred ten percent (110%) of the Architect's estimate of the entire cost of completing the Work.

(2) Borrower shall not commence any Work until Borrower shall have complied with the requirements referred to in paragraph (1) above, and after commencing the Work, Borrower shall perform the Work diligently in a good and workmanlike manner and in good faith in accordance with the Approved Plans, if applicable, and in compliance with all applicable Laws.

(3) The property insurance policies required to be maintained for the Borrower Properties in accordance with this Agreement shall provide that the proceeds shall be paid in accordance with the provisions of this paragraph. If the proceeds exceed Two Hundred Fifty Thousand Dollars ($250,000), Borrower promptly shall deliver to Lender any proceeds which are paid directly to Borrower by the property insurance carrier. All proceeds delivered to Lender as aforesaid, together with all proceeds paid directly to Lender on account of damage or destruction to the Property, less the cost, if any, to Lender of such recovery and of paying out such proceeds (including reasonable attorneys' fees and other third party out-of-pocket costs allocable to inspecting the Work and reviewing the plans and specifications therefor), upon written request of Borrower, shall be applied by Lender to the payment of the cost of the Work and shall be paid out from time to time as the Work progresses to Borrower and/or, at Lender's option exercisable from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials in connection with the Work, except as otherwise hereinafter provided, but subject to the following conditions, any of which Lender may waive:

(1) If the Work to be done is Major Work, as reasonably determined by Lender, the Architect shall administer the Work.

(2) Each request for payment shall be made at least ten (10) days prior to the requested date of disbursement and shall be accompanied by a certificate of an officer of WP Commercial (as the manager of the sole member of the sole member of Borrower) stating that (i) all of the Work completed has been done in a good and workmanlike manner and in material compliance with the Approved Plans (if applicable), and in accordance with all applicable provisions of Law; (ii) the sum requested is justly required to reimburse Borrower for payments by Borrower to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or supplying materials in connection with the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender, if any, the resulting sum does not exceed the value of the Work done to the date of such certificate; and (iii) the amount of proceeds remaining in the hands of Lender, together with other funds otherwise available to Borrower, will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion and, if such other funds are required, as to the sources of such funds). If the Work is structural or Major Work, as reasonably determined by Lender, then each request for payment therefor also shall be accompanied by a certificate of the Architect confirming, in Architect's professional opinion, the matters listed in clauses (i) and (ii) of the preceding sentence.

(3) Each request shall be accompanied by waivers or releases of liens, reasonably satisfactory to Lender, covering that part of the Work previously paid for, if any, and by a search prepared by a title company or other evidence satisfactory to Lender showing that any mechanic's lien or other lien or instrument for the retention of title relative to the Work which has been filed with respect to the Property or any part thereof, other than Permitted Encumbrances and those which may have been approved by Lender, have been discharged of record by bonding or otherwise.

(4) None of the Material Leases in effect immediately prior to the damage or destruction (i) shall have been canceled due to such damage or destruction, or (ii) shall contain any still exercisable right to cancel due to such damage or destruction; provided that if such right to cancel exists but cannot be exercised by the Tenant under a Material Lease unless Borrower fails to complete the Work within a time period specified in such Material Lease, then Lender also shall have reasonably determined that the Borrower will not be able to complete the Work within the time period prescribed under such Material Lease.

(5) There shall be no Event of Default on the part of Borrower under this Agreement or any other Loan Documents.

(6) With respect to the final advance only (which shall include any retainage previously held back by Lender) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by Law to render occupancy and operation of the Property legal.

(4) Upon completion of the Work and payment in full therefor, or upon failure on the part of Borrower promptly to commence or diligently to continue the Work, or at any time upon request by Borrower, the amount of any proceeds then or thereafter in the hands of Lender shall be applied by Lender to the Loan balance.

(5) In the event the Work to be done is not Major Work, the proceeds shall be paid to Borrower to be applied toward the cost of the Work, subject to the provisions of the foregoing paragraphs (1), (2), (3) and (4) above, other than those applicable to Major Work.

(6) If: (a) within ninety (90) days after the occurrence of any damage or destruction to a Borrower Property or any portion thereof requiring Major Work in order to restore the Property, Borrower fails to submit to Lender for Lender's approval plans and specifications for the repair, restoration and rebuilding of the Property so damaged or destroyed (approved by the Architect and by all Governmental Authorities whose approval is required at such time); or (b) within ninety (90) days after such plans and specifications are approved by all such Governmental Authorities, other parties and Lender, Borrower fails to promptly commence such repair, restoration and rebuilding; or (c) thereafter Borrower fails to diligently continue such repair, restoration and rebuilding or is more than 30 days delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such Work (other than as a result of Lender's improper failure to release the insurance proceeds for such Work and other than payment delays associated with amounts which Borrower is contesting in good faith to the extent and in the manner expressly permitted under this Agreement); or (d) in the case of any damage or destruction to the Property or any part thereof not requiring Major Work in order to restore the Property, as determined by Lender, if Borrower fails to promptly repair, restore and rebuild the Property so damaged or destroyed, or if Borrower in any other respect fails to comply with its restoration obligations under this Section 3.2, then, in addition to all other rights herein set forth, and after giving Borrower ten (10) days' written notice of the nonfulfillment of one or more of the foregoing conditions, Lender may, at its option, perform or cause to be performed such repair, restoration and rebuilding, and may take such other steps as it deems advisable to perform such Work; provided, however, that Lender shall be permitted to give such shorter notice (and in such manner) as is reasonably practical in case of emergency circumstances. Lender may apply all or a portion of the proceeds (without the need to fulfill any other requirements of this Section 3.2) to reimburse Lender for all amounts expended or incurred by it in connection with the performance of such work, and any excess costs shall be paid by Borrower to Lender upon demand.

(7) As to any Nomura Property, Borrower shall cause the Nomura Borrower to comply with the provisions of the Nomura Loan Documents governing damage or destruction to the Nomura Properties and the application of insurance proceeds with respect thereto. Upon completion of any Work at a Nomura Property, and payment in full therefore, any remaining insurance proceeds which the Nomura Lender does not require be used to pay down the Nomura Loan shall be delivered promptly to Lender and shall be applied by Lender to the Loan balance.

SECTION 1.14      CONDEMNATION.

(1) Borrower, immediately upon obtaining actual knowledge of the institution of any proceedings for the condemnation of any Property or any portion thereof, shall notify Lender of the pendency of such proceedings (and upon such notification, Schedule 6.4 hereof shall be deemed to have automatically been modified to reflect the matters contained in such notification). Lender, at its election and in its discretion, may participate in any such proceedings affecting a Borrower Property and Borrower, from time to time, shall deliver to Lender all instruments requested by Lender to permit such participation. All awards which are payable to Borrower from a condemnation or other taking, or purchase in lieu thereof, of any Borrower Property or any portion thereof, shall be paid and applied in accordance with the provisions of this Section 3.3. All such awards are hereby assigned to and shall be paid to Lender. Borrower, upon request by Lender, shall make, execute and deliver any and all instruments requested for the purposes of confirming the assignment of the aforesaid awards and compensation to Lender free and clear of any Liens. Borrower hereby authorizes Lender to collect and receive such awards, to give proper receipts and acquittances therefor and, to apply the same in the manner set forth in this Agreement.

(2) In the event that a portion of any Borrower Property is taken or condemned so that there is less than a Complete Taking, then Borrower promptly shall commence and diligently continue to repair, restore, replace or rebuild the Property in accordance with the provisions of Section 3.2 hereof, as if such taking or condemnation had resulted in a casualty to the Property, and the proceeds of any award paid to Lender in connection therewith, shall be made available to Borrower for such purposes; provided, however, that in such event Borrower shall comply with, and such proceeds shall be disbursed to Borrower in accordance with, the provisions of Section 3.2 hereof. In the event of a Complete Taking, all Net Capital Proceeds therefrom shall be applied in accordance with the release provisions in Section 2.4.

(3) Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of any Property by any Governmental Authority, Borrower shall continue to make all payments due hereunder and under the other Loan Documents.

(4) In the event of any condemnation or eminent domain proceeding affecting a Nomura Property, the Borrower shall cause the Nomura Borrower to fully comply with the provisions of the Nomura Loan Documents governing such proceedings. In the event of a Complete Taking of a Nomura Property, all Net Capital Proceeds therefrom shall be applied in accordance with the provisions of Section 2.5.

SECTION 1.15      DEPOSITS.

(1) CHARGES. Borrower shall segregate in a separate account held by Borrower in a depository acceptable to Lender (the "CHARGES ACCOUNT") and deposit therein on or before the twenty-fifth (25th) day of each month from and after the Closing Date until the Obligations have been paid in full, an amount equal to one-twelfth (1/12th) of the annual Charges in respect of all Borrower Properties. Such deposits shall be used by Borrower to pay such Charges prior to delinquency or any earlier date that any interest or penalty can be imposed thereon. On the Closing Date, Borrower shall deposit into the Charges Account an amount which when added to the monthly deposits required to be made thereafter pursuant to this Section is sufficient to pay the next installment of such Charges. From time to time, on demand by Lender, Borrower shall pay into the Charges Account additional sums sufficient to permit payment of the next due installments of such Charges, if, and to the extent that, the required monthly deposits thereafter falling due before the respective payment dates would otherwise be insufficient to permit the full payment thereof.

(2) GENERAL REQUIREMENTS FOR FUNDS IN SEGREGATED ACCOUNTS. Borrower shall irrevocably instruct and shall cause all depositories maintaining any segregated accounts required under the terms of this Agreement (including the Charges Account, the Security Deposits and Lease Buy Out Consideration accounts and accounts in respect of any Impaired Properties) to, within five (5) days after demand from Lender, deposit all funds deposited in such segregated accounts maintained by Borrower into segregated accounts maintained by Lender. Thereafter, Borrower shall cause all deposits which Borrower otherwise would have been required to make into Borrower's segregated accounts to be deposited in such accounts maintained by Lender. Contemporaneously with the delivery of such deposits to Lender, Borrower shall deliver to Lender any Security Deposit in the form of a letter of credit (including any Tenant Deposit Letters of Credit), certificate of deposit or similar non-cash form of credit enhancement which exceeds $50,000. Upon any Event of Default, Lender may apply any funds deposited in the accounts maintained by Lender or Borrower to the payment of or to the performance of any Obligation, except for any Security Deposit which, under the terms of the Lease to which it relates or pursuant to applicable state Law, must be maintained in a segregated account. Borrower hereby designates Lender as its attorney-in-fact, which designation is irrevocable and coupled with an interest, to draw upon the accounts of Borrower in the name of Borrower and to apply the funds therein as provided in the immediately preceding sentence. As additional security for the Obligations, Borrower hereby pledges and assigns to Lender, and grants to Lender a first priority security interest in, all Charges Accounts and all other segregated accounts required under this Agreement (including the accounts maintained by Lender to the extent Borrower has any interest therein), and all funds at any time on deposit therein, and any and all Security Deposits in the form of a letter of credit, certificate of deposit or similar form of non-cash credit enhancement. Prior to the Closing Date, Borrower, Lender and the depository at which any such account is held shall have entered into a deposit account agreement substantially in the form of Exhibit "B" hereto (provided that if, based upon the jurisdiction in which such account is located, Lender determines that an agreement of different form or substance is necessary or appropriate to perfect Lender's security interest in such account, then such deposit account agreement shall be of such other form and substance as Lender determines is reasonably necessary or appropriate for such jurisdiction). Borrower shall deliver to Lender monthly reports of (a) all balances and activity with respect to each of the segregated accounts required by the terms of this Agreement, (b) all Tenant Deposit Letters of Credit then held by Borrower and any draws made by Borrower thereon, and (c) any other information reasonably requested by Lender.

                                    ARTICLE 4

                              ENVIRONMENTAL MATTERS

SECTION 1.16 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

(1) "ENVIRONMENTAL LAWS" means all Laws, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Property, relating to the regulation and protection of the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). "Environmental Laws" shall include Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C.ss. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C.ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss. 1251 et seq.); those portions of the Occupational Safety and Health Act, as amended (29 U.S.C.ss. 651 et seq.) ("OSHA") concerning Hazardous Materials; and the Safe Drinking Water Act, as amended (42 U.S.C.ss. 300f et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any environmental transfer of ownership notification or approval statutes such as the New Jersey Industrial Site Recovery Act (N.J. Stat. Ann.ss. 13:1K-6 et seq.) ("ISRA").

(2) "ENVIRONMENTAL LIABILITIES AND COSTS" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand pending or threatened by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority or other Person) and which relate to any environmental condition regulated under any Environmental Law or in connection with any other environmental matter or a Release or threatened Release in connection with any Property.

(3) "HAZARDOUS MATERIALS" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls
     (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any Governmental Authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

(4) "RELEASE" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials in violation of Environmental Law into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Hazardous Materials in violation of Environmental Law through or in the air, soil, surface water, ground water or property, any disposal, any discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Materials in violation of Environmental Law.

(5) "REMEDIAL ACTION" means all actions required by Environmental Law to (a) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

SECTION 1.17 REPRESENTATIONS AND WARRANTIES ON ENVIRONMENTAL MATTERS. As of the Closing Date, except as disclosed in the reports listed on Schedule 4.2 hereof, to Borrower's knowledge, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about any Property or any property adjacent to such Property (except for cleaning and other products currently used in connection with the routine maintenance or repair of any Property in full compliance with Environmental
Laws), (2) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Property does not, and did not previously, violate any Environmental Laws, and (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with any Property concerning Hazardous Materials or Environmental
Laws, nor have any written notices concerning Hazardous Materials or Environmental Laws been received from any Person in connection with any assets or activities of Borrower, the Gateway Tower Owner or the Nomura Borrower or any Property. Borrower further represents and warrants that (a) neither Borrower, the Nomura Borrower, the Gateway Tower Owner nor, to its knowledge, any other party has been, is or will be involved in operations at or near any of the Properties which operations could lead to (i) the imposition of liability on Borrower, the Gateway Tower Owner or the Nomura Borrower, or on any subsequent or former owner of any of the Properties or (ii) the creation of a lien on any of the Properties under the Environmental Laws or under any similar laws or regulations, and (b) Borrower will not permit, and will not allow the Gateway Tower Owner or Nomura Borrower to permit, any tenant or occupant of any of the Properties to engage in any activity that could impose liability under the Environmental Laws on Borrower, the Gateway Tower Owner or the Nomura Borrower or any other owner of any of the Properties.

SECTION 1.18      COVENANTS ON ENVIRONMENTAL MATTERS.

(1) Borrower shall (a) comply, and cause the Gateway Tower Owner and the Nomura Borrower to comply, strictly and in all respects with the requirements of the Environmental Laws and shall notify Lender within 10 days of Borrower's obtaining knowledge in the event of (i) any Release at, upon, under or within any of the Properties or (ii) discovery of any Hazardous Materials at, upon, under or within any of the Properties where such discovered Hazardous Materials may result in Environmental Liabilities and Costs and
     (b) forward promptly to Lender copies of all orders, notices, permits, applications and other communications and reports Borrower, the Gateway Tower Owner or the Nomura Borrower receives in connection with any Release or the presence of any Hazardous Materials or any other matters relating to the Environmental Laws as all of the above may affect any of the Properties or any other properties owned by Borrower, the Gateway Tower Owner or the Nomura Borrower. Without limiting the foregoing, Borrower specifically covenants and agrees to complete the Remedial Action described in paragraph 2 of Schedule 8.19 hereof for the Properties.

(2) To the extent that Lender reasonably believes that circumstances exist that require additional environmental testing to be performed on the Properties, promptly upon the written request of Lender from time to time, Borrower shall provide Lender, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm mutually acceptable to Lender and Borrower (and, as to any Nomura Property, the Nomura Lender), to assess with a reasonable degree of certainty the presence or absence of any Hazardous Materials and the potential costs in connection with Remedial Action of any Hazardous Materials found on, under, at or within any of the Properties.

(3) Borrower and, subject to the provisions of the Joinder, WWPII and WWG shall at all times indemnify and hold harmless Lender against and from any and all Environmental Liabilities and Costs, including reasonable attorneys' fees, litigation costs and any costs of settlement, suffered or incurred by Lender, including those with respect to:

(1) any Release, the threat of a Release, or the presence of any Hazardous Materials affecting any of the Properties, whether or not the same originates or emanates from any of the Properties or any contiguous real property, including any loss of value of any of the Properties as a result of any of the foregoing;

(2) any costs of Remedial Action incurred by the United States Government or any costs incurred by any other Person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws; and/or

(3) liability for personal injury or property damage arising under any statutory or common law tort theory, including damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or near any of the Properties.

The provisions of this Section 4.3 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials. Notwithstanding the foregoing or anything else to the contrary in the Loan Documents, in no event shall Borrower, WWPII or WWG indemnify Lender for any Environmental Liabilities and Costs caused by (i) actions taken solely and negligently by Lender, its successors and assigns (including any purchaser at a foreclosure sale), or (ii) the presence of Hazardous Materials on any Property which is brought on a Property during the time that Lender or its successors or assigns (including a purchaser at a foreclosure sale) takes actual physical possession and control of such Property (except to the extent caused by Borrower).

(4) In the event of any Release, the threat of a Release, or the presence of any Hazardous Materials, where such may result in Environmental Liabilities and Costs, affecting any Property, whether or not the same originates or emanates from any Property or any contiguous real property, or if Borrower, the Gateway Tower Owner or the Nomura Borrower shall fail to comply with any of the requirements of the Environmental Laws, Lender may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed and/or take any and all other actions as Lender shall reasonably deem necessary in order to abate such Release, remove the Hazardous Materials to the extent required by the Environmental Laws, cure Borrower's, the Gateway Tower Owner's or the Nomura Borrower's noncompliance with Environmental Laws or take such steps as it deems necessary to remove any lien imposed by federal or state authorities under Environmental Laws.

(5) If prior to the Maturity Date Lender reasonably determines after consultation with Borrower (a) that Borrower, the Gateway Tower Owner or the Nomura Borrower faces a material risk of sustaining an Environmental Liability and Cost (other than the cost of any Remedial Action in respect of any Property that will continue to be owned by Borrower) and (b) that, taking into account Borrower's then existing assets and other liabilities, the outstanding Obligations, available insurance coverage, the availability of indemnification or contribution from other parties (such as prior owners or owners of nearby properties) and other relevant factors, such as an orderly (not forced) disposition of the Properties, there is a material risk that Borrower may be unable to satisfy such contingent Environmental Liability and Cost if and when it becomes due and to pay and perform all of the Obligations when due in full, such that the members in Borrower might become obligated in respect of the Loan on a recourse basis as provided in the Joinder, then by notice to Borrower, Lender may require Borrower to establish and fund to the extent of monies otherwise available to Borrower for distribution to its members, a Reserve in a reasonable amount to satisfy such material risk and to maintain such funded Reserve in such amount and until such time as Lender can reasonably determine that such Reserve is no longer needed to satisfy the requirements of clauses (a) and
     (b) of this sentence. In such event, Borrower, notwithstanding the foregoing provisions of this Section 4.3, shall be required, after making payments otherwise required on the Loan (and causing the Nomura Borrower to make payments otherwise required on the Nomura Loan), to apply any additional Operating Cash Flow or Net Capital Proceeds to fund such Reserve before making any distributions to the members in Borrower. Borrower may, not more often than once each quarter, require Lender to confirm that it requires continuation of such Reserve and Lender shall set forth its reasons for so requiring. Borrower will cooperate with Lender and make available to it such information as Lender may reasonably request for purposes of making any such determination regarding a Reserve, and Lender shall in good faith consider any relevant information in respect of such matter provided to it by Borrower or any of its members.

(6) In the event of a dispute between Lender and Borrower, WWPII or WWG as to whether Borrower or the Gateway Tower Owner faces a material risk of sustaining an Environmental Liability and Cost as set forth in clause (a) of paragraph (5) above or the estimated dollar amount of such material risk, then Borrower shall pick an appropriate consultant and Lender shall pick an appropriate consultant, and the two consultants shall confer and jointly determine whether or not Borrower, or the Gateway Tower Owner faces a material risk and the estimated dollar amount of such material risk as more fully set forth in clause (a) of paragraph (5) above. If the two consultants cannot agree within thirty (30) days after being appointed as consultants as to whether such a material risk exists or the estimated dollar amount of such material risk, the two consultants will, within seven
     (7) days after the expiration or such thirty (30) day period, jointly select a third consultant and within thirty (30) days of its selection, the third consultant shall issue its written determination as to whether such a material risk exists and the estimated dollar amount of such material risk, which determination shall be final and binding on all parties. In the event that the two consultants shall be unable to timely agree on the selection of a third consultant, the third consultant shall be selected by the President of the American Arbitration Association. In the event of a dispute between Lender and Borrower, WWPII or WWG in respect of the establishment or continuation of any such Reserve, such Reserve shall be established or continued in the interim while such dispute is resolved. No such resolution shall constitute a limitation on or waiver of Lender's right to seek recourse (subject to the provisions of the Joinder) from WWPII or WWG to the extent of distributions made to them by Borrower in the event Lender becomes liable in respect of any Environmental Liability and Cost of Borrower against which it is entitled to indemnity from Borrower or in the event the Loan is not repaid in full by reason of Borrower sustaining any such Environmental Liability and Cost.

SECTION 1.19 NO WAIVER. Notwithstanding any provision in this Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under any "security interest" or "secured creditor" exceptions under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."

                                    ARTICLE 5

                                 LEASING MATTERS

SECTION 1.20 REPRESENTATIONS AND WARRANTIES ON LEASES. Borrower represents and warrants to Lender with respect to all Leases that: (1) the rent roll delivered to Lender for each Property is true and correct as of the date of such rent roll (provided that as to any rent roll delivered for a Property owned by Borrower or an Affiliate of Borrower for less than two (2) months prior to the Closing Date, the foregoing representation and warranty is made to Borrower's knowledge), and the Leases are valid and in and full force and effect; (2) the Leases are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Leases delivered to Lender are true and complete; (4) to Borrower's knowledge, except as set forth in Schedule 5.1(A), neither the landlord nor any Tenant is in material default under any of the Leases; (5) except as set forth in Schedule 5.1(B), Borrower has no knowledge, after due inquiry, of any notice of termination or default with respect to any Lease; (6) with respect to Leases of space at the Borrower Properties, neither Borrower nor the Gateway Tower Owner has assigned or pledged any of the Leases, the rents or any interests therein except to Lender; (7) with respect to Leases of space at the Nomura Properties, the Nomura Borrower has not assigned or pledged any of the Leases, the rents or any interests therein except to the Nomura Lender; (8) except as set forth in Schedule 5.1(C), no Tenant or other party has an option to purchase all or any portion of any Property; (9) except as set forth in Schedule 5.1(D), no Tenant has the right to terminate its Lease prior to expiration of the stated term of such lease; (10) except as set forth in Schedule 5.1(E), there are no leasing commissions that are owing in connection with any Leases or tenancies in effect as of the Closing Date; and (11) except as set forth in Schedule 5.1(F), no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to three month's rent).

SECTION 1.21 GENERAL LEASE REQUIREMENTS. Each Lease hereafter entered into by Borrower or the Gateway Tower Owner shall (1) not permit the Tenant thereunder to terminate or invalidate the terms of the Lease as a result of any action taken by Lender to enforce any right or remedy under the Loan Documents, including any sale of the Property or any portion thereof pursuant to the power of sale or otherwise, (2) include a subordination clause providing that the Lease and the interest of the Tenant thereunder in the Property are in all respects subject and subordinate to the Loan Documents, (3) provide that, at the option of Lender or the purchaser at a foreclosure sale or the grantee in a voluntary conveyance in lieu of such sale, the Tenant thereunder shall attorn to Lender or to such purchaser or grantee under all of the terms of the Lease and recognize such entity as the lessor under the Lease for the balance of the term of the Lease, and (4) provide that, in the event of the enforcement by Lender of the rights and remedies provided by law or in equity or by the Loan Documents, any Person succeeding to the interest of Borrower or the Gateway Tower Owner as a result of such enforcement shall not be bound by any prepayment of installments of rent for more than thirty (30) days in advance of the time when the same shall become due or any amendment, modification, extension, cancellation or renewal of the Lease made without the prior written consent of Lender. Any Lease which is in a form approved by Lender after the Closing Date shall be deemed to comply with this Section. All Leases of space at the Nomura Properties shall comply with the leasing requirements contained in Section 5.1(u)(i) of the Nomura Loan Agreement, and Borrower shall not permit the Nomura Borrower to seek a waiver of any such requirements without first obtaining Lender's consent to such waiver.

SECTION 1.22 COVENANTS. Borrower shall deliver to Lender, promptly after demand by Lender, a rent roll for each Property in form and substance satisfactory to Lender. Borrower shall promptly deliver to Lender a fully executed copy of any new Lease upon execution of the same, and shall promptly deliver to Lender upon Lender's request a fully executed copy of all other Leases not previously delivered to Lender. Borrower shall not, and Borrower shall cause the Gateway Tower Owner and the Nomura Borrower not to, (1) assign, mortgage or otherwise encumber any of the Leases or any of the rents due or to become due thereunder or to which Lender may now or hereafter become entitled (except, as to the Nomura Properties, Liens in favor of the Nomura Lender pursuant to the Nomura Loan Documents), or (2) accept prepayments of installments of rent for more than thirty (30) days in advance of the time when the same shall become due or to anticipate the rents thereunder, except for Security Deposits.


SECTION 1.23 ADDITIONAL COVENANTS REGARDING MATERIAL LEASES. All Leases covering at least 20,000 rentable square feet, and any combination of Leases which collectively cover at least 20,000 rentable square feet of any Property and which are entered into with a single Tenant or with Tenants who are Affiliates of each other, shall be referred to herein as "MATERIAL LEASES". The term "Material Leases" also shall include any Lease which covers 100% of the rentable square feet at any Property, and any combination of Leases which collectively cover 100% of the rentable square feet of any Property and which are entered into with a single Tenant or with Tenants who are Affiliates of each other. As to any Material Leases, Borrower shall, or shall cause the Nomura Borrower or the Gateway Tower Owner to, (1) promptly perform all of the material provisions of the Material Leases on the part of the lessor thereunder to be performed; (2) promptly enforce all of the material provisions of the Material Leases on the part of the Tenants thereunder to be performed; (3) not cancel, terminate or accept a surrender of any Material Lease, or refrain from taking any action which would result in the termination of a Material Lease by any Tenant thereunder, unless the Tenant thereunder is in default or such action is otherwise commercially prudent and all Lease Buy Out Consideration, if any, is deposited and used in the manner set forth below in this Article 5 (provided that Borrower shall not be in breach of this clause (3) if a Tenant exercises a termination right or option expressly provided for in such Tenant's Material Lease, and such right or option is not contingent or conditioned upon any act or failure to act by Borrower, the Gateway Tower Owner or the Nomura Borrower, as applicable); (4) appear in and prosecute or defend any action or proceeding arising under, growing out of, or in any manner connected with, the Material Leases or the obligations of the lessor or the lessees thereunder, as the case may be; (5) provide Lender with a copy of each notice of default received by Borrower, the Gateway Tower Owner or the Nomura Borrower from the Tenant under any Material Lease immediately upon receipt thereof and deliver to Lender a copy of each notice of default sent by Borrower, the Gateway Tower Owner or the Nomura Borrower to a Tenant under any Material Lease simultaneously with its delivery of such notice under such Material Lease; and (6) promptly notify Lender of all material disputes and claims in respect of any Material Leases and not settle or adjust any such material claims or disputes without Lender's consent. In addition, Borrower shall not, and Borrower shall cause the Gateway Tower Owner and the Nomura Borrower not to, (a) consent to any assignment or subletting of any Material Lease if the assignor or sublessor thereof would be relieved from liability thereafter accruing under such Material Lease; (b) discount any rents under any Material Lease or otherwise refrain from taking any action with respect to a Material Lease which would result in the diminution of the rents thereunder; and (c) without Lender's prior consent, enter into, modify, amend, extend, renew, or otherwise change in any material manner, any of the terms covenants or conditions of, any Material Lease. Without limiting the foregoing, Borrower shall not, and Borrower shall cause the Gateway Tower Owner and the Nomura Borrower not to, enter into, extend or modify any new or existing Material Lease affecting a Property for base rentals which are less than the lesser of (i) the average aggregate base rentals for all Leases affecting such Property, and (ii) the fair market rental for similar space in other buildings similarly situated.

SECTION 1.24 LENDER'S CONSENT TO DEVIATIONS. Borrower shall obtain Lender's prior, written consent to any deviations from the leasing covenants set forth in this Article 5 and (with respect to the Nomura Properties) to any deviations from the leasing covenants set forth in the Nomura Loan Documents. Lender shall not unreasonably withhold its consent to any such request, except with respect to requests to deviate from the minimum rent requirements for Material Leases as set forth above, in which event Lender may withhold its consent in its sole and absolute discretion. If Lender does not respond to Borrower's request for consent to a deviation from the leasing covenants set forth herein within ten
(10) days after receipt of Borrower's request, Lender shall be deemed to have consented to such request, provided, however, that with respect to any request to deviate from the minimum rent requirements for Material Leases set forth above, Lender's failure to respond within such 10-day period shall be deemed a rejection of such request.

SECTION 1.25 SECURITY DEPOSITS; LEASE BUY OUT CONSIDERATION. All security deposits paid or payable under any Lease covering space at a Borrower Property, including proceeds from any draw on a Tenant Deposit Letter of Credit ("SECURITY DEPOSITS"), and all Lease Buy Out Consideration shall be maintained and administered by Borrower as follows:

(1) Borrower shall maintain all Security Deposits and separately maintain all Lease Buy Out Consideration paid by Tenants, in separate accounts held by Borrower in a depository institution acceptable to Lender. Nothing contained herein shall be deemed to require Borrower to deposit into any such account an amount equal to the Security Deposit required under a Lease if either Borrower or a prior landlord under such Lease waived the obligation of Tenant under such Lease to pay such Security Deposit (and as a result, Borrower has no obligation to such Tenant for the return of such Security Deposit). The segregated accounts for Security Deposits and Lease Buy Out Consideration required by this Section shall be subject to the general provisions of this Agreement pertaining to any segregated account which Borrower is required to maintain in accordance with the terms of this Agreement.

(2) Security Deposit funds held in such account for any Lease shall be used to repay the Tenant which paid the Security Deposit to Borrower or as otherwise provided in the applicable Lease. Forfeited Security Deposits and any other Security Deposits which Borrower is otherwise entitled to retain due to a default by a Tenant under its Lease, including the draw proceeds from a Tenant Deposit Letter of Credit, shall be used by Borrower to pay for Tenant Improvements, Capital Expenditures and Leasing Costs incurred in connection with re-leasing the space vacated by the Tenant under the defaulted Lease (or in repairing any damage to the Property caused by the Tenant default), and Borrower shall have exhausted all such Security Deposit funds in payment of such costs and expenses before Borrower may use or request any Working Capital Advances for such vacated space (I.E., Borrower may only request Working Capital Advances to pay for eighty percent (80%) of the costs which exceed the amount of such Security Deposit funds). Any excess Security Deposit funds remaining after payment of Tenant Improvements, Capital Expenditures and Leasing Costs incurred in connection with re-leasing the space vacated by the defaulting Tenant shall be retained in the segregated account to pay for Tenant Improvements, Capital Expenditures and Leasing Costs incurred in connection with other space within the Property, provided that Borrower may use such excess funds to pay its 20% share of such costs, in conjunction with obtaining Working Capital Advances therefor; provided further, however, that if (a) the space vacated by the defaulting Tenant has been re-leased at then-prevailing market rents (and otherwise in accordance with the terms of the Loan Agreement), (b) the Debt Service Coverage Ratio is at least 1.20 to 1.0, and (c) no Event of Default has occurred and is continuing, then upon Borrower's request Lender will consent to the release of such excess funds to Borrower.

(3) Any Lease Buy Out Consideration received by Borrower or the Gateway Tower Owner or their agents with respect to space within a Property shall be used by Borrower or the Gateway Tower Owner to pay for any Tenant Improvements, Capital Expenditures, Leasing Costs or marketing costs in connection with that Property.

(4) Provided no Event of Default shall then be existing under this Agreement, if a Property in connection with which any Lease Buy Out Consideration was paid or any Security Deposits are held will be released from the lien of the applicable Deed of Trust in accordance with this Agreement, any amounts in the account holding such Lease Buy Out Consideration and/or Security Deposits applicable to such Property shall be released, concurrently with such release, to Borrower.

(5) Borrower shall promptly notify Lender of any draw on a Tenant Deposit Letter of Credit, and shall provide Lender with reasonable evidence that the proceeds from such draw have been deposited into a segregated account as required by this Agreement. The monthly reports which Borrower is required to provide Lender in connection with the Security Deposits accounts and Lease Buy Out Consideration accounts shall identify, as to each such account, the source Properties of the Security Deposits or Lease Buy Out Consideration therein, and the amount of Security Deposit or Lease Buy Out Consideration funds in such account allocable to each such Property.

(6) If an Event of Default occurs and, as a result thereof, Lender accelerates the Loan, then upon Lender's demand Borrower shall deliver any and all original Tenant Deposit Letters of Credit to Lender, along with such documentation as is required by the issuing banks to transfer the Tenant Deposit Letters of Credit (including all draw rights and all other rights of the beneficiary thereunder) from Borrower to Lender or Lender's nominee. In addition, if a Draw Event occurs under a Tenant Deposit Letter of Credit after the Loan has been accelerated but before such Tenant Deposit Letter of Credit has been transferred to Lender or its nominee, then upon Lender's demand Borrower shall draw on such Tenant Deposit Letter of Credit (in accordance with the terms of the applicable Lease) and shall direct the issuing bank to wire transfer the proceeds of such draw into an account designated and controlled by Lender or its nominee. Such draw proceeds shall be governed by Section 3.4(2) of this Agreement.

(7) Without limiting any obligations of Borrower or the Borrower Parties hereunder, any one of the following acts shall be deemed to be, and shall constitute, a misappropriation of Security Deposits or other amounts required to be held by Borrower in escrow or segregated accounts pursuant to the terms of the Loan Agreement, for which Borrower and the Borrower Parties shall have personal liability pursuant to clause (3) of Section
     12.1 and the Joinder: (a) Borrower's failure to deposit Tenant Deposit Letter of Credit draw proceeds into a segregated account as required by paragraph (1) above, (b) Borrower's failure to use Security Deposit funds (including Tenant Deposit Letter of Credit draw proceeds) for Tenant Improvements, Capital Expenditures and Leasing Costs as required by paragraph (2) above, (c) Borrower's breach of its obligations under paragraph (6) above.

Borrower shall cause the Nomura Borrower to fully comply with the provisions of the Nomura Loan Documents governing the maintenance and administration of Security Deposits and Lease Buyout consideration and, to the extent not addressed by or otherwise in conflict with the Nomura Loan Documents, the foregoing provisions of this Section 5.6.

SECTION 1.26 SUBORDINATION AGREEMENTS; TENANT ESTOPPELS. Without limiting Borrower's obligation to provide Lender with subordination, nondisturbance and attornment agreements as required by Lender as a condition to the Initial Advance and the Advance of the Shattuck Office Center Holdback, upon request by Lender, Borrower shall use reasonable good faith efforts to cause the Tenants at the Borrower Properties, under Material Leases selected by Lender, to execute and deliver to Lender subordination, nondisturbance and attornment agreements with respect to such Tenant's Lease within forty-five (45) calendar days of the date of Lender's request (on a form provided by Lender to Borrower). Borrower's failure to obtain a subordination, nondisturbance and attornment agreement as to any Material Lease within the aforementioned 45-day period shall not constitute a Potential Default so long as Borrower has used reasonable, good faith efforts to obtain such subordination, nondisturbance and attornment agreement during such period. In addition, from time to time at Lender's request, Borrower shall request, and shall cause the Nomura Borrower to request, from each Tenant (and shall deliver to Lender upon receipt from such Tenant) a written estoppel in the form required by such Tenant's Lease (or if no form is specified, in form and substance satisfactory to Lender) confirming, among other things, the term, rent, and other provisions and matters relating to such Lease; provided, however, that Borrower's obligation with respect to such estoppel certificates shall be limited to requesting (or causing the Nomura Borrower to request, as applicable) such estoppel certificates from Tenants and (if accurate) informing such Tenants of their Lease obligation to provide such estoppel certificates. No Potential Default shall be caused by the failure of one or more Tenants to provide an estoppel certificate after such request is made.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

To induce Lender to make the Loan, Borrower makes the following representations and warranties to Lender, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this Agreement; provided, however, that the representations and warranties contained herein and in the other Loan Documents with respect to the Properties are subject to the matters detailed in Schedules 6.4, 6.5, 6.6, 6.7, 6.17 and 6.19 hereof.

SECTION 1.27 ORGANIZATIONAL EXISTENCE; COMPLIANCE WITH LAW. Each of Borrower, the Gateway Tower Owner and the Nomura Borrower (1) is a limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its state of organization; (2) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (3) has the requisite organizational or partnership (as applicable) power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the properties it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (4) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(5) is in compliance with its certificate of formation and operating agreement or certificate of limited partnership and partnership agreement (as applicable); and (6) is in compliance with all applicable provisions of Law, except where the failure to be in compliance would not have a Material Adverse Effect.


SECTION 1.28 ORGANIZATIONAL POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Borrower of the Loan Documents, Ancillary Agreements and all instruments and documents to be delivered by Borrower and by the Gateway Tower Owner, the Borrower Parties and/or the Nomura Borrower, to the extent they are parties thereto, and the creation of all Liens provided for herein and therein: (1) are within Borrower's, the Gateway Tower Owner's, the Nomura Borrower's and the Borrower Parties' partnership and/or organizational power; (2) have been duly authorized by all necessary or proper partnership and/or organizational action; (3) are not in contravention of any provision of Borrower's, the Gateway Tower Owner's, the Nomura Borrower's or the Borrower Parties' respective partnership agreement and/or certificate or certificate of formation and/or operating agreement; (4) do not violate any Law, or any order or decree of any court or Governmental Authority; (5) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower, the Gateway Tower Owner, the Nomura Borrower or any Borrower Party is a party or by which Borrower, the Gateway Tower Owner, the Nomura Borrower or any Borrower Party or any of their property is bound; (6) do not result in the creation or imposition of any Lien upon any of the property of Borrower, the Gateway Tower Owner, the Nomura Borrower or any Borrower Party other than those in favor of Lender, all pursuant to the Loan Documents; and (7) do not require the consent or approval of any Governmental Authority or any other Person, other than such consents and approvals as have been duly obtained, made or complied with on or prior to the Closing Date. Each of the Loan Documents has been duly executed and delivered for the benefit of or on behalf of Borrower and, where a party thereto, the Gateway Tower Owner, the Nomura Borrower and the Borrower Parties, and each constitutes a legal, valid and binding obligation of Borrower, and, to the extent they are parties thereto, the Gateway Tower Owner, the Nomura Borrower and the Borrower Parties, enforceable against each of them in accordance with its terms.

SECTION 1.29 OWNERSHIP OF COLLATERAL; LIENS. (1) Borrower owns good and marketable title to the Collateral other than the Gateway Tower Property, as to which the Gateway Tower Owner owns good and marketable title; (2) none of the Collateral is subject to any Liens, except Permitted Encumbrances; (3) each of Borrower and the Gateway Tower Owner has received all assignments, waivers, consents and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's and the Gateway Tower Owner's right, title and interest in and to the Collateral; (4) the Nomura Borrower owns good and marketable title to the Nomura Properties; (5) none of the Nomura Properties is subject to any Liens, except Permitted Encumbrances; and (6) the Nomura Borrower has received all assignments, waivers, consents and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Nomura Borrower's right, title and interest in and to the Nomura Properties.

SECTION 1.30 CONDEMNATION. As of the Closing Date, except as expressly set forth in Schedule 6.4 hereof, neither Borrower, nor the Gateway Tower Owner, nor the Nomura Borrower has received any notice, nor has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Property or any part thereof, or any proposed termination or impairment of any parking at any Property or any part thereof in lieu of condemnation.

SECTION 1.31 CASUALTY. To Borrower's knowledge, as of the Closing Date, except as expressly set forth in Schedule 6.5 hereof, no portion of any Property has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition and no portion of any Property is located in a special flood hazard area as designated by any Federal Governmental Authorities and which is not covered by flood insurance required pursuant to insurance provisions hereof.

SECTION 1.32 MATERIAL AGREEMENTS. As of the Closing Date, neither Borrower, nor the Gateway Tower Owner, nor the Nomura Borrower is directly, indirectly or contingently obligated with respect to any Material Agreement relating to any Property except as expressly set forth in Schedule 6.6 hereof.

SECTION 1.33 PROPERTY COMPLIANCE. To Borrower's knowledge, as of the Closing Date, except as expressly set forth in Schedule 6.7 hereof, each Property complies with all applicable subdivision, platting, building, land use, environmental, safety, traffic, fire and zoning Laws and requirements, except when the failure to so comply would not have a Material Adverse Effect for such Property.


SECTION 1.34 ACCESS. To Borrower's knowledge, as of the Closing Date, each Property has access to and from public streets and roads adequate for its intended use, and all such streets and roads have been completed, dedicated to the public use and accepted for all purposes (including, but not limited to, maintenance) by the appropriate Governmental Authority.

SECTION 1.35 UTILITY SERVICES. To Borrower's knowledge, as of the Closing Date, all utility services are available and operational in sufficient size and capacity for the operation of each Property.

SECTION 1.36 PERMITS. To Borrower's knowledge, as of the Closing Date, except as set forth in Schedule 6.10 hereof, all material licenses, permits, inspections, authorizations, certifications and approvals required by all Governmental Authorities having jurisdiction over each Property have been performed or issued and paid for and are in full force and effect.

SECTION 1.37 NO DEFAULT. To Borrower's knowledge, neither Borrower nor the Nomura Borrower is in default, nor is any third party in default, under or with respect to any contract, agreement, lease or other instrument to which either is a party, except for any default which (either individually or collectively with other defaults arising out of the same event or events) would not have a Material Adverse Effect.

SECTION 1.38 OTHER VENTURES/SINGLE PURPOSE ENTITY. Borrower is not engaged in any joint venture or partnership with any other Person. Borrower's sole purpose is to own and operate the Borrower Properties and the Shattuck Office Center Property and to own the Gateway Tower Owner and Wells Avenue Holdings, and
Borrower does not own any assets other than the Properties and the other Collateral. Borrower will not conduct any other business transactions except as contemplated by this Loan Agreement.

SECTION 1.39 INVESTMENT COMPANY ACT. Borrower is not required to register as an "investment company" under the Investment Company Act of 1940, as amended. The making of the Loan by Lender, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any applicable provision of such Act or any applicable rule, regulation or order issued by the Securities and Exchange Commission thereunder which is binding on Borrower.

SECTION 1.40 MARGIN REGULATIONS. Borrower does not own any "margin security," as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), and the proceeds of the Loan will be used only for the purposes contemplated hereunder. The Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

SECTION 1.41 TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed by Borrower, the Gateway Tower Owner and the Nomura Borrower have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Borrower, the Gateway Tower Owner and the Nomura Borrower each has paid when due and payable all Charges required to be paid by it. Proper and accurate amounts have been withheld by Borrower, the Gateway Tower Owner and the Nomura Borrower from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Law and such withholdings have been timely paid to the respective Governmental Authorities. Neither Borrower, nor the Gateway Tower Owner, nor the Nomura Borrower has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither Borrower, nor the Gateway Tower Owner, nor the Nomura Borrower has agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Neither Borrower, nor the Gateway Tower Owner, nor the Nomura Borrower has any obligation under any written tax sharing agreement.

SECTION 1.42 ERISA. There are no Plans maintained or contributed to by Borrower, the Gateway Tower Owner or the Nomura Borrower.

SECTION 1.43 NO LITIGATION. Except as set forth in Schedule 6.17 hereof, no action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or the Nomura Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, if determined adversely, could have a Material Adverse Effect. No such claim, action or proceeding questions the validity of any of the Loan Documents or any action taken or to be taken pursuant thereto, or would have either individually or in the aggregate a Material Adverse Effect.

SECTION 1.44 BROKERS. No broker or finder acting on behalf of Borrower (other than Goldman, Sachs & Co.) brought about the obtaining, making or closing of the loans made pursuant to this Agreement and Borrower has no obligation to any Person (other than Goldman, Sachs & Co.) in respect of any finder's or brokerage fees in connection with the loan contemplated by this Agreement.

SECTION 1.45 EMPLOYMENT AND LABOR AGREEMENTS. There are no employment, consulting or management agreements covering management of Borrower, the Gateway Tower Owner or the Nomura Borrower and there are no collective bargaining agreements or other labor agreements covering any employees of Borrower or the Nomura Borrower.

SECTION 1.46 LIENS. The Liens granted to Lender pursuant to the Collateral Documents are first priority Liens in and to the Collateral described therein, subject to Permitted Encumbrances, and upon completion of any necessary filings and recordings, will be fully perfected.


SECTION 1.47 FULL DISCLOSURE. To Borrower's knowledge, no information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made and in light of the written disclosures made by Borrower to Lender.

SECTION  1.48  PROPERTY  DOCUMENTS.  Borrower  has  delivered to Lender true and correct copies of all material documents related to the Properties in Borrower's, the Gateway Tower Owner's or the Nomura Borrower's possession or in the possession of any agent or Affiliate of Borrower, the Gateway Tower Owner or the Nomura Borrower immediately prior to the Closing Date (collectively, "PROPERTY DOCUMENTS") prior to the Closing Date (other than confidential internal Borrower, Gateway Tower Owner or Nomura Borrower memoranda and privileged communications between Borrower, the Gateway Tower Owner or the Nomura Borrower and their respective attorneys), and there are no other material documents, reports (including environmental and engineering reports), files, correspondence, surveys and other material information of any kind whatsoever which are in Borrower's, the Gateway Tower Owner's or the Nomura Borrower possession or in the possession of any agent or Affiliate of Borrower, the Gateway Tower Owner or the Nomura Borrower immediately prior to the Closing Date and which have not been delivered to Lender.

SECTION 1.49 RENT ROLL. The rent roll previously delivered by Borrower to Lender for each Property is a true and accurate copy of the rent roll for such Property as of the date of such rent roll; provided that as to any Property which has been owned by Borrower or an Affiliate of Borrower for less than two (2) months prior to the Closing Date, the foregoing representation is made to Borrower's knowledge.

SECTION 1.50 GROUND LEASE REPRESENTATIONS. There are no ground leases affecting any of the Properties other than the Challenger Road Ground Lease.

SECTION 1.51 PROPERTY INFORMATION. The information in Schedule 1.1(A) hereof with respect to each Property is correct except to the extent that the actual square footage, acreage or number of units is not less than 95% of the square footage, acreage or number of units set forth on said Schedule 1.1(A) for each Property.

SECTION 1.52 AFFILIATE INDEBTEDNESS. Except as set forth in Schedule 6.26, as of the Closing Date (a) WWPII, Wells Avenue Holdings and WASH Manager have no Indebtedness, and (b) the Nomura Borrower has no Indebtedness other than the Nomura Loan and "Permitted Indebtedness" (as defined in the Nomura Loan Agreement).

SECTION 1.53 EQUITY  INVESTMENT IN THE  PROPERTIES.  The information in Schedule
6.27 hereof sets forth Borrower's cost basis for each Property and Borrower's total cash equity (after giving effect to the Initial Advance) in the Properties.

SECTION 1.54 SHATTUCK OFFICE CENTER PROPERTY. The Shattuck Office Center Property is not subject to any Liens, other than Permitted Encumbrances. Without limiting the foregoing, the Shattuck Office Center Property is not subject to any Liens securing any Indebtedness.

                                    ARTICLE 7

                       FINANCIAL REPORTING AND INFORMATION

SECTION 1.55 FINANCIAL STATEMENTS AND NOTICES. Borrower covenants and agrees that from and after the Closing Date it shall deliver to Lender:

(1) MONTHLY REPORTS. Monthly, all written statements, reports and financial information regarding the Properties, Borrower, the Gateway Tower Owner and/or the Nomura Borrower prepared by the Asset Manager pursuant to
     Section 11.3 (and any other provision) of the WWG Operating Agreement including monthly property operating statements, monthly rent rolls, aged tenant delinquency reports, and monthly accounting and (if requested by Lender) bank statements of all escrow and segregated accounts maintained by Borrower pursuant to this Agreement or maintained by the Nomura Borrower pursuant to the Nomura Loan Documents.

(2) QUARTERLY REPORTS. Within 45 days after the end of each fiscal quarter, commencing with the quarter ending June 30, 2001, a copy of the unaudited balance sheet of Borrower and the Gateway Tower Owner as of the close of such quarter and the related statement of income for that portion of the Fiscal Year ending as of the close of such quarter, all prepared by the manager or chief financial officer (if any) of Borrower and Asset Manager in accordance with GAAP (subject to the terms set forth herein and to normal year-end adjustments and excluding footnotes and supporting schedules, if same are not available (provided that such footnotes and supporting schedules are promptly delivered to Lender when same become available)) and accompanied by the certification on behalf of Borrower of the manager or chief financial officer (if any) of Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, the results of operations and the cash flows of Borrower and the Gateway Tower Owner as at the end of such quarter and for the period then ended, and that there was no Event of Default in existence as of such time.

(3) ANNUAL REPORTS. Within ninety (90) days after the close of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2001, a copy of the annual audited financial statements of WWG, prepared on a consolidated and (except with respect to statements of cash flows) consolidating basis to include direct and indirect subsidiaries including Borrower and the Gateway Tower Owner, consisting of balance sheets and statements of income and capital accounts and cash flows (setting forth beginning with the reports for the Fiscal Year ending December 31, 2002 in comparative form in each case the figures for the previous Fiscal Year), which financial statements shall be prepared in accordance with GAAP, shall be certified (only with respect to the financial statements) without qualification by the independent certified public accountants regularly retained by WWG, or any other firm of independent certified public accountants of recognized national standing selected by WWG, and acceptable to Lender, shall include a statement from such accountants to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Potential Default or Event of Default had occurred, and shall be accompanied by a certification of the manager or chief financial officer (if any) of Borrower and the Gateway Tower Owner that (a) all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the cash flows of Borrower and the Gateway Tower Owner as at the end of such year and for the period then ended, (b) all Operating Cash Flow and Net Capital Proceeds have been applied in accordance with the provisions of this Agreement and (c) that there was no Event of Default in existence as of such time.

(4) NOMURA BORROWER REPORTS. As and when required under the Nomura Loan Documents, all periodic financial statements, officer certificates and other information which the Nomura Borrower is required to deliver to the Nomura Lender pursuant to Section 5.1(k) of the Nomura Loan Agreement.

(5) BUDGETS. Within thirty (30) days prior to the beginning of each Fiscal Year, Borrower shall submit to Lender, for Lender's review, detailed operating and capital budgets for each Property for such Fiscal Year. Such capital budgets shall include, where applicable, any then-remaining capital repair work identified in paragraph 1 of Schedule 8.19 (if any).

(6) EVENTS OF DEFAULT; MATERIAL EVENTS. As soon as practicable, but in any event within two (2) Business Days after Borrower becomes aware of the existence of any Event of Default, or any development or other information which would have a Material Adverse Effect, telephonic or facsimile notice specifying the nature of such Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days.

(7) PAYMENT OF CHARGES. Periodic accounting of payments made in respect of Charges imposed upon each Property and amounts available in the Charges Account in respect of the Property and, at Lender's request, copies of tax bills marked "paid" in respect of each Property or canceled checks evidencing payment of such tax bills.

SECTION 1.56 OTHER INFORMATION. Borrower shall deliver to Lender such additional information regarding Borrower, its subsidiaries (including the Gateway Tower Owner and the Nomura Borrower), its business, and any Property within 30 days after Lender's reasonable request therefor, provided that Borrower has reasonable access to such information at reasonable cost.

SECTION 1.57 AUDITS. At Lender's request, Lender may audit the determination of Gross Receipts, Operating Expenses, Operating Cash Flow, Capital Expenditures, Net Capital Proceeds and all escrow or segregated accounts maintained by Borrower including escrow or segregated accounts for Security Deposits, Charges, Lease Buy Out Consideration, and Operating Cash Flow required to be maintained by Borrower pursuant to the terms hereof, which audit may be conducted by Lender or its representatives reviewing Borrower's and the Gateway Tower Owner's books and records (at Lender's expense except as provided below). Borrower shall pay to Lender, travel expenses and reasonable out-of-pocket costs incurred by Lender in performing any single audit in any calendar year and, in addition to such audit, any audit performed by Lender or its agent in connection with (1) Working Capital Advances or Holdback Advances, (2) a request from Borrower to release any Property from the Lien of the Loan Documents or to consent to a sale of a Nomura Property, or (3) an extension of the Term. If any audit performed by, or on behalf of, Lender discloses that Borrower's statement of Gross Receipts, Operating Expenses, Operating Cash Flow, Capital Expenditures, escrow or segregated accounts (for Security Deposits, Charges, Lease Buy Out Consideration or Operating Cash Flow), Net Capital Proceeds or similar financial information is misstated or is otherwise incorrect by greater than 5% of Borrower's reported amount, then Borrower shall pay to Lender the full cost of Lender's audit. Notwithstanding the foregoing, during any period that an Event of Default has occurred and is continuing, Borrower shall be responsible for the full cost and expense of any Lender investigation or audit conducted by Lender.

SECTION 1.58 COMMUNICATION WITH ACCOUNTANTS. Borrower authorizes, and shall cause the Gateway Tower Owner and the Nomura Borrower to authorize, Lender to communicate directly with Borrower's, the Gateway Tower Owner's and the Nomura Borrower's independent certified public accountants, and Borrower authorizes, and shall cause the Gateway Tower Owner and the Nomura Borrower to authorize, those accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Borrower, the Gateway Tower Owner and the Nomura Borrower.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, unless Lender shall otherwise consent in writing, from and after the Closing Date and until the Maturity Date:

SECTION 1.59 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Borrower shall, and shall cause the Gateway Tower Owner and the Nomura Borrower to, (1) do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited liability company, and, unless the loss of same shall not have a Material Adverse Effect, its rights, licenses, privileges and franchises; (2) continue to conduct its business only as permitted hereunder; (3) not make any changes in its business objectives, purposes or operations in any way that would have a Material Adverse Effect; and (4) transact business only in the name of Wellsford/Whitehall Holdings, L.L.C. (as to Borrower), WWG 401 North Washington LLC (as to the Gateway Tower Owner) and Wells Avenue Senior Holdings, L.L.C. (as to the Nomura Borrower), or in each case such other names as Borrower shall specify to Lender in writing not less than thirty (30) days prior to the first date such name is used by Borrower, the Gateway Tower Owner or the Nomura Borrower.

SECTION 1.60 PAYMENT OF INDEBTEDNESS.


(1) Borrower shall, using Gross Receipts from all of the Borrower Properties and Operating Cash Flow (after debt service on the Nomura Loan) from all of the Nomura Properties, (a) pay and discharge or cause to be paid and discharged all Obligations, as and when due and payable (subject to any notice or grace periods provided in the Loan Documents), (b) pay and discharge or cause to be paid and discharged (i) prior to the day that any interest or penalty can be imposed thereon, all Charges imposed upon Borrower, its income and profits, or any of its property (real, personal or mixed), and (ii) lawful claims for labor, materials, supplies and services used by or supplied to Borrower before any thereof shall become in default (subject to any applicable notice or grace periods) and (c) to the extent not paid from Loan proceeds, pay all Capital Expenditures and other Indebtedness related to any of the Borrower Properties as and when such amounts come due.

(2) Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims arising under clause (b) of paragraph (1) above, provided that at the time of commencement of any such action or proceeding, and during the pendency thereof (a) no Event of Default shall be continuing; (b) adequate Reserves with respect thereto are maintained on the books of Borrower, in accordance with GAAP; (c) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence; (d) none of the Borrower Properties would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest; (e) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower; and (f) Lender has not advised Borrower in writing that Lender reasonably believes that nonpayment or nondischarge thereof would have a Material Adverse Effect. Notwithstanding the foregoing, Borrower shall have the right to pay the Charges or claims arising under clause (b) of paragraph (1) above and in good faith contest by proper legal action or proceedings, the validity or amount of such Charges or claims.

(3) If Borrower shall be in default of its obligations to pay and discharge any Charges as provided in paragraph (1) above and provided no contest as described in and as permitted under paragraph (2) above is in process, Lender, at its option and without notice, may pay such Charges and, in such event, the amount of such Charges so paid by Lender (a) shall be added to the Obligations, (b) shall be secured by the Collateral, and (c) shall be immediately due and payable, on demand, together with interest thereon at the Default Rate from the date of any such payment by Lender to the date of any repayment to Lender.

SECTION 1.61 BOOKS AND RECORDS. Borrower shall keep adequate records and books of account with respect to its business activities and the business activities of its subsidiaries, in which proper entries, reflecting all of its financial transactions, are made in accordance with GAAP.

SECTION 1.62 LITIGATION. Borrower shall notify Lender in writing, promptly upon learning thereof, of any litigation commenced against Borrower, the Gateway Tower Owner or the Nomura Borrower, and of the institution against Borrower, the Gateway Tower Owner or the Nomura Borrower of any uninsured suit or administrative proceeding that, in either case, if determined adversely would have a Material Adverse Effect. Any such notification shall be deemed to automatically update Schedule 6.17 hereto to reflect the matters contained in such notification.


SECTION 1.63 COMPLIANCE WITH LAW. Subject to Borrower's right to contest Charges to the extent and in the manner expressly permitted elsewhere in this Agreement, Borrower shall comply with all Laws applicable to Borrower, the Gateway Tower Owner, and each Property, including, with respect to Borrower and the Gateway Tower Owner only, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and social security taxes, except in each case where the failure to so comply will not have a Material Adverse Effect.

SECTION 1.64 MAINTENANCE OF PROPERTY.

(1) Borrower shall, and shall cause the Gateway Tower Owner and the Nomura Borrower to, with respect to each Property, (a) maintain the Property and the improvements located thereon in good repair, order and condition; (b) make all necessary repairs, renewals, replacements, additions and improvements to the Property; (c) not abandon the Property; (d) not permit or suffer any waste to occur in respect of the Property; (e) refrain from impairing or diminishing the value or integrity of the Property or, as to each Borrower Property, the priority and security of the Lien of Lender on the Property; (f) except for the work at the "128 Tech Center" Nomura Property, as described in the 2-year capital budget approved by Lender as a condition to the Initial Advance, not remove, demolish or materially alter any of the Property without the prior written consent of Lender in each instance, except that, Borrower shall have the right to remove and dispose of, free of the Lien of Lender, such fixtures as may, from time to time, become worn out or obsolete, provided that, simultaneously with such removal, any such fixtures shall be replaced with other fixtures that shall have the value and utility equal to that of the replaced fixtures and which shall be free of any security agreement or other Liens of any kind or nature whatsoever, and by such removal and replacement, Borrower shall be deemed to have subjected such replacement fixtures to the Lien of the Deed of Trust encumbering such Property; (g) not execute any conditional bill of sale, chattel mortgage or other security instrument covering any of the equipment located at any Property or purchase any equipment unless ownership of the same will vest unconditionally in Borrower, free from encumbrances on delivery to the Property; (h) not make or permit to be made or installed, any alterations or additions to the Property if doing so would, in the opinion of Lender, impair to any extent the value of the Property; and (i) not make, suffer or permit any nuisance to exist on the Property or any portions thereof, except as to each of the covenants (a) through (i), to the extent that the failure to do so (or to refrain from doing so, as applicable) would not have a Material Adverse Effect.

(2) Borrower shall not permit, and shall cause the Gateway Tower Owner and the Nomura Borrower to not permit, by any act or omission, any building or any other improvement located on any property which is not subject to the Lien of a Deed of Trust (or a mortgage or deed of trust securing the Nomura
     Loan) to rely upon any Property or any portion thereof or any interest therein to fulfill any legal requirements. Borrower shall not impair or permit the impairment of, by any act or omission, the integrity of any Property as one or more lots separate and apart from all other premises owned by any other Person. Except as reflected in or otherwise contemplated by an Asset Business Plan, Borrower shall not initiate, or permit the initiation of, or join in, any zoning change, easement or other modification of zoning regulations in respect of any Property that would result in a Material Adverse Effect. Except as otherwise permitted herein, Borrower shall not, and Borrower shall not permit the Gateway Tower Owner or the Nomura Borrower to, (i) impose any restrictions, covenant or encumbrance upon any Property, execute or file any subdivision plot affecting any Property or consent to the annexation of any Property to any municipality that would result in a Material Adverse Effect, or (ii) permit or suffer the Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied right or easement.

SECTION 1.65 AGREEMENTS. Borrower shall, and shall cause the Gateway Tower Owner and the Nomura Borrower to, perform, within all required time periods (after giving effect to any applicable notice or grace periods), all of its obligations and enforce all of its rights under each Material Agreement to which it is a party if the failure to perform such obligations or enforce such rights would have a Material Adverse Effect.

SECTION 1.66 EMPLOYEE PLANS. Borrower shall not adopt any Plan, and shall not permit the Gateway Tower Owner or the Nomura Borrower to adopt any Plan, without the consent of Lender.

SECTION 1.67 ACCESS. Lender and any of its officers, employees and/or agents shall have the right, exercisable as frequently as Lender (or any representative of Lender) reasonably determines to be appropriate, during normal business hours (or at such other times as may reasonably be requested by Lender or any representative of Lender) to inspect any Property. Lender and any of its officers, employees and/or agents shall have the right, exercisable as frequently as Lender (or any representative of Lender) reasonably determines to be appropriate, during normal business hours (or at such other times as may reasonably be requested by Lender or any representative of Lender), to inspect, audit and make extracts from all of Borrower's, the Gateway Tower Owner's and the Nomura Borrower's records, files and books of account at Lender's cost except in those instances in which Lender's audit costs are to be paid by Borrower, as provided for elsewhere in this Agreement. Borrower shall, and shall cause the Gateway Tower Owner and the Nomura Borrower to, deliver any document or instrument reasonably necessary for Lender (or any representative of Lender), as any of them may request, to obtain records from any service bureau maintaining records for Borrower, the Gateway Tower Owner or the Nomura Borrower. Borrower shall, and shall cause the Gateway Tower Owner and the Nomura Borrower to, instruct its banking and other financial institutions and the Asset Manager to make available to Lender such information and records as Lender (or any representative of Lender) may reasonably request.

Section 8.1 TAXES ON PAYMENTS OR SECURITY.

(1) To the extent permitted by applicable Law and subject to the last sentence of this paragraph, any and all payments by Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, mortgage recording taxes, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes or taxes imposed on or measured by the net or gross income, capital or gross receipts of Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note (for which Lender will not be able to obtain a refund or credit against taxes other than with respect to the receipt of payments pursuant to the Note), (a) the sum payable to Lender shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made (but only to the extent that Lender is not able to obtain a refund or credit of such amounts deducted), (b) Borrower shall make such deductions, and (c) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable Law. Borrower will not be required to pay any amounts pursuant to this paragraph (1) for Taxes to a subsequent holder of the Note to the extent that GECC would not have been required to pay such Taxes.

(2) To the extent permitted by applicable Law and subject to the last sentence of this paragraph, Borrower agrees to pay any present or future stamp or documentary taxes or any other sales, transfer, excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Note or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement or the Note, the Loan Documents and any other agreements and instruments contemplated thereby (hereinafter referred to as "OTHER Taxes") except for excluded taxes described in paragraph (1) above. Borrower will not be required to pay any amounts to a subsequent holder of the Note as provided in this paragraph (2) to the extent that Other Taxes would not have been payable had GECC continued to hold the Note.

(3) To the extent permitted by applicable Law, Borrower shall indemnify Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section), but not excluded taxes described in paragraph (1) above or Taxes or Other Taxes imposed due to any action of Lender, paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within ninety (90) days from the date Lender makes written demand therefor.

(4) Within ninety (90) days after the date of any payment of Taxes, Borrower shall furnish to Lender, at the address to which notices to Lender are to be sent under this Agreement, the original or a certified copy of a receipt evidencing payment thereof.

(5) Without prejudice to the survival of any other agreement of Borrower, the agreements and obligations of Borrower and Lender contained in this Section shall survive the payment in full of principal and interest hereunder and under the Note and the termination of this Agreement.

(6) Lender shall promptly notify Borrower in writing upon receipt by Lender of notice of any pending or threatened federal, state or local tax audits or assessments for which Borrower would be required to indemnify Lender pursuant to this Section. Borrower shall be entitled to participate at its own expense in the defense of any tax claim which may be subject to indemnification by Borrower pursuant to this Section. Lender shall not settle any such tax claim without the prior written consent of Borrower.

(7) If Lender is entitled to a refund or credit relating to amounts which Borrower has paid Lender pursuant to this Section, Lender shall promptly pay to Borrower the amount of such refund or credit together with any interest thereon upon receipt thereof. Upon reliance of an opinion of counsel that provides that there is a reasonable basis for such claim, Borrower can require Lender to file all necessary or appropriate tax forms to obtain a refund or credit of an amount for which Borrower has indemnified Lender.

SECTION 1.68 ENFORCEMENT. At Borrower's sole cost and expense, Borrower will appear in and defend any action growing out of or in any manner connected with any of the Collateral Documents, or the obligations or liabilities of Borrower or any other party thereunder, or any guarantee thereof, and Lender, if made a party to any such action, may employ counsel and incur and pay the necessary costs and expenses and reasonable attorneys' fees, and all such sums, together with interest thereon at the Default Rate, shall immediately be due from Borrower, shall be added to the Obligations and secured by the Collateral.

SECTION 1.69 ASSET MANAGEMENT.

(1) Borrower shall not take or permit the Gateway Tower Owner to take any action that is in contravention of the Agreement Regarding Asset Management (including the payment to Asset Manager of any fee prior to making the payment of any principal, interest or other sums then due under the Loan Documents).

(2) At Borrower's sole cost and expense, Borrower will appear in and defend any action growing out of or in any manner connected with the Asset Manager's obligations (with respect to the Properties) under the WWG Operating Agreement or the obligations or liabilities of Borrower or any other party thereunder, and Lender, if made a party to any such action, may employ counsel and incur and pay the necessary out-of-pocket costs and expenses and reasonable attorneys' fees, and all such sums, together with interest thereon at the Default Rate, shall immediately be due from Borrower, shall be added to the Obligations and secured by the Collateral.

SECTION 1.70 MAINTENANCE OF REPRESENTATIONS; SUPPLEMENTAL DISCLOSURE. Borrower shall cause the representations set forth in Article 6 hereof (other than with respect to the representations that are given to the knowledge of Borrower, as to which no further representation shall be deemed given) to remain true as of the date of the funding of any Advance (I.E., the representations shall be updated and made as of such later dates rather than restated at such later dates as of the Closing Date, except that no such update shall be required if the matter to be disclosed would not have a Material Adverse Effect). Lender's remedies for a breach of any such updated representation regarding any Property shall be the same as for a breach of a representation, as described in Section
8.17. From time to time as may be necessary (in the event that such information is not otherwise delivered by Borrower to Lender pursuant to this Agreement), so long as there are Obligations outstanding hereunder, Borrower will supplement or amend each Schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby, provided, however, that any notice delivered to Lender hereunder in respect of any information that relates to a representation shall be deemed to constitute an exception to such representation whether or not such information would otherwise appear on a Schedule.

SECTION 1.71 PROPERTY DOCUMENTS; ASSET BUSINESS PLANS. Borrower shall promptly deliver to Lender true and correct copies of any and all Property Documents (other than internal Borrower, Gateway Tower Owner and Nomura Borrower memoranda and communications between Borrower, Gateway Tower Owner and Nomura Borrower and their respective counsel) received by Borrower, Gateway Tower Owner or Nomura Borrower at any time during the term of the Loan. Borrower shall deliver to Lender copies of all Asset Business Plans (including annual budgets) within the time periods set forth for delivery of such Asset Business Plans (including annual budgets) to Borrower pursuant to the WWG Operating Agreement, subject to reasonable extensions.

SECTION 1.72 INTEREST RATE CAP AGREEMENT. Within fourteen (14) days after the Closing Date, Borrower agrees to enter into and at all times thereafter maintain an interest rate cap agreement or other hedging device in connection with the Loan, which agreement or hedging device shall have a notional amount not less than the outstanding Loan balance and shall have a strike price of, or shall otherwise cap Borrower's LIBOR Rate exposure at, not more than 300 basis points in excess of the LIBOR Rate in effect on the Closing Date. The form of the interest rate cap agreement or other hedging device required pursuant to this Section, and the counterparty to such agreement, shall be reasonably satisfactory to Lender. Borrower shall, upon execution of such agreement, deliver to Lender the Collateral Assignment of Interest Rate Cap Agreement, duly executed and delivered by Borrower in favor of Lender, together with the consent of the counterparty thereunder to such collateral assignment. The interest rate cap agreement shall at all times cover the outstanding Loan balance.

SECTION 1.73 INDEMNIFICATION. Subject to the provisions of Section 12.1 hereof, Borrower shall indemnify and hold Lender harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by Lender as the result of its having entered into any of the Loan Documents or extended credit hereunder (excluding those arising solely and directly from Lender's gross negligence or willful misconduct), including any suits, actions, proceedings, claims, damages, losses, liabilities or expenses arising in connection with any brokerage, finders' or other commissions or fees which any broker or other Person claims is owing in connection with Borrower's or the Gateway Tower Owner's acquisition of the Borrower Properties or in connection with the Loan or the transactions contemplated by the Loan Documents (except to the extent such Person claims that such commissions or fees are owing solely by virtue of its dealings with Lender).

SECTION 1.74 IMPAIRED PROPERTY. Notwithstanding anything herein to the contrary, if any representation or covenant herein, or in any other Loan Document, with respect to any Property has been breached and, in Lender's reasonable opinion, such breach impairs the value of such Property (any such Property being referred to herein as an "IMPAIRED PROPERTY") by at least five percent (5%) of its Property Basis or $250,000, whichever is less, then (unless Borrower proves to Lender's reasonable satisfaction that such breach was appropriately considered in the determination of the initial Property Basis of the Impaired Property, or Borrower establishes a cash Reserve which is sufficient in Lender's reasonable judgment to cure such breach and is deposited into a segregated account pledged to Lender such that Lender shall have a first priority perfected lien upon such Reserve, in either which case, no default shall be deemed to exist) Borrower shall either (1) cure such breach to Lender's reasonable satisfaction, or (2) at Borrower's option (a) pay to Lender the Adjusted Loan Basis for the Impaired Property and the other sums payable to Lender under Section 2.4 or Section 2.5 (as applicable) in connection with a release of such Property from the Loan Documents or the Nomura Loan Documents, as applicable (at which time Lender shall release such Property, if a Borrower Property, from the Lien of the Loan Documents), or (b) pay to Lender such sum as will, in Lender's reasonable opinion, reduce the Adjusted Loan Basis of such Impaired Property to an amount equal to not more than eighty percent (80%) of the fair market value of such Property (provided that if the Impaired Property is a Nomura Property, then the Adjusted Loan Basis shall be reduced to an amount equal to (i) 80% of the fair market value of such Property minus (ii) the Nomura Loan balance), as determined by Lender in its reasonable discretion; provided, however, that the option described in clause (b) shall not be available if such breach impairs the value of the Impaired Property by at least twenty-five percent (25%) of its Property Basis. At Borrower's option, and without prepayment premium or penalty, Borrower can pay the amount described in clauses (a) or (b) either in a lump sum payment or through payment to Lender of one hundred percent (100%) of Operating Cash Flow, after payment of (1) debt service on the Loan and on the Nomura Loan and
(2) the Asset Management Fee (except to the extent deducted as an Operating Expense in determining Operating Cash Flow), until such sum has been paid in full. In the event Borrower has elected to make such payments from Operating Cash Flow and such Operating Cash Flow is not sufficient to complete the payments required by said clauses (a) or (b) within 180 days after the date Lender asserted the respective breach in question, then upon the expiration of said 180 day period, Borrower shall be required to pay an amount which, together with all such prior payments received by Lender from Operating Cash Flow, shall be sufficient to make such payment as described in clauses (a) or (b) above. Lender's remedies as set forth in this Section shall be exercisable by Lender at any time and from time to time during the term of the Loan.

SECTION 1.75 CURING. Lender shall have the right, but shall not have the obligation, to cure any "Event of Default" under the Nomura Loan Documents. Borrower agrees to reimburse Lender on demand for any and all costs and expenses incurred by Lender in connection with curing such an Event of Default under the Nomura Loan Documents.

SECTION 1.76 PROPERTY-SPECIFIC COVENANTS. Borrower shall perform, or shall cause the Gateway Tower Owner or the Nomura Borrower to perform, the covenants (if any) set forth in Schedule 8.19 hereto applicable to one or more specific Properties.

SECTION 1.77 COMPLIANCE WITH NOMURA LOAN DOCUMENTS. Borrower shall cause the Nomura Borrower to pay and perform when due all obligations, covenants and agreements of Nomura Borrower under the Nomura Loan Documents, and Borrower shall not permit the Nomura Borrower to obtain or otherwise agree to any release or forbearance of any of the Nomura Borrower's obligations under the Nomura Loan Documents without Lender's prior written consent. If at any time the Nomura Properties (or any of them) cease to be subject to the Lien of the Nomura Loan Documents or the Lien of the loan documents evidencing or securing a refinance of the Nomura Properties permitted under Section 9.11 (but such Properties continue to be owned by the Nomura Borrower), then Borrower shall cause the Nomura Borrower to lease, manage and otherwise operate such Nomura Properties in accordance with the requirements contained in this Agreement and the other Loan Documents, and shall cause the Nomura Borrower to execute and deliver to Lender such deeds of trust and other security documents, and to obtain for Lender's benefit such title insurance, as Lender reasonably requires in order to obtain valid, insured, first position Liens on such Nomura Properties insuring the Obligations.

SECTION 1.78 SHATTUCK OFFICE CENTER PROPERTY. If the Shattuck Office Center Holdback is not advanced in accordance with paragraph 3 in Part D of Schedule 2.1, and such Loan funds are canceled in accordance with such paragraph, then within seventy-five (75) days after the Closing Date Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that Borrower has transferred the Shattuck Office Center Property to another Person, which Person may be related to Borrower so long as Borrower is not directly or indirectly liable on a recourse basis for any such Person's indebtedness or obligations to any other Person.

                                    ARTICLE 9

                               NEGATIVE COVENANTS

Borrower covenants and agrees that, without Lender's prior written consent, from and after the Closing Date:

SECTION 1.79 MERGERS, ETC. Neither Borrower, WWPII, Wells Avenue Holdings, WASH Manager, Nomura Borrower nor the Gateway Tower Owner shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person.

SECTION 1.80 INVESTMENTS; LOANS AND ADVANCES. Except as otherwise permitted by Sections 9.3 or 9.5 hereof, neither Borrower, WWPII, Wells Avenue Holdings, WASH Manager, Nomura Borrower nor the Gateway Tower Owner shall make any investment in, or make or accrue loans or advances of money to, any Person through the direct or indirect holding of securities or otherwise, except (1) direct obligations of the United States, or obligations unconditionally guaranteed by the United States, (2) commercial paper rated in the highest grade by Standard & Poor's or Moody's Investors Service, Inc., and (3) time deposits with, including certificates of deposit issued by, bankers acceptances issued by, and repurchase agreements with respect to investments described in clauses (1) and (2) with, any office located in the United States of any bank, trust company or savings association which is organized under the Laws of the United States or any state thereof and has total assets aggregating at least $500,000,000, provided in each case that such investment matures within one year from the date of acquisition thereof.

SECTION 1.81      INDEBTEDNESS.

(1) Borrower shall not, and shall not permit the Gateway Tower Owner to, create, incur, assume or permit to exist any Indebtedness, except, (a) Indebtedness secured by Liens permitted under Section 9.7 hereof, (b) the Loan, (c) Indebtedness specifically approved in writing by Lender, (d)
     Guaranteed Indebtedness incurred solely by endorsement of instruments or items of payment for deposit to the general account of Borrower or of the Gateway Tower Owner except for surety bonds and performance guarantees entered into in the ordinary course of Borrower's or the Gateway Tower Owner's business, and (e) Indebtedness incurred in connection with the indemnifications given to the Title Company in connection with the issuance of the Title Policies and endorsements required pursuant hereto which Indebtedness shall be subordinate in all respects to the Obligations (it being specifically agreed, however, that payments made under the indemnifications prior to an Event of Default for the purpose of paying delinquent real estate taxes shall not be a default hereunder).

(2)  Borrower shall not, and shall not permit the Gateway Tower Owner to, engage
     in  any  sale-leaseback  or  similar  transaction   involving  any  of  the
     Collateral.

(3) Borrower shall not permit or give its consent or approval to the incurrence or assumption of any Indebtedness by Wells Avenue Holdings or WASH Manager. In addition, WWPII shall not incur or assume any Indebtedness other than any Indebtedness that may arise under the existing agreements listed on
     Schedule 6.26 hereto.

SECTION 1.82      STRUCTURE; TRANSFERS.

(1) Borrower shall not amend the Operating Agreement, and shall not permit the Gateway Tower Owner, Wells Avenue Holdings, WASH Manager or Nomura Borrower to amend their respective operating agreements, in any way that would have a Material Adverse Effect.

(2) No member of Borrower, the Gateway Tower Owner, WWG, WWPII, Wells Avenue Holdings, WASH Manager or Nomura Borrower shall assign, transfer, sell, convey, encumber, pledge or hypothecate, whether directly or indirectly, by operation of law or otherwise (collectively, "TRANSFERS"), any of the membership interests in Borrower, the Gateway Tower Owner, WWG, WWPII, Wells Avenue Holdings, WASH Manager or Nomura Borrower or permit any change in its ownership. Notwithstanding the foregoing (and without limiting other Transfers not prohibited by the foregoing), the following Transfers shall be permitted so long as one or more of the Whitehall Parties or (after January 1, 2004 only) Wellsford, individually or collectively, at all times during the Term retain ultimate decision making authority over the management and operations of Borrower: (a) Transfers of interests between WHWEL, WXI/WWG and W/WGH and transfers of interests in WHWEL, WXI/WWG and W/WGH between Whitehall Parties, provided that in each instance no cash is distributed by WWG or any subsidiary thereof to or for the benefit or account of the transferor in connection with such transfer, (b) Transfers of interests in WCPT not held by Wellsford as of the Closing Date (which interests do not, and shall not, exceed 2% of the interests in WCPT), (c) any conversion or Transfer (as defined in the WWG Operating Agreement) of any interest held by any Saracen Member (as defined in the WWG Operating Agreement), (d) from and after January 1, 2004, the acquisition by either the Whitehall Parties or Wellsford of all of the other's ownership interests in WWG pursuant to the "buy-sell" provisions in Section 8.2(c) of the WWG Operating Agreement, and (e) Transfers (as defined in the WWG Operating Agreement) by the Whitehall Parties or Wellsford of up to ten percent (10%) of their respective interests in WWG for the benefit of their respective employees, subject to and in strict accordance with the provisions added to Section 8.1(a) of the WWG Operating Agreement pursuant to Section 2.24 of the First Amendment thereto dated December 21, 2000
     (with no further revision or amendment to such section). If either the Whitehall Parties or Wellsford sells or otherwise transfers to the other 100% of their ownership interests in WWG as permitted in clause (d) of the preceding sentence, (i) such selling/transferring Persons shall have no liability under the Joinder with respect to events occurring after such Persons cease to have any interest in WWG, and (ii) unless the obligation to maintain the Indemnitors' Net Worth requirement has been terminated in accordance with Section 2.10, it shall be a condition to any such transfer between the Whitehall Parties and Wellsford that the transferee can satisfy the Indemnitors' Net Worth requirement under the Indemnification Agreement, without regard to the Net Worth of the transferor. Notwithstanding anything contained in this Agreement to the contrary, the occurrence of any violation of this Section 9.4(2), shall constitute an immediate Event of Default under this Agreement which shall not be subject to any notice and cure provisions set forth in Section 10.1 hereof, and which shall entitle Lender to immediately commence exercising its remedies hereunder.

(3) Borrower shall not, and shall not permit the Gateway Tower Owner to, take any action or forbear from taking any action (including, without limitation, the granting of consents to actions taken or proposed to be taken by others) that would cause Borrower or the Gateway Tower Owner to be taxable as a corporation for federal income tax purposes.

SECTION 1.83 MAINTENANCE OF BUSINESS. Borrower shall not engage in any business other than the business of owning and operating the Borrower Properties and owning 100% of the membership interests in the Gateway Tower Owner and Wells Avenue Holdings. Borrower shall not permit the Gateway Tower Owner to engage in any business other than the business of owning and operating the Gateway Tower Property. WWPII shall not engage in any business other than the business of owning 100% of the membership interests in Borrower and owning 100% of the membership interests in Wellsford One Mall, L.L.C., which indirectly owns an office property located at 10025 Governor Warfield Parkway, Columbia, Maryland.

SECTION 1.84      AFFILIATE TRANSACTIONS.


(1) Borrower shall not, and shall not permit the Gateway Tower Owner to, enter into or be a party to any transaction with any Affiliate of Borrower, except for (a) transactions contemplated by this Agreement with respect to the refinancing of a Property, and (b) any other arrangement, provided that the terms are (i) commercially reasonable and competitive with amounts that would be paid to or received from third parties on an "arm's-length" basis and (ii) reduced to a writing covering all material aspects of such arrangement. Lender acknowledges that, pursuant to the WWG Operating Agreement, the Asset Manager may receive additional compensation (in addition to the Asset Management Fee) for performing certain additional services for Borrower and the Gateway Tower Owner with respect to the Properties, as described in Section 9.2(b) to the WWG Operating Agreement. Nothing contained in this Agreement shall prohibit Borrower and the Gateway Tower Owner from compensating the Asset Manager for performing services in addition to the asset management services for which the Asset Manager is compensated by the Asset Management Fee, so long as in each case the arrangement complies with the requirements of clause (b) of the first sentence of this Section 9.6(1).

(2) Borrower shall not, and shall not permit the Gateway Tower Owner to, enter into any agreement or transaction to pay to any Person any management or similar fee based on or related to Borrower's or the Gateway Tower Owner's operating performance or income or any percentage thereof, nor pay any management or similar fee to an Affiliate, provided that the foregoing shall not prohibit Borrower from making distributions to WWPII which will ultimately be used to compensate the Asset Manager under the WWG Operating Agreement.

SECTION 1.85 LIENS. Borrower shall not create or permit, and Borrower shall not allow the Gateway Tower Owner, Wells Avenue Holdings, WASH Manager or the Nomura Borrower to create or permit, any Lien (unless Borrower proves to Lender's reasonable satisfaction that any such Lien was appropriately considered in the determination of the initial Property Basis of such Property) on any of its properties or assets (including the Shattuck Office Center Property) except, as to Borrower, the Gateway Tower Owner and Nomura Borrower only:

(1) presently existing or hereinafter created Liens in favor of Lender (or, as to the Nomura Borrower, the Nomura Lender);

(2) Permitted Encumbrances (provided that Borrower also may permit a Lien on each Property and the Shattuck Office Center Property for current but not delinquent property taxes, assessments or other governmental charges or levies against such Property or the Shattuck Office Center Property, as applicable);

(3)  Liens securing Indebtedness specifically approved by Lender in writing;

(4) non-monetary Liens which individually or in the aggregate would not have a Material Adverse Effect; and

(5) monetary Liens which individually or in the aggregate would not have a Material Adverse Effect and for which Borrower (or the Nomura Borrower) has established a reserve with Lender (or the Nomura Lender, as to the Nomura Borrower) necessary for the removal of such Lien, and Borrower is diligently pursuing cure and/or contesting the Lien in accordance with
     Section 8.2(2) hereof (or, as to the Nomura Borrower, in accordance with the Nomura Loan Documents).

SECTION 1.86 EVENTS OF DEFAULT. Borrower shall not take or omit to take any action, and shall not permit the Gateway Tower Owner or the Nomura Borrower to take or omit to take any action, which act or omission would constitute (1) a Potential Default or an Event of Default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or the Ancillary Agreements, (2) a "Default" or an "Event of Default" pursuant to the Nomura Loan Documents, or (3) a material default or an event of default (after notice and applicable grace periods set forth in such other contract or instrument) pursuant to, or noncompliance with, any other contract or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien, unless such default, event of default or non-compliance would not have a Material Adverse Effect; provided, however, that for purposes of this clause
(3), no Material Adverse Effect shall be deemed to have occurred as a result of a material adverse effect on any Property individually unless such material adverse effect shall also result in a Material Adverse Effect on Borrower or the Properties as a whole.

SECTION 1.87 GROUND LEASES. Except for the Challenger Road Ground Lease, Borrower will not directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any ground leases.

SECTION 1.88 MATERIAL AGREEMENTS. Borrower shall not enter into, and shall not permit the Gateway Tower Owner or the Nomura Borrower to enter into, any Material Agreements. Notwithstanding the foregoing, Lender's consent shall not be required for Borrower or the Gateway Tower Owner to enter into any contract for work to be performed or services to be rendered in connection with (1) Tenant Improvements for Leases which are entered into in accordance with this Agreement and (2) Capital Expenditures approved by Lender.

SECTION 1.89 LIMITATION ON SECURITIES ISSUANCES. Borrower shall not permit the Gateway Tower Owner, Wells Avenue Holdings, WASH Manager or the Nomura Borrower to issue, any membership interests or securities other than those issued on the date hereof; provided, however, that this provision is not intended to limit the ability of the existing members in these entities to provide additional capital contributions to such entities.

SECTION 1.90 APPROVAL RIGHTS OF BORROWER WITH RESPECT TO THE NOMURA BORROWER. Borrower shall not, without the prior written consent of Lender, permit or give its consent or approval to the cancellation, surrender or termination of any Lease within the Nomura Properties except as expressly permitted under the Nomura Loan Documents. In addition, Borrower shall not, without the prior written consent of Lender, permit or give its consent or approval to any of the following actions:

(1) Any refinancing of the Nomura Loan, any sale (except as permitted pursuant to Section 2.5 above), transfer, assignment, conveyance, encumbrance, pledge or hypothecation of any of the Nomura Properties, or any action in connection with or in furtherance of any of the foregoing.

(2) Any material modification, amendment, consolidation, spread, restatement or waiver of any provision of any of the Nomura Loan Documents.

(3)  Replacement  of  WASH  Manager  or the  property  manager  for  the  Nomura
     Properties, or any amendment, modification, termination or waiver of the operating agreement of WASH Manager or the property management agreement covering the Nomura Properties, other than a replacement or amendment of such property management agreement effected by the Nomura Lender pursuant to the Nomura Loan Agreement.

(4) The distribution of any Nomura Borrower property other than cash to the members of Nomura Borrower.

(5)  The loaning by Nomura Borrower of any money to any Person.

(6) The incurrence or assumption on behalf of the Nomura Borrower, directly or indirectly, of any Indebtedness other than (a) the Nomura Loan and (b) "Permitted Indebtedness" (as defined in the Nomura Loan Agreement).

(7) Causing or permitting the Nomura Borrower, WASH Manager or Wells Avenue Holdings to (a) merge, convert or consolidate with or into any other business entity, (b) dissolve, wind up or liquidate or take any action or omit to take any action, as a result of which Nomura Borrower, WASH Manager or Wells Avenue Holdings would be dissolved, wound up or liquidated in whole or in part, (c) engage in any business activity not currently described in the certificate of formation or operating agreement of Nomura Borrower, WASH Manager or Wells Avenue Holdings, (d) amend, modify, waive or terminate the certificate of formation or operating agreement of Nomura Borrower, WASH Manager or Wells Avenue Holdings, or (e) take any action not in compliance with Section 4.1(dd) of the Nomura Loan Agreement.

                                   ARTICLE 10

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

SECTION 1.91 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

(1) Borrower shall fail to make any payment of principal of, or interest on or any other amount owing in respect of, the Loan, or any of the other Obligations when due and payable or declared due and payable, and such failure shall have remained unremedied for a period of five (5) Business Days after such failure, except that with respect to expenses payable under this Agreement, or other Obligations owing under any Loan Document other than this Agreement, such failure shall have remained unremedied for a period of five (5) Business Days after Borrower has received notice of such failure from Lender.

(2) Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents, or Borrower shall fail or neglect to perform, keep or observe any of the provisions of any other Loan Document and the same shall remain unremedied for a period of thirty (30) days after Borrower shall receive written notice of any such failure from Lender; provided, however, if such failure or neglect is of the type which is curable but which cannot be cured within such 30-day period, such failure or neglect shall not be an Event of Default if Borrower, within such 30-day period, has commenced and thereafter is diligently pursuing such cure, in which event Borrower shall have such additional time as is reasonably required to effect such cure, but in no event in excess of 180 days; and provided further that a breach of a covenant with respect to one or more Properties shall not constitute an Event of Default hereunder if such breach gives rise to Lender's remedies with respect to an Impaired Property, so long as Borrower is performing its obligations under the provisions hereof concerning Impaired Properties.

(3) Any representation or warranty herein, or in any other Loan Document, or in any written statement pursuant thereto or hereto, report, financial statement, or certificate made or delivered to Lender by Borrower shall be untrue or incorrect in any material respect, as of the date when made or deemed made (including those made or deemed made in connection with each Advance) and such representation or warranty, if made by Borrower after the Closing Date, shall, if the condition that gave rise to the breach of representation or warranty is capable of being cured, remain untrue or incorrect for a period ending on the first to occur of (a) thirty (30) days after Borrower has received written notice of the falsity or inaccuracy of such representation or warranty from Lender, or (b) thirty (30) days after Borrower shall become aware of such falsity or inaccuracy; provided, however, that if the breach of the representation or warranty is of a nature which is curable but which cannot be cured within such 30-day period such failure shall not be an Event of Default if Borrower, within such 30-day period, shall have commenced to cure the condition that gave rise to the breach of representation or warranty and thereafter diligently pursues such cure, in which event Borrower shall have such additional time as is reasonably required to effect such cure, but in no event in excess of one hundred eighty (180) days; and provided further that a breach of a representation or warranty shall not constitute an Event of Default hereunder if such breach gives rise to Lender's remedies with respect to an Impaired Property, so long as Borrower is performing its obligations under the provisions hereof concerning Impaired Properties.

(4) Any of the assets of Borrower or the Gateway Tower Owner to which in excess of $100,000 in aggregate Adjusted Loan Basis has been allocated shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Borrower or the Gateway Tower Owner and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than Borrower or the Gateway Tower Owner shall apply for the appointment of a receiver, trustee or custodian for any of the assets of Borrower or the Gateway Tower Owner and such application shall remain unstayed or undismissed for thirty (30) consecutive days; or Borrower or the Gateway Tower Owner shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar Law.

(5) A case or proceeding shall have been commenced against Borrower or the Gateway Tower Owner in a court having competent jurisdiction seeking a decree or order in respect of Borrower or the Gateway Tower Owner (a) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar Law, (b) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or the Gateway Tower Owner or of any substantial part of Borrower's or the Gateway Tower Owner's properties, or (c) ordering the winding-up or liquidation of the affairs of Borrower or the Gateway Tower Owner, and such case or proceeding shall remain undismissed or unstayed for thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

(6) Borrower or the Gateway Tower Owner shall (a) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar Law, (b) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Borrower or the Gateway Tower Owner or of any substantial part of Borrower's or the Gateway Tower Owner's properties, (c) admit in writing its inability to pay its debts generally as such debts become due, or (d) take any action in furtherance of any such action.

(7) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $250,000 in the aggregate shall be rendered against Borrower or the Gateway Tower Owner and the same shall not be (i) fully covered (taking into account the deductible) by insurance maintained by Borrower or the Gateway Tower Owner in accordance with the requirements of this Agreement, or (ii) vacated, stayed, bonded, paid or discharged for a period of thirty (30) days.

(8) Any provision of any Collateral Document, after delivery thereof shall for any reason (other than being contrary to applicable Law or public policy, and other than by Lender's acts) cease to be valid or enforceable in accordance with its terms, or any security interest created under any Collateral Document shall cease to be a valid and perfected first priority security interest or Lien (subject to Permitted Encumbrances and except as otherwise stated therein and other than being contrary to applicable Law or public policy, and other than by Lender's acts) in any of the Collateral purported to be covered thereby.

(9) Asset Manager defaults under the WWG Operating Agreement (with respect to its obligations thereunder regarding the Properties, or any of them) beyond applicable grace periods or ceases to act as asset manager for the Properties under the WWG Operating Agreement unless in each case Borrower has replaced Asset Manager as manager with a manager satisfactory to Lender in its reasonable discretion within thirty (30) days. Lender acknowledges and agrees that, subject to Section 9.6(1)(b), Archon Group, L.P. would be an acceptable replacement manager, so long as Archon Group, L.P. is not in breach or default of its obligations under any asset management agreement or collateral assignment thereof entered into by Archon Group, L.P. in connection with other loans by Lender to Affiliates of any of the Whitehall Parties.

(10) The occurrence of any breach or default under the Challenger Road Ground Lease beyond any applicable grace or cure period, or the occurrence of any other event which would entitle the landlord to terminate the Challenger Road Ground Lease.

(11) Any "Event of Default" occurs under the Nomura Loan Documents.

(12) At any time prior to the first to occur of (a) the release of the Gateway Tower Property from the Lien of the Loan Documents, and Lender's receipt of the Release Payment in connection therewith, in accordance with Section 2.4, or (b) the transfer of the Gateway Tower Property to Borrower in accordance with Section 2.10, the Indemnitors' Net Worth is less than $100,000,000; provided, however, that an Event of Default shall not exist under this Section 10.1(12) if, within thirty (30) days after Borrower has received written notice from Lender, (i) the Indemnitors' Net Worth has been increased to at least $100,000,000, (ii) the Gateway Tower Property is released from the Lien of the Loan Documents, and Lender has received the Release Payment in connection therewith, in accordance with Section 2.4, or
     (iii) the Gateway Tower Property is transferred to Borrower in accordance with Section 2.10, provided that if, within five (5) days after receipt of Lender's default notice, Lender receives written notice from Borrower of Borrower's intention to cure the default in accordance with clause (iii) above, then such 30-day cure period shall commence running from the date Borrower has received both (A) written notice from Lender describing in reasonable detail all items Lender will require Borrower to execute and deliver pursuant to Section 2.10 and (B) copies of the documents which Lender will require to be executed pursuant to Sections 2.10(3) and (7).

Notwithstanding anything to the contrary herein or in the other Loan Documents, if an Event of Default (which arises from the occurrence of a breach, default, failure of condition or other event for which no cure period is provided herein) or a Potential Default occurs hereunder or under another Loan Document because a representation or warranty or a covenant is breached as it affects a particular Property (a "DEFAULT PROPERTY"), such Event of Default or Potential Default may be cured by paying to Lender, as the Release Payment or Nomura Payment (as applicable) for such Default Property, the Adjusted Loan Basis for the Default Property plus (if such Property is the last remaining Nomura Property to be released) any additional amount payable pursuant to Section 2.5(1)(d) above (together with all other sums payable to Lender in connection with a release of such Property pursuant to Section 2.4 or, as to the Nomura Properties, a release pursuant to Section 2.5) within ten (10) days of written notice from Lender (as to any such Event of Default), or within the applicable cure period provided in this Section 10.1 (as to any such Potential Default), in which event (if the Default Property is a Borrower Property) Lender shall release all of its Liens on the Default Property and all of the personal property Collateral related solely thereto. Lender agrees that an Event of Default arising under Section 10.1(10) shall cause the Challenger Road Property to be a Default Property, and that such an Event of Default is curable under this paragraph.

SECTION 1.92      REMEDIES.

(1) If any Event of Default (other than an Event of Default which is curable under the last paragraph of Section 10.1 and as to which the ten-day cure period has not yet expired) shall have occurred and be continuing, (a) Lender may, without notice, terminate this facility with respect to funding further Advances, whereupon no additional Loan proceeds shall be funded hereunder, and/or (b) Lender may: (i) without notice, declare all Obligations to be forthwith due and payable, whereupon all such Obligations shall become and be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default specified in Sections 10.1(4), (5) or (6) hereof, such Obligations shall become due and payable without declaration, notice or demand by Lender; and (ii) exercise all remedies available to Lender in the Loan Documents, at law, in equity or otherwise.

(2) Upon the occurrence of an Event of Default Lender shall have the right to request Borrower to, and Borrower shall, execute new promissory notes (and appropriate amendments to the other Loan Documents) aggregating the then outstanding balance due on the Loan. Borrower hereby designates Lender as its attorney-in-fact to execute any such documents on behalf of Borrower, such appointment being coupled with interest, and such designation shall be irrevocable.

SECTION 1.93 WAIVERS BY BORROWER Except as otherwise provided for in this Agreement and applicable Law, Borrower waives (1) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate and notice of acceleration, (2) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (3) the benefit of all valuation, appraisal and exemption Laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

SECTION 1.94 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than deposits held by Borrower in trust for other persons, such as Security Deposits, and other such deposits) and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations of Borrower now or hereafter existing under this Agreement and the Note held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which Lender may have.

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 1.95 NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged, by a nationally recognized overnight delivery service (such as Federal Express), or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answerback, addressed as follows:

  (a)      If to Lender, at:

           General Electric Capital Corporation
           c/o GE Capital Realty Group, Inc.
           16479 Dallas Parkway, Suite 600
           Addison, Texas  75001-2512
           Attention:  Asset Manager (Whitehall/Wellsford)
           Telecopy Number:  (972) 447-2667

           with copies to:

           General Electric Capital Corporation
           292 Long Ridge Road
           Stamford, Connecticut  06927
           Attention: Kevin L. Korsh, Esq. (Whitehall/Wellsford)
           Telecopy Number:  (203) 357-6768

  (b)      If to Borrower, at:

           Wellsford/Whitehall Holdings, L.L.C.
           c/o WP Commercial, L.L.C.
           26 Main Street
           Chatham, New Jersey  07928
           Attention:  Mr. Richard Previdi and Steven Jason, Esq.
           Telecopy Number:  (973) 701-1115

           with copies to:

           Whitehall Street Real Estate Limited Partnership XI
           85 Broad Street, 10th Floor
           New York, New York  10004
           Attention:  Chief Financial Officer
           Telecopy Number:  (212) 357-5505

           and to:

           Sullivan & Cromwell
           125 Broad Street
           New York, New York  10004
           Attention:  Anthony Colletta, Esq.
           Telecopy Number:  (212) 558-3588

  (c)      If to the Whitehall Parties, at:

           Whitehall Street Real Estate Limited Partnership XI
           85 Broad Street, 10th Floor
           New York, New York  10004
           Attention:  Chief Financial Officer
           Telecopy Number:  (212) 357-5505

           and to:

           Sullivan & Cromwell
           125 Broad Street
           New York, New York  10004
           Attention:  Anthony Colletta, Esq.
           Telecopy Number:  (212) 558-3588

  (d)      If to Wellsford, at:

           Wellsford Real Properties, Inc.
           535 Madison Avenue, 26th Floor
           New York, New York  10022
           Attention:  President
           Telecopy Number:  (212) 421-7244

  (e)      If to WWG or  WWPII at:

           c/o WP Commercial, L.L.C.
           26 Main Street
           Chatham, New Jersey  07928
           Attention:  Mr. Richard Previdi and Steven Jason, Esq.
           Telecopy Number:  (973) 701-1115

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or the next Business Day if sent by a nationally recognized courier service, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Any notice, demand, request, consent, approval, declaration or other communication received by Whitehall Street Real Estate Limited Partnership XI in accordance with this Section shall be deemed to have been received by all Whitehall Parties.

SECTION 1.96 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

SECTION 1.97 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury Laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by Law. If the Loan would be usurious under applicable Law (including the Laws of the State and the Laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable Law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable Law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable Law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable Law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable Law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrower). The terms and provisions of this Section shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the Laws of the State, except that if at any time the Laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the Laws of the State (whether such federal laws directly so provide or refer to the Law of any state), then such federal Laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

SECTION 1.98 INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

SECTION 1.99 REIMBURSEMENT OF EXPENSES. Borrower shall pay all reasonable out-of-pocket expenses of Lender in connection with underwriting this Loan and the preparation of the Loan Documents (including all environmental appraisals, structural appraisals and travel expenses (whether or not such travel expense is incurred by third parties or in-house staff)) and the closing and administration of the Loan made pursuant hereto (including the reasonable fees and expenses of all of its counsel and advisors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith) and all fees and expenses of Lender. If, at any time or times, regardless of the existence of an Event of Default (except with respect to paragraphs (3) and (4) below, which shall be subject to an Event of Default having occurred and be continuing), Lender shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

(1) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Loan made pursuant hereto or its rights hereunder or thereunder;

(2) any litigation, contest, dispute, suit, proceeding or action, whether instituted by Lender, Borrower or any other Person, in any way relating to the Properties, or any other Collateral, or any portion thereof, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith (including any lenders' liability claim, contest, dispute, suit, proceeding or action);

(3) any attempt to enforce any rights of Lender against Borrower or any other Person, that may be obligated to Lender by virtue of any of the Loan Documents;

(4) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Properties, or any other Collateral, or any portion thereof;

then, and in any such event, the attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender and shall be additional Obligations secured under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

SECTION 1.100 APPROVALS; THIRD PARTIES; CONDITIONS. All approval rights retained or exercised by Lender with respect to leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make Advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make Advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion.

SECTION 1.101 LENDER NOT IN CONTROL; NO PARTNERSHIP/MEMBERSHIP. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in any Property in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to any Property or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (2) Lender shall in no event be liable for any Indebtedness, expenses or losses incurred or sustained by Borrower; and
(3) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in any Property in Lender, or any sharing of liabilities, losses, costs or expenses.

SECTION 1.102 TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement.

SECTION 1.103 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and the respective successors and assigns of Lender and Borrower, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder. Lender may sell, assign, transfer or negotiate to one or more other lenders, commercial banks, insurance companies, other financial institutions or any other Person acceptable to Lender all or a portion of its rights and obligations under the Loan Documents, provided, however, that (1) each such sale, assignment, transfer or negotiation shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under the Loan Documents, (2) any such sale, assignment, transfer or negotiation shall not require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Note under the blue sky laws of any state, or otherwise participate in the selling process in a manner which could give rise to liability of Borrower under Sections 11 or 12 of the Securities Act of 1933 or other federal or state securities Laws, (3) acceptance of such assignment by any assignee shall constitute the agreement of such assignee to be bound by the terms of this Agreement applicable to Lender, (4) GECC shall have the exclusive right to control all decisions by Lender under the Loan Documents, and (5) such sale, assignment or other transfer shall not result in any increased cost to Borrower. From and after the effective date of such an assignment, (a) the assignee thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such assignment and (b) the assignor Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment and acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Borrower agrees that it will use its best efforts to assist and cooperate, at Lender's cost and expense, with Lender in any manner reasonably requested by Lender to effect the sale of any participation in, or any assignment of, any of the Loan Documents or of any portion thereof or interest therein, including assistance in the preparation of appropriate disclosure documents or placement memoranda. In the event Lender assigns or otherwise transfers all or any part of the Note in accordance with the provisions of this Section, Borrower shall, upon the request of Lender, issue a new Note (which shall be substantially in the same form as the Note) to effectuate such assignment or transfer, provided that the total principal amount of all of the Notes does not exceed the outstanding Loan balance plus the amount of undisbursed Loan funds then available for disbursement, and the total amounts payable under the Notes are not greater than the amounts payable prior to such assignment or transfer.

SECTION 1.104 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan. For portfolio management purposes, during the Term Lender may elect to divide the Loan into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified. Borrower agrees to cooperate with Lender and to execute such documents as Lender reasonably may request to effect such division of the Loan.

SECTION 1.105 WAIVERS. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof, it being understood that any waivers must be in writing and executed by the party giving such waiver.

SECTION 1.106 CUMULATIVE RIGHTS. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

SECTION 1.107 CONSTRUCTION. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa. Any reference to a Schedule hereto, a Loan Document or Ancillary Agreement shall be deemed to be a reference to such Schedule, Loan Document or Ancillary Agreement as it may hereafter from time to time be amended, modified, supplemented, updated or restated in accordance with the terms hereof. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

SECTION 1.108 PHRASES. When used in this Agreement and the other Loan Documents, the word "include(s)" means "include(s), without limitation," the word "including" means "including, but not limited to," the phrase "satisfactory to Lender" means "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" means such consent or approval at Lender's discretion, and the phrase "acceptable to Lender" means "acceptable to Lender at Lender's sole discretion." The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

SECTION 1.109 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

SECTION 1.110 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the Exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

SECTION 1.111 PUBLICITY. Lender and Borrower will cooperate with respect to an agreed-upon press release and any other official public statements to be released by either of them with respect to the making of the Loan. Neither Lender nor Borrower shall issue or shall permit any of its Affiliates to issue any other press release or other official public statement with respect to the making of the Loan except with the consent of the other, provided that nothing contained herein shall restrict either Lender or Borrower or any Affiliate thereof from making any public disclosure it reasonably believes is required by Law or any oral response to any press inquiry.

SECTION 1.112 SURVIVAL. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or the rights of Lender relating to any transaction or event occurring prior to such termination. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate. Notwithstanding anything to the contrary set forth herein or in the Hazardous Substances Indemnity Agreement, Lender, Borrower and the Borrower Parties (by executing the Joinder attached to this Agreement) specifically agree that the indemnities set forth in Article 4 hereof and in the Hazardous
Substances Indemnity Agreement shall survive the full repayment of the Obligations only with respect to any claim or demand pending or threatened for Environmental Liabilities and Costs that is actually known to Borrower as of the date all Obligations are satisfied.

SECTION 1.113 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. LENDER AND BORROWER AGREE TO SUBMIT TO PERSONAL JURISDICTION AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. NOTHING HEREIN SHALL PRECLUDE LENDER OR BORROWER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

SECTION 1.114 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties with respect to the Loan Documents or the transactions contemplated thereby. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

SECTION  1.115  COUNTERPARTS.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall constitute an original, but all of which shall constitute one document.

SECTION 1.116 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR ANY PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT.

SECTION 1.117 AUTHORIZED SIGNATURE. Until Lender shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of any one (1) of the officers of WP Commercial (as the manager of the sole member of the sole member of Borrower) listed in Schedule 11.23 hereto (as the same may be amended by notice given hereunder) shall bind Borrower and be deemed to be the act of Borrower, affixed pursuant to and in accordance with the Operating Agreement and the WWG Operating Agreement and the approval of the member(s) of Borrower and WWG.

SECTION 1.118 POWER OF ATTORNEY. Notwithstanding anything contained herein or in any other Loan Document to the contrary, in the exercise of any remedy pursuant to any of the Loan Documents, Lender shall act as a prudent lender would act in similar circumstances in creating liabilities for, or settling liabilities against Borrower pursuant to any power of attorney granted under any of the Loan Documents.

                                   ARTICLE 12

                            LIMITATIONS ON LIABILITY

SECTION 1.119 LIMITATION ON LIABILITY. Except as otherwise provided below, Lender's recourse shall be limited to the Collateral and no members of Borrower or any of their Affiliates or their affiliated companies, officers, directors, shareholders, members or any other Person, disclosed or undisclosed, shall be personally liable for the repayment of any of the Obligations, except that the Borrower and the Borrower Parties (to the extent provided in, and subject to the terms of, the Joinder attached hereto) (but not The Goldman Sachs Group, Inc.
and not any direct or indirect general or limited partners or shareholders, members, officers, directors or employees of the general or limited partners in, or members of, the Borrower Parties which are not themselves Borrower Parties) shall be personally liable (1) for the portion of the outstanding principal balance of the Loan allocable to the Nomura Properties, as evidenced by the Adjusted Loan Basis for such Properties, and all accrued and unpaid interest, fees and other sums owing under the Loan Documents which are attributable to, or otherwise fairly allocable to, such principal balance, (2) for the Borrower's fraud (but only to the extent of actual damages suffered by Lender caused by such fraud), (3) whether prior to or after an Event of Default for the Borrower's misappropriation (I.E., application in violation of the terms of this Agreement) of insurance proceeds, condemnation awards, Operating Cash Flow, Net Capital Proceeds, Lease Buy Out Consideration, Security Deposits and any other amounts required to be held by Borrower in escrow or segregated accounts pursuant to the terms hereof and any other escrow deposits, but only to the extent of the amounts so misapplied and received by such Borrower Party, (4) for all Environmental Liabilities and Costs to the extent indemnifiable under
Article 4 hereof or under the Hazardous Substances Indemnity Agreement, (5) for failure to maintain any insurance coverage required under this Agreement or any other Loan Document (including any insurance coverage required with respect to the Nomura Properties), (6) a breach of (i) the representations and warranties set forth in Section 6.18, or (ii) the covenants in Section 9.7, as such covenants pertain to the Shattuck Office Center Property (excluding, however, any such breach under Section 9.7 occurring after the Shattuck Office Center Property becomes a Property under this Agreement), and (7) for any and all matters covered by the Indemnification Agreement. Lender agrees to look first to the assets of Borrower in connection with the satisfaction of any claim or liability arising from Section 8.16 or this Section (except with respect to any claim or liability arising under clause (7) above, as to which no such limitation shall apply) but Lender shall have the right to proceed against any Borrower Party with respect to the Nonrecourse Carve-Outs for which such Borrower Party is liable (as set forth in the Joinder) in the event Borrower disputes or denies such liability or otherwise fails to hold Lender harmless in accordance with the terms of Section 8.16.

SECTION 1.120 LIMITATION ON LIABILITY OF LENDER'S OFFICERS, EMPLOYEES, ETC. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first written above.

            "LENDER":

            GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation


            By:     /s/ Paul St. Arnauld
                    --------------------
                    Paul St. Arnauld, Authorized Signatory



            "BORROWER":

            WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company

            By: Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company, its managing member

                 By: Wellsford/Whitehall Group, L.L.C., a Delaware limited liability company, its sole member

                       By: WP Commercial, L.L.C., a Delaware limited liability company, its manager


                             By:   /s/ Alan Kava
                                   --------------------
                                   Name:    Alan Kava
                                   Title:   Authorized Signatory


                                     JOINDER

By executing this Joinder (the "JOINDER") and as further consideration for the making of the Loan by Lender, each Borrower Party agrees that it shall be personally liable and responsible, jointly and severally (except as otherwise expressly stated in this Joinder), for the obligations and liabilities for which Borrower is personally liable under Section 12.1 of this Agreement (the "NONRECOURSE CARVE-OUTS"), subject to the limitations set forth below for certain of the Borrower Parties. This Joinder is a guarantee of full and complete payment and performance and not of collectibility.

1. LIMITATIONS. The liability of the Borrower Parties for the Nonrecourse Carve-Outs shall be subject to the following limitations:

(1) Each of the Whitehall Parties and Wellsford shall be jointly and severally liable for Nonrecourse Carve-Outs described in clauses (2) and (3) of
     Section 12.1, but shall not be liable for the Nonrecourse Carve-Outs described in clauses (1), (4), (5) and (6) of Section 12.1;

(2) WWG shall be jointly and severally liable for the Nonrecourse Carve-Outs described in clauses (2), (3), (4), (5), (6) and (7) of Section 12.1;

(3) WWPII shall be jointly and severally liable for all of the Nonrecourse Carve-Outs; and

(4) Notwithstanding the foregoing, the liability of WWG and WWPII for the Nonrecourse Carve-Outs described in clauses (2) through (6) of Section 12.1 shall be limited, in the aggregate, to: (i) until such time all of the Obligations have been paid in full, an amount equal to the greater of ("MAXIMUM LIABILITY"): (A) Thirty-Six Million Dollars ($36,000,000), and
     (B) fifty percent (50%) of the outstanding principal balance of the Loan, calculated as of the date Lender delivers written notice to Borrower and/or WWG or WWPII of the existence of a claim, and (ii) from and after such time as all of the Obligations have been paid in full, Thirty Million Dollars ($30,000,000), and in all cases the Maximum Liability shall be reduced by amounts theretofore paid by the Borrower Parties pursuant to this Joinder (excluding amounts paid by WWPII in respect of the Nonrecourse Carve-Out described in clause (1) of Section 12.1).

Nothing contained in this Joinder or in Section 12.1 of this Agreement (or in any other provision of this Agreement) shall in any way limit the liability of the Whitehall Parties or Wellsford under the Indemnification Agreement.

2. THIRD PARTY OBLIGATIONS. Except as expressly provided herein, each Borrower Party (each referred to herein as a "THIRD PARTY OBLIGOR") waives notice of default, presentment, demand for payment, protest, notice of protest, notice of nonpayment or dishonor, and all other notices and demands of any kind whatsoever; and each Third Party Obligor consents and agrees that Lender may, from time to time, without notice or demand and without affecting the enforceability of this Joinder: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend, or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guaranties for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable Laws, or otherwise liquidate or enforce any Obligations, including any of the Nonrecourse Carve-Outs and any security or guaranty in any manner, consent to the transfer of any security, and bid and purchase at any sale; (i) amend, modify, waive, supplement or terminate the Loan Agreement, the Note or any of the other Loan Documents; and (j) consent to the merger, change or any other restructuring or termination of the existence of Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the enforceability or security hereof.

3. RIGHTS INDEPENDENT. Each Third Party Obligor's obligations with respect to the Nonrecourse Carve-Outs are independent of those of any other Person (including the other Third Party Obligors), and upon the occurrence and during the continuance of an Event of Default (subject to the limitations set forth in Paragraph 1 of this Joinder), Lender may proceed in the enforcement of each Third Party Obligor's obligations independently of any other right or remedy that Lender may at any time hold with respect to the Nonrecourse Carve-Outs or any security therefor (except as expressly set forth in Paragraph 1 of this Joinder). Except as set forth in Section 12.1, each Third Party Obligor waives any right to require Lender to: (a) proceed against Borrower or any guarantor or other Person, including any other Third Party Obligor (regardless of whether such other Third Party Obligor's liability for the Nonrecourse Carve-Outs is more or less extensive (or the same) as that of such Third Party Obligor); (b) proceed against or exhaust any security for the Nonrecourse Carve-Outs; (c) give notice of the terms, time and place of any public or private sale of any real or personal property security for the Nonrecourse Carve-Outs; or (d) pursue any other remedy in Lender's power whatsoever.

4. DEFERRAL OF RIGHTS OF SUBROGATION. Notwithstanding anything to the contrary elsewhere contained herein or in any other document to which any Third Party Obligor is a party, each Third Party Obligor hereby expressly agrees that, until payment and performance in full of all Obligations, such Third Party Obligor shall not assert, with respect to Borrower and its successors and assigns (including any surety) and any other Person, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which such Third Party Obligor may have or hereafter acquire against Borrower or any other Person in connection with or as a result of such Third Party Obligor's execution, delivery and/or performance of this Joinder or any other document relating to the Nonrecourse Carve-Outs to which such Third Party Obligor is a party. Each Third Party Obligor agrees that, until payment and performance in full of all Obligations, it shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Third Party Obligor by Borrower (as borrower or in any other capacity), Lender or any other Person. Each Third Party Obligor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and Lender and shall not limit or otherwise affect such Third Party Obligor's liability hereunder, under any other document to which such Third Party Obligor is a party, or the enforceability hereof or thereof.

5. CONDITION OF BORROWER. Each Third Party Obligor represents and warrants to Lender that: (a) this Joinder is being separately executed by such Third Party Obligor at Borrower's request; and (b) such Third Party Obligor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's businesses. Each Third Party Obligor hereby waives and relinquishes any duty on the part of Lender to disclose to any matter, fact or thing relating to the business, operation or condition of Borrower and its assets now known or hereafter known by Lender during the life of the Loan Agreement. With respect to any Obligations, Lender need not inquire into the power of Borrower or the officers, partners or agents acting or purporting to act on its behalf.

6. DEED OF TRUST ON REAL PROPERTY. Each Third Party Obligor acknowledges that all or a portion of the Nonrecourse Carve-Outs is or may be secured by one or more deed(s) of trust and/or mortgage(s) covering certain interests in real property. Each Third Party Obligor authorizes Lender, at its sole option, without notice or demand and without affecting the liability of such Third Party Obligor for the Nonrecourse Carve-Outs, to foreclose any or all of the deed(s) of trust and/or mortgage(s) and the interests in real property secured thereby by nonjudicial sale, or to exercise any other right or remedy with respect to the deed(s) of trust and/or mortgage(s) or the property covered thereby. No such action by Lender shall release or limit the liability of any Third Party Obligor for the Nonrecourse Carve-Outs, even if the effect of that action is to deprive Third Party Obligors of the right to reimbursement from Borrower for any sums paid by Third Party Obligors to Lender with respect to the Nonrecourse Carve-outs. Each Third Party Obligor waives any right to receive notice of any judicial or nonjudicial sale or foreclosure of any real property subject to any deed of trust or mortgage securing the Nonrecourse Carve-Outs and the failure of any Third Party Obligor to receive any such notice shall not impair or affect any Third Party Obligor's liability hereunder.

7. LIMITATION REGARDING WAIVERS. Notwithstanding anything to the contrary contained in this Joinder, Third Party Obligors do not waive, and each shall retain the right to raise, defenses or rights of setoff that would have been available to such Third Party Obligor had it been named as a "Borrower" under the Loan Agreement, other than any defenses available to the Borrower based upon any applicable anti-deficiency laws or "one form of action" or "security first" laws (the benefits and protections of which are waived by each Third Party Obligor).

8. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS JOINDER, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR ANY PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS JOINDER AND/OR THIS LOAN AGREEMENT AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS JOINDER OR THE LOAN AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS LOAN AGREEMENT.

    WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP XI, a Delaware limited partnership

    By: WH Advisors, L.L.C. XI, a Delaware limited liability company, its General Partner

                        By:      /s/ Alan Kava
                                 -------------
                        Name:   Alan Kava
                        Title:  Authorized Signatory

                              [Printed Name and Title]



    WHITEHALL REAL ESTATE LIMITED PARTNERSHIP VII, a Delaware limited partnership

    By: WH Advisors, L.L.C. VII, a Delaware limited liability company, its General Partner

                        By:      /s/ Alan Kava
                                 -------------
                        Name:   Alan Kava
                        Title:  Authorized Signatory

                              [Printed Name and Title]

WHITEHALL REAL ESTATE LIMITED PARTNERSHIP V, a Delaware limited partnership

By: WH Advisors, L.L.C. V, a Delaware limited liability company, its General Partner


                        By:      /s/ Alan Kava
                                 -------------
                        Name:   Alan Kava
                        Title:  Authorized Signatory

                              [Printed Name and Title]



WELLSFORD REAL PROPERTIES, INC., a Maryland corporation


                        By:      /s/ Edward Lowenthal
                                 --------------------
                        Name:   Edward Lowenthal
                        Title:  President

                              [Printed Name and Title]


WELLSFORD/WHITEHALL GROUP, L.L.C., a Delaware limited liability company

By:   WP Commercial, L.L.C., a Delaware limited liability company, its manager


                        By:      /s/ Alan Kava
                                 -------------
                        Name:   Alan Kava
                        Title:  Authorized Signatory

                              [Printed Name and Title]



WELLSFORD/WHITEHALL PROPERTIES II, L.L.C., a Delaware limited liability company

By: Wellsford/Whitehall Group, L.L.C., a Delaware limited liability company, its sole member

By:  WP Commercial, L.L.C., a Delaware limited liability company, its manager


                         By:      /s/ Alan Kava
                                 -------------
                        Name:   Alan Kava
                        Title:  Authorized Signatory

                              [Printed Name and Title]


                                 SCHEDULE 1.1(A)

                              PROPERTY INFORMATION


PROPERTY                           ADDRESS                         CITY      STATE    UNITS/NRSF/ASSETS   PROPERTY TYPE

Cutler Lake Corp Center         177 Kendrick Street            Needham          MA           211,556        office
Shattuck Office Center**        138 River Road                 Andover          MA            62,701        office
60 Turner Street                60 Turner Street               Waltham          MA            15,876        office
24 Federal/3 P.O. Square        24 Federal St. and 79 Milk St. Boston           MA            74,353        office
                                                                                              65,007
                                                                                             =======
Gateway Tower                   401 N. Washington Street       Rockville        MD           248,463        office
300 Atrium                      300 Atrium Drive               Franklin         NJ           147,474        office
400 Atrium                      400 Atrium Drive               Franklin         NJ           354,669        office
500 Atrium                      500 Atrium Drive               Franklin         NJ           169,752        office
700 Atrium                      700 Atrium Drive               Franklin         NJ           181,069        office
Mountain Heights I & II         420-430 Mountain Avenue        Berkeley         NJ           182,588        office
                                                               Heights
                                                                                             123,082
                                                                                             =======
105 Challenger Road             105 Challenger Road            Ridgefield       NJ           153,550        office
                                                               Park
Greenbrook Corporate Center     100 Passaic Avenue             Fairfield        NJ           201,350        office
Campus Drive                    379-399 Campus Drive           Franklin         NJ           199,110        office
180/188 Mount Airy Road         180/188 Mount Airy Road        Basking Ridge    NJ           103,668        office
Chatham Executive Center        26 Main Street                 Chatham          NJ            63,346        office
Garden State Convention Center  50 Atrium Drive                Franklin         NJ            82,300        office
1800 Valley Road                1800 Valley Road               Wayne            NJ            56,375        office
Wells Research Center*          75, 85, 95 Wells Avenue        Newton           MA           241,761        office
7/57 Wells Avenue*              7/57 Wells Avenue              Newton           MA            89,215        office
Dedham Place*                   9 - 11 Allied Drive            Dedham           MA           160,004        office
333 Elm Street*                 333 Elm Street                 Dedham           MA            47,662        office
128 Tech Center*                128 Technology Drive           Waltham          MA           217,501        office
201 University Avenue*          201 University Avenue          Westwood         MA            82,000        office


*    Nomura Property
** Not included among the Properties unless the Shattuck Office Center Holdback is Advanced.

                                 SCHEDULE 1.1(B)

                                BASIS ALLOCATIONS


        PROPERTY                        PROPERTY BASIS             LOAN BASIS

Cutler Lake Corp. Center                $ 26,997,000              $ 22,111,000
Shattuck Office Center                   $ 8,655,000               $ 7,088,000
60 Turner Street                          $  741,000                $  607,000
24 Federal/3 P.O. Square                $ 35,975,000              $ 29,465,000
Gateway Tower                           $ 36,859,000              $ 30,189,000
300 Atrium                              $ 16,514,000              $ 13,526,000
400 Atrium                              $ 30,687,000              $ 25,133,000
500 Atrium                              $ 18,245,000              $ 14,943,000
700 Atrium                              $ 19,498,000              $ 15,970,000
Mountain Heights I & II                 $ 50,469,000              $ 41,335,000
105 Challenger Road                     $ 21,492,000              $ 17,602,000
Greenbrook Corporate Center             $ 24,946,000              $ 20,431,000
Campus Drive                            $ 16,092,000              $ 13,179,000
180/188 Mount Airy Road                 $ 14,824,000              $ 12,141,000
Chatham Executive Center                $ 11,003,000               $ 9,012,000
Garden State Convention Center           $ 5,039,000               $ 4,127,000
1800 Valley Road                         $ 6,278,000               $ 5,141,000
Wells Research Center                   $ 41,875,000                 $     -0-
7/57 Wells Avenue                       $ 13,917,000                 $     -0-
Dedham Place                            $ 14,504,000                 $     -0-
333 Elm Street                           $ 6,001,000                 $     -0-
128 Tech Center                         $ 33,249,000                 $     -0-
201 University Avenue                    $ 9,339,000                 $     -0-
             TOTAL:                    $ 463,199,000             $ 282,000,000
                                       =============             =============

                                  SCHEDULE 2.1

                               ADVANCE CONDITIONS

         Part A -   Initial Advance
         Part B -   General Conditions to Subsequent Advances
         Part C -   Working Capital Advances
         Part D -   Holdback Advances

                            PART A - INITIAL ADVANCE

Lender shall not be obligated to make any portion of the Initial Advance available to Borrower unless and until Borrower shall have delivered to Lender, in form and substance satisfactory to Lender and, as to any documents (unless otherwise indicated), dated the Closing Date:

9. This Agreement, the Note and the Collateral Documents, the Hazardous Substances Indemnity Agreement, the Indemnification Agreement, the Gateway Tower Guaranty and all other Ancillary Agreements reasonably requested by Lender, in each case executed by Borrower and, as applicable, each Borrower Party (and any other party thereto other than Lender).

10. The payment to Lender of a commitment fee of $3,238,160 (less any portion of Borrower's $300,000 good faith deposit applied thereto). The parties acknowledge that the commitment fee payable as a condition to the Initial Advance includes only one-half of the commitment fee payable in connection with the Loan funds allocated to the Nomura Holdback and the Loan funds allocated to the Working Capital Budgets for the Nomura Properties, and only one-third of the commitment fee payable in connection with the Loan funds allocated to the Shattuck Office Center Holdback and the Loan funds allocated to the Working Capital Budget for the Shattuck Office Center Property. The remaining portion of the commitment fee allocated to such Loan funds for the Nomura Properties (0.5%) shall be payable in accordance with paragraph 1 of Part D of this Schedule 2.1, and the remaining portion of the commitment fee allocated to such Loan funds for the Shattuck Office Center Property (1.0%) shall be payable in accordance with paragraph 3 of Part D of this Schedule 2.1.

11. A Borrowing Date Certificate, duly executed and delivered by Borrower.

12. Opinions of Sullivan & Cromwell, counsel to Borrower in respect of the Loan Documents governed by New York law and formation and authority matters regarding Borrower, the Gateway Tower Owner and the Borrower Parties; and opinions of local counsel of Lender in each jurisdiction in which one or more Borrower Properties are located; in each case addressing such matters regarding the Borrower, the Gateway Tower Owner, each Borrower Party, the Loan, the Loan Documents and/or the Borrower Properties as Lender may reasonably specify.

13. A copy of the Operating Agreement, and all amendments thereto, certified as true and correct as of the Closing Date by the Secretary or Assistant Secretary of Borrower, and a copy of the Gateway Tower Owner's operating agreement, and all amendments thereto, certified as true and correct as of the Closing Date by the Secretary or Assistant Secretary of the Gateway Tower Owner.

14. A copy of Borrower's certificate of formation from Delaware, certified as of a recent date by the appropriate Governmental Authority, and a copy of the Gateway Tower Owner's certificate of formation from Delaware, certified as of a recent date by the appropriate Governmental Authority.

15. Resolutions of the management committee of the sole member of the sole member of Borrower, certified by an authorized signatory of such sole member (or the manager thereof) of such member within a recent date prior to the Closing Date, to be duly adopted and in full force and effect on such date, authorizing
(a) the consummation of each of the transactions contemplated by this Agreement and the Loan Documents and Ancillary Agreements to which Borrower and/or the Gateway Tower Owner is a party and (b) specific authorized signatories to execute and deliver this Agreement, the other Loan Documents and the Ancillary Agreements to which Borrower and/or the Gateway Tower Owner is a party.

16. Certificates of an authorized signatory of the sole member (or the manager thereof) of the sole member of Borrower, dated within a recent date prior to the Closing Date, as to the incumbency of the authorized signatories authorized by the resolutions delivered to Lender (pursuant to paragraph (7) above) to execute and deliver (on behalf of Borrower and the Gateway Tower Owner (as applicable) this Agreement, the other Loan Documents and other Ancillary Agreements, and any other certificate or other document to be delivered pursuant hereto or thereto, together with a certification of the incumbency of such authorized signatory.

17. Governmental certificates, dated the most recent practicable date prior to the Closing Date, with telecopy updates where available, showing that Borrower and the Gateway Tower Owner are each organized and in good standing in the jurisdiction of its organization and showing that Borrower is qualified as a foreign limited liability company in good standing in all states in which the Borrower Properties are located, and that the Gateway Tower Owner is qualified as a foreign limited liability company in good standing in the state of Maryland, (except to the extent that the local counsel opinions delivered pursuant to paragraph (4) above provide that qualification in such state is not required in order to own, operate, lease, finance or otherwise deal with the Borrower Properties located in such state).

18. A copy of the organizational charter and all amendments thereto of WWG, WWPII, Wells Avenue Holdings, WASH Manager and Nomura Borrower, in each case certified as of a recent date by the Secretary of State of the jurisdiction of its organization, and a copy of the operating agreement of WWG, WWPII, Wells Avenue Holdings, WASH Manager and Nomura Borrower, in each case certified by an authorized officer, manager or signatory of such entity as true and correct as of a recent date.

19. Resolutions of the management committee of WWG, certified by an authorized signatory of WWG (or the manager thereof) within a recent date prior to the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (a) the consummation of the transactions contemplated by this Agreement and the other Loan Documents and Ancillary Agreements to which WWG is a party, and (b) specific authorized signatories to execute and deliver this Agreement and the other Loan Documents and Ancillary Agreements to which WWG is a party.

20. Resolutions of the management committee of the sole member of WWPII, certified by an authorized signatory of such member (or the manager thereof) within a recent date prior to the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (a) the consummation of each of the transactions contemplated by this Agreement and the other Loan Documents and Ancillary Agreements to which WWPII is a party, and (b) specific authorized signatories to execute and deliver this Agreement and the other Loan Documents and Ancillary Agreements to which WWPII is a party.

21. Certificates of an authorized signatory of the sole or managing member (as applicable) of WWG and WWPII (or the manager thereof), in each case dated within a recent date prior to the Closing Date, as to the incumbency of the authorized signatories of such member (or the manager thereof) authorized by the company resolutions or consent delivered to Lender (as required herein for each such party) to execute and deliver the Loan Documents and Ancillary Agreements to which such entity is a party, and any other certificate or other document to be delivered by such party pursuant hereto or thereto, together with a certification of the incumbency of such authorized signatory.

22. A partnership certificate of each Whitehall Party and a consent of manager of each Whitehall Party's general partner certified by the Secretary or an Assistant Secretary of such general partner, in each case within a recent date prior to the Closing Date, to be duly adopted and in force and effect on such date, authorizing (a) the consummation of the transactions contemplated by this Agreement and the Loan Documents and Ancillary Agreements to which such Whitehall Party is a party, and (b) specific officers to execute and deliver this Agreement and the other Loan Documents and Ancillary Agreements to which such Whitehall Party is a party.

23. Certificates of the Secretary, an Assistant Secretary or a Vice President of the general partner of each Whitehall Party, dated within a recent date prior to the Closing Date, as to the incumbency of the officers or representatives of such general partner authorized by the company consent delivered to Lender (as required herein) to execute and deliver this Agreement and the other Loan Documents and Ancillary Agreements to which such Whitehall Party is a party, and any other certificate or other document to be delivered by such Whitehall Party pursuant hereto or thereto, together with a certification of the incumbency of such Secretary or Assistant Secretary, as the case may be.

24. A board resolution of Wellsford certified by the Secretary or an Assistant Secretary of Wellsford, in each case within a recent date prior to the Closing Date, to be duly adopted and in force and effect on such date, authorizing (a) the consummation of the transactions contemplated by this Agreement and the other Loan Documents and Ancillary Agreements to which Wellsford is a party, and
(b) specific officers to execute and deliver this Agreement and the other Loan Documents and Ancillary Agreements to which Wellsford is a party.

25. Certificates of the Secretary, an Assistant Secretary or a Vice President of Wellsford, dated within a recent date prior to the Closing Date, as to the incumbency of the officers or representatives of Wellsford authorized by the company consent delivered to Lender (as required herein) to execute and deliver this Agreement and the other Loan Documents and Ancillary Agreements to which Wellsford is a party, and any other certificate or other document to be delivered by Wellsford pursuant hereto or thereto, together with a certification of the incumbency of such Secretary or Assistant Secretary, as the case may be.

26. Financing Statements (Form UCC-1) in form sufficient to be duly filed under the Uniform Commercial Code of each jurisdiction as may be necessary or, in the reasonable opinion of Lender, desirable to perfect the security interests created by the Deeds of Trust and the other Collateral Documents pertaining to the Borrower Properties, in the personal property and fixtures described therein.

27. Certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports in respect of Borrower and the Gateway Tower Owner in the jurisdictions for which UCC-1 Financing Statements are required, together with copies of financing statements referenced therein (none of which shall cover property to be covered by the Deeds of Trust or other Collateral Documents pertaining to the Properties).

28. Evidence that all other actions necessary or, in the opinion of Lender, desirable to perfect and protect the security interests created by the Deeds of Trust and the other Collateral Documents pertaining to the Borrower Properties, have been or will be taken.

29. An ALTA 1970 mortgagee policy of title insurance issued by the Title Company for each of the Deeds of Trust, naming Lender as the insured, with reinsurance and endorsements as Lender may require (including variable rate, survey, creditors' rights (if applicable), comprehensive coverage, first loss, tie-in, last dollar, future advances, access, zoning (with parking), subdivision, doing business, usury, separate tax lot and contiguity endorsements), containing no exceptions or exclusions other than Permitted Encumbrances or as may be approved by Lender in writing, insuring that the insured Deed of Trust is a valid, first-priority Lien on the Borrower Property encumbered thereby and related collateral, and in an insured amount not to exceed 120% of the sum of (a) the initial Loan Basis for the Borrower Property plus (b) the amount of Loan funds allocated to the Working Capital Budget for the Borrower Property.

30. Current title, municipal violation, tax and bankruptcy searches (and any other searches which Lender may require) for Borrower, the Gateway Tower Owner, any Borrower Party and such other parties as Lender shall require in its sole discretion.

31. Evidence of insurance as required by this Agreement.

32. A current "as-built" survey of each Borrower Property, dated or updated to a date not earlier than thirty (30) days prior to the Closing Date, certified to Lender and the Title Company, prepared by a licensed surveyor reasonably acceptable to Lender and the Title Company, and conforming to Lender's current standard survey requirements.

33. A current engineering report with respect to each Property, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards. As requested by Lender, such report shall also include an assessment of such Property's tolerance for earthquake and seismic activity. Borrower shall also provide Lender with copies of utility letters from applicable service providers evidencing that each Property has adequate and sufficient utility service for the use and purposes intended by Borrower.

34. A current Environmental Site Assessment for each Property.

35. If required by Lender, a current MAI appraisal for each Property.

36. A current rent roll for each Property, certified by Borrower (provided that any rent roll delivered for a Property owned by Borrower or an Affiliate of Borrower for less than two (2) months prior to the Closing Date shall be certified by Borrower to its knowledge), together with all Leases not previously delivered to Lender. Such rent roll shall include the categories of information contained in the rent rolls previously delivered to Lender for the Properties.

37. Copies of the property management agreements for the Properties, certified by Borrower as being true, correct and complete.

38. Copies of all Material Agreements, which Material Agreements must be approved in advance by Lender and, if required by Lender, must be subordinated, in all respects, to the Loan Documents.

39. Borrower shall establish all accounts and escrows as required by the terms of this Agreement and deliver to Lender satisfactory evidence thereof.

40. Evidence that the Properties and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any Governmental Authority have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters. Borrower shall provide Lender with copies of all certificates of occupancy and, if required by Lender, shall deliver letters from applicable zoning, building and municipal agencies evidencing the foregoing.

41. No change shall have occurred in the financial condition of Borrower, the Gateway Tower Owner or any Borrower Party or in the Operating Cash Flow of any of the Properties, or in the financial condition of any major or anchor tenant, which would have, in Lender's reasonable judgment, a Material Adverse Effect.

42. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against any of the Properties; none of the Properties shall have suffered any significant damage by fire or other casualty which has not been repaired; no Law, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any Governmental Authority, which would have, in Lender's judgment, a Material Adverse Effect.

43. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loan or the acquisition of the Properties have been paid.

44. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct as of the date of the disbursement of the Initial Advance.

45. No Potential Default or Event of Default has occurred and is continuing.

46. A letter, executed by Borrower, addressed to its independent certified public accountants instructing them to comply with the provisions of Section 7.4 hereof.

47. To the extent invoices have been submitted to Borrower and evidenced to Lender, payment of all reasonable fees and expenses of (a) Lender's outside counsel, Sheppard, Mullin, Richter & Hampton LLP, (b) all special local counsel retained by Lender in connection with any of the Loan Documents and the transactions contemplated hereby and (c) all third party costs and expenses incurred by Lender in connection with the transaction contemplated by this Agreement, including costs of environmental appraisals, structural reports and travel expenses.

48.  Estoppel  certificates  and,  where  required  by  Lender,   subordination,
nondisturbance and attornment agreements from Tenants under Leases as shall be satisfactory to Lender.

49. Lender shall have verified, based upon Lender's audit, a Cash On Cash Return of at least 10.5% and a Debt Service Coverage Ratio of at least 1.20 to 1.0.

50. Lender shall have verified that the amount of the Initial Advance does not exceed eighty-five percent (85%) of the aggregate acquisition and renovation costs for all Borrower Properties.

51. Lender shall have verified that the amount of the Initial Advance does not exceed eighty-two percent (82%) of Lender's determination of the aggregate value of the Borrower Properties, as set forth in the "Property Basis" column of
Schedule 1.1(B).

52. Lender shall have verified that, after giving effect to the Initial Advance, the Borrower's cash equity invested in the Properties is at least $40,000,000.

53. Borrower shall have delivered to Lender, and Lender shall have approved, a detailed two-year capital budget for each of the Properties.

54. Such other documents or items as Lender reasonably may require. All material documents related to the Properties and other Property Documents, if any, in Borrower's possession (other than internal Borrower memoranda and communications between Borrower and its counsel) prior to Closing Date shall have been delivered to Lender.

55. Lender shall have received a copy of an indemnification agreement executed by Borrower in favor of the Gateway Tower Owner, pursuant to which the Borrower shall agree to indemnify and hold harmless the Gateway Tower Owner to the extent Lender receives from the Gateway Tower Owner property (whether the Gateway Tower Property, cash or otherwise) in an amount in excess of the amount of Loan funds used to repay the indebtedness secured by the Gateway Tower Property prior to the Closing Date plus the amount of all Working Capital Advances made in respect of the Gateway Tower Property.

Lender agrees that upon funding the Initial Advance, the conditions set forth in this Part A shall be deemed satisfied (other than those conditions waived as a requirement of the initial funding but reserved in writing by Lender as a condition to subsequent Advances).

               PART B - GENERAL CONDITIONS TO SUBSEQUENT ADVANCES

In addition to the specific conditions set forth elsewhere in this Agreement for the particular type of Advance requested, each Advance following the Initial
Advance shall be subject to Lender's receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender in its reasonable discretion:

56. Borrower shall have delivered to Lender a Notice of Additional Advance for the requested Advance.

57. Borrower shall have satisfied any conditions waived by Lender as a requirement to funding the Initial Advance but reserved in writing by Lender as a condition for subsequent Advances.

58. There shall exist no Potential Default and no Event of Default (currently and after giving effect to the requested Advance); provided that (a) if the Advance is a Working Capital Advance, then the foregoing requirement regarding Potential Defaults shall apply only to monetary Potential Defaults, and (b) if the Advance is from one of the Holdbacks, then the foregoing requirement regarding Potential Defaults shall apply only to monetary Potential Defaults and those nonmonetary Potential Defaults for which Lender has delivered notice to Borrower under Section 10.1(2) and which Lender reasonably determined would have a Material Adverse Effect.

59. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct (other than with respect to the representations that are given to the knowledge of Borrower, as to which no further representation shall be deemed given) on and as of the Closing Date and as of the date of the requested Advance (I.E., the representations shall be updated as of such dates rather than restated at such time as of the Closing Date, except that no such update shall be required if the matter to be disclosed would not have a Material Adverse Effect), other than breaches of representations or warranties for which Lender has remedies under Section 8.17 so long as Borrower is performing its obligations thereunder.

60. The requested Advance shall be secured by the Loan Documents, subject only to Permitted Encumbrances and to those exceptions to title approved by Lender at the time of Loan closing, provided that if the Title Policies and the endorsements originally issued thereto do not insure the priority of the requested Advance as required herein, such priority shall be evidenced by such additional endorsements to each Title Policy as are satisfactory to Lender.

61. If the Adjusted Loan Basis for a Property is being increased to reflect the requested Advance, or a portion thereof (if the Advance relates to more than one Property), Borrower shall have provided Lender with evidence reasonably satisfactory to Lender that the interest rate cap agreement covering the Adjusted Loan Basis of such Property has been amended to increase the notional amount thereunder to an amount equal to the increased Adjusted Loan Basis for such Property.

62. Borrower shall have paid Lender's reasonable out-of-pocket costs and expenses in connection with such advance (including title and recording charges, taxes and filing fees and costs and expenses of Lender's inspecting engineer and attorneys).

63. A certification from the manager or a duly authorized officer of Borrower, certifying that there have been (a) no additional building improvements, and no expansion of existing building improvements, at any Property, except as previously approved by Lender or otherwise not prohibited under this Agreement, and (b) no other changes, alterations or improvements to any Property which would cause a Material Adverse Effect with respect to such Property.

64. If the Adjusted Loan Basis for any Property is being adjusted to reflect the Advance, Borrower shall have amended any applicable Collateral Document that contains a maximum indebtedness provision that is based upon such Adjusted Loan Basis to increase such maximum indebtedness, if it is not already equal, to 120% of the Adjusted Loan Basis calculated after such Advance, and Borrower shall have paid all additional mortgage recording taxes which may be due on account of such reallocation and all recording charges and filing fees incurred in connection with recording any amended Collateral Documents.

The acceptance by Borrower of the proceeds of any Advance shall be deemed to constitute, as of the date of such acceptance, a confirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Collateral Documents.

                        PART C - WORKING CAPITAL ADVANCES

In addition to the applicable terms and conditions set forth in Section 2.1 hereof, and the general conditions set forth in Part B above, each Working
Capital Advance shall also be subject to Lender's receipt, review, approval and/or confirmation of the following, at Borrower's cost and expense, each in form and substance reasonably satisfactory to Lender:

65. Lender shall have approved the Working Capital Budget for the Property for which the Working Capital Advance is requested.

66. Copies of any invoices to be paid with such Working Capital Advance and, to the extent not previously delivered to Lender, evidence of the payment of any invoice submitted with the immediately preceding request for a Working Capital Advance.

67. Borrower shall have executed and delivered to Lender copies of all documents, agreements, certificates, affidavits, searches or other instruments which Lender and its counsel determine are necessary to comply with state Laws applicable to building and construction loans.

68. Borrower shall not use any portion of any Working Capital Advance for payment of any costs or expenses other than those for which such Advance was requested and approved.

69. A certificate of the Architect stating that, in the professional opinion of the Architect (or such other professional as may be reasonably satisfactory to Lender), if an architect customarily would be retained for such Capital Expenditures and Tenant Improvements, or a certificate of the manager or an officer of Borrower stating that:

(1) all of such Capital Expenditures and Tenant Improvements completed have been done in a good and workmanlike manner and in material compliance with the approved plans and specifications, if any, and in accordance with all applicable provisions of Law;

(2) the sum requested is justly required to reimburse Borrower (or the Nomura Borrower) for payments by Borrower (or the Nomura Borrower) to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or supplying materials in connection with such Capital Expenditures and Tenant Improvements (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender, if any, the resulting sum does not exceed the value of the such Capital Expenditures and Tenant Improvements done to the date of such certificate; and

(3) with respect to the certificate of the manager or an officer of Borrower only, the amount of the requested Working Capital Advance (as allocated to such Property) will be sufficient (together with other funds otherwise available to Borrower) on completion of such Capital Expenditures and Tenant Improvements to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion and if such other funds are required as to the sources of such funds).

70. With respect to Capital Expenditures or Tenant Improvements the cost of which (in the aggregate with respect to the completion of the entire project) is or is estimated to equal or exceed $150,000:

(1) waivers or releases of liens, reasonably satisfactory to Lender, covering that part of such Capital Expenditures and Tenant Improvements previously paid for, if any;

(2) the request for any payment after such Capital Expenditures and Tenant Improvements have been completed shall be accompanied by a copy of any certificate or certificates required by Law to render occupancy and operation of the Property legal;

(3) a construction consultant retained by Lender shall have inspected and approved such Capital Expenditures or Tenant Improvements (as applicable), at Borrower's cost and expense;

(4) a certification from the Borrower that, to its knowledge, the Property in connection with which the Working Capital Advance is being made is not in violation of any zoning, building, health, fire, traffic, environmental, wetlands, coastal or other rules, regulations, ordinances, statutes and requirements applicable thereto;

(5) Lender shall retain an amount equal to 10% of the cost to perform such Capital Expenditures, until delivery of acceptable final lien waivers or releases from all contractors performing such Capital Expenditures; and

(6) Lender shall retain an amount equal to 10% of the cost to perform such Tenant Improvements until Lender receives delivery of acceptable final lien waivers or releases from all contractors performing such Tenant Improvements.

71. As to Tenant Improvements in which the cost in the aggregate for the completion of the entire project equals or exceeds $50,000, an estoppel certificate, from the Tenant for which such Tenant Improvements are being performed, in form and content reasonably acceptable to Lender.

72. Proof reasonably satisfactory to Lender that the respective expenses for which any prior Working Capital Advance was funded have been paid in full.

73. With respect to any Tenant Improvement or Leasing Cost to be paid with such Working Capital Advance, copies of the applicable Leases in the form required in this Agreement and, with respect to Leasing Costs, a copy of the commission agreement (or other evidence reasonably satisfactory to Lender) indicating that no more than one-half of the commission is payable on the date the applicable Lease is executed and the balance is payable on or after the date the Tenant occupies the premises which are being leased to the Tenant. In no event shall any Working Capital Advance with respect to a Leasing Cost exceed the portion of the Leasing Cost then due and payable as provided in the immediately preceding sentence.

74. With respect to any Tenant Allowance, such supporting documentation and information as may reasonably be required by Lender.

75. With respect to any funding to be advanced for Tenant Improvements and Leasing Costs: (a) the aggregate amount of all Working Capital Advances for Tenant Improvements for any Lease shall not exceed (i) $4.00 per square foot for each year of the initial Lease term not subject to a Tenant termination right or option, up to 5 years (plus $1.00 per square foot for each non-terminable year of the initial term of such Lease in excess of 5 years, up to a maximum of an additional $5.00) for space which has been previously leased by the current or any prior Tenant, and (ii) $5.00 per square foot for each year of the initial Lease term not subject to a Tenant termination right or option, up to 5 years (plus $1.00 per square foot for each non-terminable year of the initial term of such Lease in excess of 5 years, up to a maximum of an additional $5.00) for space which has not been previously leased by the Tenant under such Lease or by a prior Tenant; (b) the aggregate amount of Working Capital Advances for any Leasing Costs shall not exceed 7.0% of the total rent payable under the respective Lease during the initial term of the Lease, or as to any renewal, 5% of the total rent payable under the respective Lease during the renewal term;
(c) in the event the amount of Working Capital Advances for Tenant Improvements and Leasing Costs for any single Lease exceeds $600,000.00, Lender shall have the right to approve such Lease prior to making any such advance; (d) any remaining balance of the Lease Buy Out Consideration with respect to the space for which the Tenant Improvement will be constructed, shall be used by Borrower for such Tenant Improvement prior to using or requesting any Working Capital Advance therefor. Notwithstanding the foregoing, the limitations for Tenant Improvements and Leasing Costs set forth in the immediately preceding clauses
(a) and (b) respectively may be reasonably increased to such amount as may be requested by Borrower, provided that Borrower is able to demonstrate to Lender's reasonable satisfaction that the increased amount requested by Borrower is consistent with the market in the relevant geographic market.

76. The Lease, with respect to which a Working Capital Advance is being made for Tenant Improvements, Leasing Costs or Capital Expenditures, shall have been entered into on or after the Closing Date (or the renewal thereof shall have been entered into on or after the Closing Date) and, unless the Lease previously was expressly approved by Lender in writing, (a) shall be in a lease form reasonably acceptable to Lender; (b) shall contain standard subordination and attornment provisions and shall otherwise contain terms and provisions which are consistent with market terms for similar properties in the area, including the terms regarding rents, concessions, tenant improvements, term (which shall not in any event be less than three (3) years in order for such Lease to qualify for a Working Capital Advance), renewals and leasing costs; (c) shall provide for a rental rate in any one year of not less than eighty percent of the annual average rental for the entire term thereof, provided that if the Lease provides for any free rent during the first year of its term (which in no event shall exceed six (6) months of free rent), then no income from such Lease shall be included in calculating Adjusted Operating Cash Flow for any purpose under this Agreement until the free rent period has expired and the Tenant commences paying rent; (d) shall provide with respect to Leases which are not triple net, for base year operating expense stops for purposes of calculating each Tenant's operating expense escalation for each Property which are, in the aggregate, equal to then current operating expenses for such Property plus or minus ten percent (10%); and (e) if the Tenant has the right or option to terminate the Lease prior to its stated expiration date, either (i) the Lease shall provide that such Tenant shall reimburse Borrower for the unamortized cost of Tenant Improvements and Leasing Costs paid for by Borrower, or (ii) the total amount advanced for Tenant Improvements and Leasing Costs with respect to the Lease pursuant to paragraph 11 above shall be calculated assuming the Lease terminated on the first date on which the Tenant could exercise such right or option to terminate.

77. With respect to any funding to be advanced for Capital Expenditures, in no event shall the Working Capital Advances with respect to any single Property exceed (in the aggregate for all Capital Expenditures made in respect of such Property) the total amount of Loan funds allocated to Capital Expenditures in the approved Working Capital Budget for such Property. In no event shall a Working Capital Advance for Capital Expenditures, Tenant Improvements or Leasing Costs be available for Work or Major Work required in connection with any casualty or condemnation.

78. With respect to Capital Expenditures and Tenant Improvements, Borrower shall have delivered to Lender, to the extent not previously delivered to Lender:

(1) if the cost thereof is equal to or greater than $150,000, complete plans and specifications for such Capital Expenditures and Tenant Improvements (approved by all Governmental Authorities whose approval is required at such time), for Lender's approval, which approval shall not be unreasonably withheld or delayed, which plans and specifications shall bear the signed approval thereof by an Architect and shall be accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing such Capital Expenditures and Tenant Improvements;

(2)  certified or  photostatic  copies of all permits and approvals  required by
     Law  in  connection  with  the   commencement   and  conduct  such  Capital
     Expenditures and Tenant Improvements; and

(3) if the cost thereof is equal to or greater than $250,000, and if required by Lender, a payment and performance bond for and/or guaranty of the payment for and completion of such Capital Expenditures and Tenant Improvements, which bond or guaranty shall be in form reasonably satisfactory to Lender, and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to Lender, and shall be in an amount of not less than one hundred ten percent (110%) of the Architect's estimate of the entire cost of completing such Capital Expenditures and Tenant Improvements; provided, however, that no such performance bond or guaranty shall be required if Borrower has completed and paid for such Capital Expenditures or Tenant Improvements and is seeking a Loan disbursement to reimburse Borrower for such costs.

                           PART D - HOLDBACK ADVANCES

In addition to the applicable terms and conditions set forth in Section 2.1 hereof, and the general conditions set forth in Part B above, each Advance from a Holdback shall be subject to Lender's receipt, review, approval and/or confirmation of the following, at Borrower's cost and expense, each in form and substance reasonably satisfactory to Lender:

79. NOMURA HOLDBACK. Disbursement of the Nomura Holdback shall be subject to the following additional terms and conditions, which shall be satisfied as a condition to each Advance (unless otherwise expressly provided below):

(a) As to the first Advance from the Nomura Holdback only:

(i) Borrower shall have delivered to Lender the WAH Pledge Agreement, executed by Borrower, together with Financing Statements (Form UCC-1) in form sufficient to be duly filed under the Uniform Commercial Code of each jurisdiction as may be necessary or, in their reasonable opinion of Lender, desirable to perfect the security interests created by the WAH Pledge
     Agreement in the membership interest(s) and other personal property described therein.

(ii) Evidence that all other actions necessary or, in the opinion of Lender, desirable to perfect and protect the security interests created by the WAH Pledge Agreement have been or will be taken. Without limiting the foregoing, Borrower shall have delivered to Lender (A) evidence that Certificate #1, which was previously issued in respect of Borrower's membership interest in Wells Avenue Holdings, has been canceled; (B) an original Certificate #2 issued to Borrower, evidencing Borrower's ownership of one hundred percent (100%) of the membership interests in Wells Avenue Holdings, which Certificate shall bear a legend on its face identifying the Loan and the WAH Pledge Agreement (substantially in the form of the legend on Certificate #1 in favor of BankBoston); and (C) an assignment of membership interest separate from certificate, in blank, executed by Borrower, with Borrower's signature thereto notarized and guaranteed.

(iii)Borrower shall have delivered to Lender the Nomura Consent and Estoppel and the Cash Management Agreement, executed by Borrower, the Nomura Borrower and each other party thereto (other than Lender).

(iv) The Cash Management Account shall have been established in accordance with the Cash Management Agreement.

(v) Borrower shall have delivered to Lender, in form and substance satisfactory to Lender, and dated as of the date of the requested Advance, opinions of Sullivan & Cromwell, counsel to Borrower, regarding the WAH Pledge Agreement and other documents delivered pursuant to subparagraphs (i), (ii) and (iii) immediately above, addressing such matters regarding the Borrower, and such documents as Lender may reasonably specify.

(vi) The representations and warranties contained in this Loan Agreement and in all other Loan Documents regarding the Nomura Borrower, Wells Avenue Holdings, WASH Manager, the Nomura Properties, the Nomura Loan and the Nomura Loan documents are true and correct on and as of the date of the requested Advance, and Borrower shall have executed and delivered to Lender a certification, in form and substance satisfactory to Lender, confirming the accuracy of such representations and warranties.

(vii)No breach or default shall exist under any covenant or agreement contained in the Loan Documents regarding the Nomura Loan, the Nomura Properties, the Nomura Borrower and/or the Nomura Loan Documents, and Borrower shall have executed and delivered to Lender a certification, in form and substance satisfactory to Lender, confirming that no such breach or default exists.

(1) Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender that the then-current principal balance of the Nomura Loan does not exceed $66,900,000.

(2) Lender shall have approved the Working Capital budgets for each Nomura Property and approved a Capital Expenditures budget for the Nomura Properties in form and detail acceptable to Lender.

(viii) Since the Closing Date, there shall have been no material modification, amendment, consolidation, spread, restatement or waiver of any provision of any of the Nomura Loan Documents (except pursuant to the Nomura Consent and Estoppel), unless approved by Lender.

(ix) Resolutions of the board of directors or board of managers (as applicable) of the managing member of the Nomura Borrower, certified by an authorized officer or manager of such managing member within a recent date prior to the date of the requested Advance, to be duly adopted and in full force and effect on such date, authorizing (A) the consummation of each of the transactions contemplated by this Agreement and the other Loan Documents and Ancillary Agreements to which the Nomura Borrower is a party, and (B) specific managers or officers to execute and deliver the Loan Documents and Ancillary Agreements to which the Nomura Borrower is a party.

(x) Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender that the Nomura Borrower has completed, Lien-free and in accordance with applicable Laws, the structural repairs and environmental work to the Nomura Properties required under in paragraphs (1) and (2) of Schedule 8.19.

(3) A current engineering report with respect to each Nomura Property covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards. As requested by Lender, such report shall also include an assessment of such Nomura Property's tolerance for earthquake and seismic activity. Borrower shall also provide Lender with copies of utility letters from applicable service providers evidencing that each Nomura Property has adequate and sufficient utility service for the use and purposes intended by Nomura Borrower

(4)  A current Environmental Site Assessment for each Nomura Property.

(xi) Borrower shall have delivered to Lender, with respect to each owners' policy of title insurance covering a Nomura Property, such endorsements thereto as Lender may require.

(5) Borrower shall have delivered to Lender, with respect to each Title Policy, endorsements to increase the aggregate insurance coverage thereunder by the amount of the Nomura Holdback, plus the amount of Loan funds allocated to the Working Capital Budgets for the Nomura Properties, which additional insurance coverage shall be allocated among the Borrower Properties as determined by Lender. Borrower shall also deliver to Lender such amended "tie-in" (aggregation of coverage) endorsements, and amended reinsurance agreements, as Lender shall require to reflect the amount of the Nomura Holdback, plus the amount of Loan funds allocated to the Working Capital Budgets for the Nomura Properties.

(xii)Borrower shall have delivered to Lender, as to each Nomura Property, an "as-built" survey of each such Property, dated or updated to a date not earlier than thirty (30) days prior to the closing date of the Nomura Loan, certified to the Nomura Lender (or its predecessor-in-interest), and conforming to typical commercial mortgage lender survey requirements.

(xiii) Borrower shall have delivered to Lender such other documents or items as Lender reasonably may require. All material documents related to the Nomura Properties and other Property Documents, if any, in the Nomura Borrower's possession (other than internal Nomura Borrower memoranda and communications between Nomura Borrower and its counsel) prior to Closing Date shall have been delivered to Lender.

(6) Borrower shall have complied with Section 8.15 with respect to the Initial Advance.

(b) Borrower shall have paid to Lender a commitment fee equal to one-half of one percent (0.5%) of the amount of the Advance. In addition, with respect to the first Advance from the Nomura Holdback, Borrower shall have paid to Lender an additional commitment fee equal to one-half of one percent (0.5%) of the aggregate amount of Loan funds allocated to the Working Capital Budgets for the Nomura Properties.

(c) If required by Lender, Borrower shall have delivered to Lender written estoppel certificates from Tenants under Leases at the Nomura Properties, substantially in the form delivered by Lender to Borrower for such Properties prior to the Closing Date.

(d) As to the second Advance from the Nomura Holdback, an Estoppel Statement executed by the Nomura Lender and dated as of a date not more than ten (10) days prior to the date the requested Advance is to be disbursed, which Estoppel Statement shall be in form and substance substantially the same as the Estoppel Statement executed by the Nomura Lender and delivered to Lender prior to the first Advance.

(e) The Debt Service Coverage Ratio for the Nomura Loan and the Nomura Properties only (I.E., Debt Service Coverage Ratio shall be calculated based on Adjusted Operating Cash Flow from the Nomura Properties only and the outstanding principal balance of the Nomura Loan) is at least 1.15 to 1.0.

(f) The Nomura Properties shall have maintained (or exceeded) the "Manager Termination Ratio" (as described in the Nomura Loan Agreement) as of each of the three (3) "DSCR Determination Dates" (as defined in the Nomura Loan Agreement) immediately preceding the date of the requested Advance, and Borrower shall have delivered to Lender copies of the evidence delivered to the Nomura Lender (pursuant to Section 9.5 of the Nomura Loan Agreement) that the Nomura Properties have met or exceeded such ratio as of each such date. Alternatively, Borrower shall have delivered to Lender an estoppel from the Nomura Lender stating that to the knowledge of the Nomura Lender (or of the servicer of the Nomura Loan), the Nomura Borrower is not in default under the Nomura Loan.

(g) If the Advance is to be made during the first Loan Year, after giving effect to such Advance, the Cash On Cash Return is at least 10.5% and the Debt Service Coverage Ratio is at least 1.20 to 1.0.

(h) If the Advance is to be made during the second Loan Year, after giving effect to such Advance, the Cash On Cash Return is at least 11.5% and the Debt Service Coverage Ratio is at least 1.30 to 1.0.

(i) Lender shall have verified that, after giving effect to the requested Advance, the amount of the outstanding Loan balance, plus the principal amount of the Nomura Loan, does not exceed eighty-five percent (85%) of the aggregate acquisition and renovation costs for all Properties.

(j) Lender shall have verified that, after giving effect to the requested Advance, the amount of the outstanding Loan balance, plus the principal amount of the Nomura Loan, does not exceed eighty-two percent (82%) of Lender's determination of the aggregate value of the Properties, as set forth in the "Property Basis" column of Schedule 1.1(B).

(k) Not more than two (2) Advances shall be made from the Nomura Holdback, nor shall any such Advance be made after the second Loan Year.

(l)  Advances shall be in a minimum funding amount not less than $1,000,000.00.

(m) Lender shall have no obligation to make any further Advances from the Nomura Holdback after the second Loan Year, and any Loan funds remaining in the Nomura Holdback shall be canceled as of the last day of the second Loan Year.

80. MOUNT AIRY HOLDBACK. The Mount Airy Holdback shall be disbursed in a single Advance, subject to Borrower's satisfaction of the following additional terms and conditions:

(1) Borrower shall have completed all Remedial Action required with respect to the "180/188 Mount Airy Road" Property, as required in paragraph 2 of
     Schedule 8.19, including obtaining an appropriate "closure" or "no further action" letter as required therein. Alternatively, Borrower shall have delivered to Lender a copy of an existing "closure" or "no further action" letter with supporting documentation (including analytical data and a site location map) which addresses the subject matter of the Remedial Action described in Schedule 8.19, all in form and substance satisfactory to Lender (in which event Borrower shall not be required to complete the Remedial Action for this Property described in paragraph 2 of Schedule 8.19).

81. SHATTUCK OFFICE CENTER HOLDBACK. The Shattuck Office Center Holdback shall be disbursed in a single Advance, subject to satisfaction of the following additional terms and conditions:

(1) Borrower shall have paid to Lender a commitment fee equal to one percent (1.0%) of the amount of the Advance. In addition, Borrower shall have paid to Lender an additional commitment fee equal to one percent (1.0%) of the amount of Loan funds allocated to the Working Capital Budget for the Shattuck Office Center Property.

(2) Borrower shall have satisfied the conditions specified in paragraphs 1, 4, 9, 18, 19, 20, 21, 23, 24, 28, 30, 32, 33, 34, 35, 36, 39, 40, 41, 42, 43,
     44, 45 and 46 of Part A above; provided that paragraph 36 shall be limited to only those representations and warranties relating to the Shattuck Office Center Property (all other representations and warranties shall be subject to the condition set forth in paragraph 4 of Part B of this
     Schedule 2.1). Lender shall determine Borrower's satisfaction of the condition specified in paragraphs 41 and 42 of Part A based upon an updated Operating Cash Flow audit of the Shattuck Office Center Property and each of the Properties.

(3) Borrower shall have delivered to Lender, with respect to each Title Policy, endorsements to increase the aggregate insurance coverage thereunder by the amount of the Shattuck Office Center Holdback, plus the amount of Loan funds allocated to the Working Capital Budget for the Shattuck Office Center Property, which additional insurance coverage shall be allocated among the Borrower Properties as determined by Lender. Borrower shall also deliver to Lender such amended "tie-in" (aggregation of coverage) endorsements, and amended reinsurance agreements, as Lender shall require to reflect the amount of the Shattuck Office Center Holdback, plus the amount of Loan funds allocated to the Working Capital Budget for the Shattuck Office Center Property.

(4) Not more than one (1) Advance shall be made from the Shattuck Office Center Holdback.

(5) No new or additional information shall have become known to Lender since the Closing Date which Lender, in its sole discretion, determines would cause any of the environmental or engineering reports covering the Shattuck Office Center Property, which were reviewed by Lender prior to the Closing Date, to be inaccurate in any material respect.

(6) Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be entitled to obtain an Advance of the Shattuck Office Center Holdback after the date which is sixty (60) days after the Closing Date (at which time all undisbursed Loan funds allocated to the Shattuck Office Center Holdback, and all Loan funds allocated to the Working Capital Budget for the Shattuck Office Center Property, shall be canceled).

82. GATEWAY TOWER HOLDBACK. The Gateway Tower Holdback shall be disbursed in up to three (3) Advances, subject to satisfaction of the following additional terms and conditions:

(1) Borrower shall have complied with Section 8.15 with respect to the Initial Advance.

(2) At such time as Borrower has delivered to Lender evidence acceptable to Lender that the post-closing structural repairs for the Gateway Tower Property identified as "Garage Repairs" (as described in paragraph 1 of Schedule 8.19) have been fully completed, Lien-free and in accordance with all applicable Laws, Borrower shall be entitled to obtain an Advance from the Gateway Tower Holdback of $400,000.00.

(3)  The balance of the Gateway Tower  Holdback  shall be disbursed in up to two
     (2) Advances to pay amounts owing by the Gateway Tower Owner under its June 30, 2000 contract with Riparius Construction, Inc. for the "Base Building Renovation" (as described in paragraph 1 of Schedule 8.19), subject to Lender's receipt, review approval and/or confirmation of the following, at Borrower's cost and expense, each in form and substance reasonably satisfactory to Lender:

(i) for each Advance, a copy of the completed and signed contractor's application and certification for payment (AIA Document G702), together with all attachments, for the work to be paid for with the requested Advance;

(2) for each Advance, waivers or releases of liens, reasonably satisfactory to Lender, covering that part of such work previously paid for, if any, and conditional lien releases covering the work to paid for with the requested Advance;

(3) for each Advance, a construction consultant retained by Lender shall have inspected and approved such work, at Borrower's cost and expense;

(4) if the request is the second request (or the only request, if Borrower elects to request a single Advance for this work), a copy of any certificate or certificates required by Law to render occupancy and operation of the Gateway Tower Property (or portion thereof affected by such work) legal; and

(5) if the request is the second request (or the only request, if Borrower elects to request a single Advance for this work), Borrower shall have completed all such work, Lien-free and in accordance with all applicable Laws.

                                 SCHEDULE 2.1(5)

                     WORKING CAPITAL BUDGETS FOR PROPERTIES



                                     TENANT             LEASING     CAPITAL
PROPERTY NAME                     IMPROVEMENTS           COSTS    EXPENDITURES            TOTAL

Cutler Lake Corp Center           $ 2,432,000        $ 881,000      $ 199,000         $ 3,512,000
Shattuck Office Center                259,000           99,000         12,000             370,000
60 Turner Street                       63,000                0         16,000              79,000
24 Federal/3 P.O. Square            1,560,000          336,000        506,000           2,402,000
Gateway Tower                       1,725,000          661,000        393,000           2,778,000
300 Atrium                                  0                0         40,000              40,000
400 Atrium                          2,915,000        1,184,000        363,000           4,462,000
500 Atrium                                  0                0         44,000              44,000
700 Atrium                            704,000                0              0             704,000
Mountain Heights I & II               241,000          139,000        400,000             780,000
105 Challenger Road                   128,000           51,000        125,000             304,000
Greenbrook Corporate Center           260,000           94,000         18,000             371,000
Campus Drive                        3,186,000                0        797,000           3,982,000
180/188 Mount Airy Road               223,000          144,000        125,000             492,000
Chatham Executive Center                    0                0              0                   0
Garden State Convention Center              0                0        100,000             100,000
1800 Valley Road                            0                0         68,000              68,000
Wells Research Center*                390,000          191,000        866,000           1,447,000
7/57 Wells Avenue*                    356,000          177,000        370,000             903,000
Dedham Place*                       2,290,000          859,000      1,360,000           4,510,000
333 Elm Street*                       256,000          122,000        199,000             578,000
128 Tech Center*                    5,039,000        1,636,000      7,982,000          14,658,000
201 University Avenue*                      0                0         15,000              15,000
         TOTAL                    $22,028,000       $6,574,000    $13,998,000        $ 42,600,000

* Nomura Property. As a condition to the first Advance from the Nomura Holdback, Lender and Borrower shall discuss and agree upon the final allocations of Loan funds among the Working Capital Budgets for the Nomura Properties (provided that the total amount of such Loan funds shall not be increased or decreased).

                                  SCHEDULE 4.2

                              ENVIRONMENTAL REPORTS



         PROPERTY NAME                             REPORT TITLE                  CONSULTANT                    DATE

Cutler Lake Corp Center         Release Notification and Downgradient Property     ENSR                      05/04/01
                                Status Submittal
60 Turner Street                Phase I Environmental Site Assessment &            ENSR                      02/98
                                Subsurface Investigation
Gateway Tower                   Phase I Environmental Site Assessment              I'VE Environmental        11/23/94
                                Phase I & II Environmental Site Assessment         ENSR                      10/99
                                Comprehensive Asbestos Survey                      ENSR                      10/99
                                Asbestos Abatement Final Compliance Report         ENSR                      01/00
300 Atrium Drive                Review of Environmental Assessments Report         PMK Group                 08/01/97
400 Atrium Drive                Review of Environmental Assessments Report         PMK Group                 08/01/97
                                Final UST Investigation                            ATC Associates, Inc.      05/15/01
500 Atrium Drive                Review of Environmental Assessments Report         PMK Group                 08/01/97
700 Atrium Drive                Review of Environmental Assessments Report         PMK Group                 08/01/97
Greenbrook Corp Center          Environmental Site Assessment                      First Environmental       04/97
                                Site Assessment                                    PMK Group                 02/18/98
180/188 Mount Airy Rd.          Environmental Assessment Report                    PMK Group                 06/02/98
Mountain Heights I & II         Phase I Environmental Report                       Kaselaan & D'Angelo       03/30/94
                                                                                   Associates
                                Report of Preliminary Asbestos Survey              PMK Group                 11/03/97
                                Environmental Site Assessment                      PMK Group                 10/15/99
                                Letter                                             Environmental Health      10/19/99
                                                                                   Investigations, Inc.
Wells Research Center           Phase I Environmental Report                       ENSR                      03/98
                                Due Diligence Report                               Environmental Waste       03/98
                                                                                   Management
Dedham Place                    Phase I Environmental Report                       ENSR                      03/98
                                Underground Storage Tank Report                    ENSR                      09/08/99
333 Elm Street                  Phase I Environmental Site Assessment              ENSR                      02/98
128 Technology Center           Phase I Environmental Report                       EMG                       11/25/96
                                Limited Subsurface Investigation                   Rizzo Associates          01/30/97
201 University Avenue           Phase I Environmental Report                       ENSR                      02/98
                                Method 3 Risk Assessment Report                    ENSR                      03/99



                                 SCHEDULE 5.1(A)

                              TENANT DELINQUENCIES


        PROPERTY NAME               SECTION               COMMENT

                       [SEE ATTACHED DELINQUENCY REPORTS]








                                 SCHEDULE 5.1(B)

                        NOTICES OF TERMINATION OR DEFAULT

           PROPERTY NAME                                                COMMENT
Greenbrook Corporate Center          1.   Tenant: First Bankers; payment default; tenant has vacated; pending suit for damages of $226,166.
                                     2.   Tenant: Mortgage Plus; payment default; tenant has vacated; suit for damages of $400,092; judgment in favor of Borrower.
                                     3.   Tenant: Copy-Quik; TI costs payment default of $22,407.82.




                                 SCHEDULE 5.1(C)

                                PURCHASE OPTIONS

           PROPERTY NAME                                                COMMENT

Mountain Heights I & II   Tenant: Compaq; has right of first offer to purchase building (420 Mountain
                          Avenue).

Gateway Tower             Tenant: ADP; has option to purchase building which expires 12/31/01.
                          Purchase price as of 06/15/01 is approximately $44.6 million.



                                 SCHEDULE 5.1(D)


                            LEASE TERMINATION RIGHTS


         PROPERTY NAME                     TENANT                                     COMMENT

300 Atrium Drive                 IMS America                 Termination option effective 4/04; penalty 3 months
                                                             rent + unamortized TI
Mountain Heights I & II          Santa Cruz                  Termination option effective 9/04; penalty $529,000
                                 (430 Mountain Ave)
                                 Compaq                      One time right at the end of the seventh lease year
                                 (420 Mountain Ave)          (8/07), with 12 months written notice and termination
                                                             fee of $3,630,919 ($29.50 ? 123,082 sf)
Chatham Executive Center         WP Commercial               Termination option at 2/1/03 to terminate on the last
                                                             day of the 9th month following termination notice;
                                                             6 mos. rent penalty
                                 Appaloosa                   Termination option effective 2/04; no penalty
                                 Quadrant                    Cancellation option after 95th month (7/05); penalty
                                                             6 months rent
                                 Hilton (Park Place)         Termination option effective 4/03; penalty $57,000
180/188 Mount Airy Road          Research International      Termination option effective 12/01 - 12/03 with 6 months
                                                             penalty only if Tenant wants 15,000 sf in market and
                                                             Landlord cannot deliver
Dedham Place                     Kramer   &   Flgman         Termination   right after  the 5th year (3/04), with 6
                                                             months notice and 2 months  rent and operating expense
                                                             penalty
                                 Paging Network              Right to terminate anytime
                                 Cellco  Partnership d/b/a   Termination option at sole discretion if unable to use Verizon
                                                             Wireless property for its intended purpose by written notice via certified mail
7/57 Wells Avenue                EMC                         Either party may terminate at the end of any monthly
                                                             extension with no less than 15 days notice
                                 GEO Centers                 May terminate after 12/1/95 with 6 months notice.
                                 Jungbunziauer               May terminate with 120 days prior written notice and
                                                             rent penalty
                                 Charles Murray              Right to terminate upon death or disability
Wells Research Center            Provident Mutual            Right to terminate after 5th lease year (6/04), with no
                                                             less than 9 months notice
                                 Sodexho Marriott            May terminate with/without cause with 60 days written
                                                             notice
60 Turner Street                 Brandels University         May terminate in entirety or partially (2,500 sf
                                                             minimum) with 6 months written notice after 7/1997
24 Federal/3 P.O. Square         WP Commercial               Floating termination option upon 9 months written notice
                                 (3 P.O. Square)             with a partial termination right not to exceed 50% of
                                                             Premises as long as the space is "feasible".  Tenant to
                                                             pay all separation costs.
Gateway Tower                    WP  Commercial              Floating termination  option upon 9 months written notice with a partial  termination right not to  exceed  50% of Premises as long
                                                             as  the   space  is "feasible".  Tenant to  pay all separation costs.



                                 SCHEDULE 5.1(E)

                            LEASING COMMISSIONS OWING

           PROPERTY NAME                                                COMMENT

300 Atrium                           Tenant: Multilink; $56,427 commission owed
Mountain Heights I & II              Tenant: Havas (430 Mountain Avenue); $82,282.70 commission owed
180/188 Mount Airy Road              Tenant: Dynamic Research; $4,742 commission owed
Gateway Tower                        Tenant: ADP; $299,169.71 commission owed
                  Tenant: Emmes Corp; $273,062 commission owed
24 Federal/3 P.O. Square             Tenant: Care Guard (24 Federal) $21,761.25 commission owed
                                     Tenant: TD Waterhouse (24 Federal) $53,840 commission owed
                                     Tenant: Care Guard (3 P.O. Square) $22,376.25 commission owed
                                     Tenant: Cohen Silvestri (3 P.O. Square) $13,425.75 commission owed
Cutler Lake Corp Center              Tenant: Key3Media; $500,000 commission owed
                  Tenant: marchFirst; $536,000 commission owed




                                 SCHEDULE 5.1(F)

                                  PREPAID RENTS

        PROPERTY NAME               SECTION                     COMMENT


                      [SEE ATTACHMENTS TO SCHEDULE 5.1(A)]




                                  SCHEDULE 6.4

                            CONDEMNATION PROCEEDINGS

None.



                                  SCHEDULE 6.5

                      CASUALTIES AND FLOOD ZONE PROPERTIES

1. The Chatham Executive Center Property is located in a designated flood zone (Flood Zone S A-6, B and C).


                                  SCHEDULE 6.6

                               MATERIAL AGREEMENTS

1. Environmental Services Procurement and Coordination Agreement dated as of January 1, 2001 between WWG and BTS Solutions LLC.



                                  SCHEDULE 6.7

                               PROPERTY COMPLIANCE

None.

                                  SCHEDULE 6.10

                                     PERMITS

None.




                                  SCHEDULE 6.17

                                   LITIGATION

None.




                                  SCHEDULE 6.26

                             AFFILIATE INDEBTEDNESS

Wellsford/Whitehall Properties II, L.L.C. ("WWPII") is liable under (i) that certain Guaranty and Indemnity Agreement, dated as of July 16, 1999, by and between WWPII and IDS Life Insurance Company ("IDS"), (ii) that certain Hazardous Materials Indemnity Agreement, dated as of July __, 1999, by and between WWPII and IDS and (iii) that certain Guaranty, dated as of July 16, 1999, by and between WWPII and Leonard Grebow, Steven J. Grebow, Marc G. Grebow, Ronald S. Deutsch and Governor Warfield LLC, and (iii) that certain Contribution Agreement, dated as of June 27, 2001, by and among WWPII, WWG, WP Commercial, Wellsford, the Whitehall Parties, Whitehall Street Real Estate Limited Partnership VI, a Delaware limited partnership, Whitehall Street Real Estate Limited Partnership VIII, a Delaware limited partnership and Whitehall Street Real Estate Limited Partnership XII, a Delaware limited partnership.




                                  SCHEDULE 6.27

                             CASH EQUITY INVESTMENT

 Cost Basis:
 ----------
 Cutler Lake Corp. Center                     $   31,931,021
 60 Turner St.                                     1,153,246
 24 Federal/3 P.O. Square                         33,747,429
 Gateway Tower                                    28,397,784
 300 Atrium                                       19,330,542
 400 Atrium                                       35,741,267
 500 Atrium                                       21,107,527
 700 Atrium                                       18,187,226
 Mountain Heights I & II                          47,284,567
 105 Challenger Rd.                               21,230,969
 Greenbrook Corp. Center                          25,549,069
 Campus Drive                                     23,309,418
 180/188 Mt. Airy Road                            16,255,373
 Chatham Executive Center                         10,897,604
 Garden St. Convention Center                      6,134,396
 1800 Valley Road                                  5,525,219
                                               -------------
 Subtotal                                      $ 345,782,657

 Less:
 ----
 GECC Loan                                      (282,000,000)

 Net Cash Equity                              $   63,782,657
                                               =============





                                  SCHEDULE 8.19

                           PROPERTY-SPECIFIC COVENANTS

1. POST CLOSING STRUCTURAL REPAIRS. Within six (6) months after the Closing Date (except as set forth below for the Nomura Properties and except for the repairs identified with two asterisks (**), as to which different time periods shall apply), Borrower shall have completed, Lien-free and in accordance with applicable Laws, the repairs described in the table set forth below for the designated Properties (as such work is more particularly described in the engineering reports for such Properties prepared by Lender's consultant(s) in connection with the Loan closing):


                     PROPERTY                                STRUCTURAL REPAIRS                     ESTIMATED COST

60 Turner Street                   -  Roof covering, built-up system (active leak              $      6,300
                                              repairs)
                                   -  Repair tread damage to main entry stair and              $      1,800
                                              adjacent retaining wall
   TOTAL                                                                                       $      8,100
24 Federal/3 P.O. Square           -  Existing built-up roof system requires immediate         $     24,000
                                              replacement (Bldg. A)
                                   -  Install sump pump in basement to address dampness        $      1,500
                                              and history of slow groundwater
                                              infiltration (Bldg. A)
                                   -  Repair existing built-up roof system (Bldg. B)           $     22,000
                                   -  Replace main electrical switchgear (Bldg. B)**           $     71,500
   TOTAL                                                                                       $    119,000
Gateway Tower                      -  Provide waterproofing Sealcoat over all floors of        $     64,680
                                              concrete parking structure
                                   -  Repair/replace concrete post-tension cables              $    400,000
                                              within parking garage and repair surface
                                              cracks and delamination ("GARAGE REPAIRS")
                                   -  Complete the base building renovations under the         $  1,400,000
                                              contract dated 6/30/00 with Riparius
                                              Construction ("BASE BUILDING RENOVATION")
   TOTAL                                                                                       $  1,864,680
300 Atrium                         -  Earthwork, grading & erosion control at retention        $      2,000
                                              pond
                                   -  Asphalt repair (cut & patch, full depth)                 $      5,000
                                   -  Asphalt overlay repairs**                                $     24,000
                                   -  Exterior walls, painting & coating                       $      1,500
   TOTAL                                                                                       $     32,500
400 Atrium                         -  Earthwork, grading & erosion control around              $      2,000
                                      retention pool
                                   -  Sidewalk, stone paver repair                             $      2,000
                                   -  Exterior doors, full glass (north side entrance)         $        500
                                   -  Exterior doors, revolving (north side entrance)          $      2,500
                                   -  ADA compliance items                                     $      2,250
   TOTAL                                                                                       $      9,250
500 Atrium                         -  Asphalt repair (cut and patch, full depth)               $      5,750
                                   -  Asphalt overlay repairs**                                $     42,000
                                   -  Emergency generator (recommission)                       $      2.000
                                   -  ADA compliance items                                     $      2,050
   TOTAL                                                                                       $     51,800
700 Atrium                         -  Asphalt repair (cut and patch, full depth)               $     16,250
                                   -  Asphalt overlay**                                        $     60,000
                                   -  Sidewalk, stone paver repairs                            $      2,000
                                   -  ADA compliance items                                     $      1,200
   TOTAL                                                                                       $     79,450
Mountain Heights II                -  Exterior wall, caulking & sealants                       $     75,000
   TOTAL                                                                                       $     75,000
105 Challenger Road                -  Sealcoat upper parking garage deck                       $      6,200
   TOTAL                                                                                       $      6,200
Campus Drive                       -  ADA compliance items                                     $      1,200
   TOTAL                                                                                       $      1,200
Wells Research Center*             -  Exterior walls, masonry cleaning                         $      4,000
                                   -  ADA compliance items                                     $      1,010
   TOTAL                                                                                       $      5,010
7/57 Wells Avenue*                 -  Exterior walls, masonry cleaning                         $      2,000
                                   -  Repair metal screen wall on roof                         $      1,000
                                   -  ADA compliance items                                     $      2,450
   TOTAL                                                                                       $      5,450
Dedham Place*                      -  Repair spalling concrete on parking garage deck          $      1,000
                                   -  Repair damaged fireproofing on steel in garage           $      4,000
                                   -  Repair damaged skylight                                  $        500
                                   -  ADA compliance items                                     $      1,810
   TOTAL                                                                                       $      7,310
333 Elm Street*                    -  ADA compliance items                                     $      1,270
   TOTAL                                                                                       $      1,270
128 Tech Center*                   -  Replace Tower patio membrane roofing                     $     18,750
                                   -  Tower roof patio tiles (failed)                          $     45,000
   TOTAL                                                                                       $     63,750


* Nomura Property. As a condition to the first Advance from the Nomura Holdback, Borrower shall deliver to Lender reasonably satisfactory evidence that the Nomura Borrower has completed the listed repairs for the Nomura Properties prior to the date of the first Advance from the Nomura Holdback.
**   Borrower shall have 12 months to complete these repairs.

2. POST CLOSING REMEDIAL ACTION. Borrower shall complete (or cause the Nomura Borrower to complete) the Remedial Action described in the table set forth below for the designated Properties, which Remedial Action shall be completed Lien-free, in accordance with all applicable Environmental Laws, and within the applicable time period (if any) set forth below.



    PROPERTY                                  REMEDIAL ACTION                      COMPLETION DATE


60 Turner Street            Borrower acknowledges that asbestos-containing               N/A
24 Federal/3 P.O. Square    materials and lead-based paint have been identified
Mountain Heights I & II     at each of these Properties.  Within 45 days after
Chatham Executive Center    the Closing Date, Borrower shall establish its
                            standard  operations and maintenance
                            program at each of these  Properties
                            for the removal,  encapsulation  of,
                            or   other   action   for   handling
                            asbestos-containing   materials  and
                            lead-based     paint     at    these
                            Properties,  and thereafter Borrower
                            shall,  or  shall  cause  the  Asset
                            Manager  to,  continue to manage and
                            otherwise  operate these  Properties
                            in a manner which conforms to and is
                            otherwise   consistent   with   such
                            operations and maintenance  programs
                            and applicable  Environmental  Laws.
                            Among other things,  Borrower  shall
                            promptly     abate    any    damaged
                            asbestos-containing   materials   or
                            items containing  lead-based  paint.
                            Sampling and abatement are necessary
                            before  any  renovations  that  will
                            disturb                    suspected
                            asbestos-containing materials and/or
                            potential lead-base paint.

60 Turner Street            Borrower shall maintain, handle and
                            dispose of N/A  Mountain Heights I & II
                            flourescent light ballasts in accordance
                            with (420 Mountain Avenue) applicable Toxic
                            Substances Control Act regulations.

60 Turner Street            Install air venting system to ensure that radon        90 days after
                            concentration in lowest building level (I.E.,          Closing Date
                            classrooms and theater) remains consistently below
                            4 pCi/l (picocuries per liter).

                            Borrower  to  provide   Lender  with
                            reasonably     60  days
                            after satisfactory evidence that the
                            out-of-service     Closing
                            Date    generator   and   associated
                            above-ground  propane  storage  tank
                            have been  removed from the Property
                            and disposed of.

Cutler Lake Corp. Center    Borrower to provide Lender with reasonably             180 days after
                            satisfactory evidence that it has made commercially    Closing Date
                            reasonable efforts to obtain an indemnity from Coca
                            Cola Corporation with respect to groundwater
                            contamination originating from an upgradient
                            property owned and/or occupied by Coca Cola
                            Corporation.

400 Atrium                  Borrower shall cause its Lender-approved consultant    45 days after
                            to complete a Phase II environmental study of the      Closing Date
                            portion of the Property in the vicinity of the         (complete
                            active 3,500-gallon underground storage tank           Ph. II); 90 days
                            currently located at the Property, which Phase II      after Closing
                            study shall be sufficient in scope to identify the     Date
                            extent of any subsurface contamination associated      (remediation);
                            with such underground storage tank.  Borrower shall    12 mos. after
                            cause such consultant to remediate such                Closing Date
                            contamination to applicable legal standards, and       (closure letter)
                            Borrower shall obtain a "closure" or "no further
                            action" letter from the lead Governmental Authority
                            having jurisdiction over the Remedial Action and the
                            Property.

180/188 Mount Airy Rd.      Borrower shall cause its Lender-approved consultant    45 days after
                            to conduct additional investigation of the area of     Closing Date
                            the Property in the vicinity of the former location    (study); 90 mos.
                            of three underground storage tanks.  The scope of      after Closing
                            such investigation shall be reasonably satisfactory    date
                            to Lender.  Borrower shall cause such consultant to    (remediation);
                            remediate any contamination identified to applicable   12 mos. after
                            legal standards, and Borrower shall obtain a           Closing date
                            "closure" or "no further action" letter from the       (closure letter)
                            lead Governmental Authority having jurisdiction over
                            the Remedial Action and the Property.

Garden State Convention Center Borrower acknowledges that asbestos-containing                 N/A
                               materials and lead-based paint have been identified
                               at this Property.  Within 45 days after the Closing
                               Date, Borrower shall establish its standard
                               operations and maintenance program for the removal,
                               encapsulation of, or other action for handling
                               asbestos-containing materials and lead-based paint
                               at this Property, and thereafter Borrower shall, or
                               shall cause the Asset Manager to, continue to manage
                               and otherwise operate this Property in a manner
                               which conforms to and is otherwise consistent with
                               such operations and maintenance program and
                               applicable Environmental Laws.  Among other things,
                               Borrower shall promptly abate any damaged
                               asbestos-containing materials or items containing
                               lead-based paint.  Sampling and abatement are
                               necessary before any renovations that will disturb
                               suspected asbestos-containing materials and/or
                               potential lead-base paint.


Wells Research Center          Borrower  shall provide  Lender with
                               reasonably      *
                               satisfactory   evidence   that   the
                               hydraulic   oil  release   near  the
                               electric  generator  at the Property


     *   Nomura  Property.  As a condition to the first  Advance from the Nomura
         Holdback,  Borrower  shall  deliver to Lender  reasonably  satisfactory
         evidence   that  the  Nomura   Borrower   has   completed   the  listed
         environmental  work for the  Nomura  Property  prior to the date of the first Advance from the Nomura Holdback.



3. TERMINATION OF MASTER LEASING AND OPTION AGREEMENT AT CHALLENGER ROAD PROPERTY. Borrower shall use commercially reasonably efforts to obtain, as soon as possible following the Closing Date, from the Village of Ridgefield Park (as the ground lessor under the Challenger Road Ground Lease), a document to be recorded in the Official Records of Bergen County, New Jersey, which will establish of record (to the reasonable satisfaction of Title Company and Lender) that the Master Leasing and Option Agreement dated as of June 30, 1981, between such ground lessor and Hartz Mountain Industries, Inc, a New York corporation, as evidenced by a Memorandum of Master Leasing and Option Agreement recorded in Deed Book 6890, page 355, in the Official Records of Bergen County, New Jersey, as amended to date, no longer encumbers or has any effect on the Challenger Road Property. Upon recordation of such document, Borrower shall obtain from the Title Company, at Borrower's expense, an endorsement to Lender's Title Policy which insures that the Master Leasing and Option Agreement (and related Memorandum) no longer constitute a Lien against the Challenger Road Property.

4. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENTS. Borrower shall use commercially reasonable efforts to obtain and deliver to Lender, as soon as reasonably practical after the Closing Date, a Subordination, Nondisturbance and Attornment Agreement (substantially in the form previously provided to Borrower by Lender) from the following tenants: (a) AT&T at 500 Atrium; (b) Information Resource at Greenbrook Corporate Center; (c) Siemens Info & Comm at Mountain Heights I; (d) Avaya, Inc. at 180/188 Mount Airy Road, (e) AT&T at 379-399 Campus Drive; and (f) Lucent Technologies at 24 Federal/3 P.O. Square.

5. ACCESS EASEMENT FOR 60 TURNER STREET PROPERTY. Within 180 days after the Closing Date, Borrower shall (a) obtain and record for the benefit of the "60 Turner Street" Property (described in Exhibit "D-3") a perpetual, unconditional easement for vehicular and pedestrian ingress and egress over the driveway which connects the northwest corner of the 60 Turner Street Property to Turner Street, which driveway is located on adjacent property owned by Borrower and/or Affiliates of the Borrower (the document granting such easement shall be subject to Lender's prior review and approval); (b) obtain such endorsements to Lender's Title Policy as Lender shall reasonably require insuring that the Property includes such easement, that such easement provides the Property with access to and from a public street known as Turner Street, and that the Deed of Trust encumbers such easement as a first-position lien thereon, subject to no other Liens other than Permitted Encumbrances (and if necessary to obtain such title insurance, Borrower shall execute such amendments to the Deed of Trust as are required by the Title Company as a condition to issuing such endorsements); and (c) deliver a revised survey covering the 60 Turner Street Property (and revised survey endorsement to the Title Policy), which survey shall add the easement as an additional parcel depicted thereon.

6. FINAL SURVEYS FOR 400 ATRIUM AND 1800 VALLEY ROAD PROPERTIES. Within fourteen (14) days after the Closing Date, Borrower shall have delivered to Lender final surveys (conforming to the requirements of paragraph 24 in Part A of Schedule 2.1) for the "400 Atrium" and "1800 Valley Road" Properties, which surveys shall be in conformance with the pro forma title insurance policies approved by Lender with respect to these Properties prior to the Closing Date (and in substantial conformance, as determined by Lender, with Lender's written comments to the draft surveys for such Properties delivered prior to Closing, as determined), without any material new items (not reflected on the draft surveys reviewed by Lender prior to the Closing Date) shown.


                                 SCHEDULE 11.23

                             AUTHORIZED SIGNATORIES

1.   Authorized Signatories of WP Commercial:


               NAME                                 TITLE

        Ronald L. Bernstein                  Authorized Signatory
------------------------------------------------------------------------
        Richard L. Previdi                   Authorized Signatory
------------------------------------------------------------------------
           Alan S. Kava                      Authorized Signatory
------------------------------------------------------------------------




                                   EXHIBIT "A"

                                     FORM OF
                          NOTICE OF ADDITIONAL ADVANCE

Date:


General Electric Capital Corporation

Attention:  Region Operations Manager

Gentlemen:

     The undersigned, Wellsford/Whitehall Holdings, L.L.C., refers to the Loan Agreement, dated as of June 25, 2001 (the "Loan Agreement", the terms defined therein being used herein as therein defined), between the undersigned and GENERAL ELECTRIC CAPITAL CORPORATION, and hereby gives you notice, irrevocably, pursuant to the Loan Agreement, that the undersigned hereby requests an Advance under the Loan Agreement, and in that connection sets forth below the information relating to such Advance as required by the Loan Agreement:

     The date of the requested Advance shall be __________, 200__.

     The aggregate amount of the requested Advance is $__________.

     The Advance  shall be [A "WORKING  CAPITAL"  ADVANCE]  [AN ADVANCE FROM THE
____________   HOLDBACK],   and  shall  be  used  for  the  following  purposes:

--------------------------------------------------------------------------
---------------------------------------------------------------------------.

     The undersigned hereby certifies that (a) the statements contained in paragraph 4 of Part B of Schedule 2.1 of the Loan Agreement are true on the date hereof, and will be true on the date of the requested Advance, before and after giving effect thereto and to the application of the proceeds therefrom, (b) there have been no additional building improvements, and no expansion of existing building improvements, at any Property, except as previously approved by Lender or otherwise permitted under the Loan Agreement, and (c) there have been no other changes, alterations or improvements to any Property which would cause a Material Adverse Effect with respect to such Property. Attached are all invoices and documents required by the applicable provisions of Schedule 2.1 to the Loan Agreement and the amended Collateral Documents referred to in Part B of
Schedule 2.1 of the Loan Agreement.

     Very truly yours,

ELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability ompany

y: Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company, its managing member

     By:  Wellsford/Whitehall   Group,  L.L.C.,  a  Delaware  limited
          liability company, its sole member

          By:    WP   Commercial,    L.L.C.,   a   Delaware   limited
                 liability company, its manager


                 By:  ____________________________
                      Name:    ______________________
                      Title:   ______________________



                                   EXHIBIT "B"

                                     FORM OF

                            DEPOSIT ACCOUNT AGREEMENT

______________, 2001

General Electric Capital Corporation
c/o GE Capital Realty Group, Inc.
Two Bent Tree Tower
16479 Dallas Parkway, Suite 600
Addison, Texas  75001-2512
Attention:  Ms. Bonni K. Gibson

Re:  Deposit Account - Wellsford/Whitehall Holdings, L.L.C. ("CUSTOMER")

Ladies and Gentlemen:

     At the request and instruction of Customer, we confirm to you that Customer maintains with us at our offices at _________________________, ______________,
New York, an Account No. ___________ in the name of "___________________________________________" (the "DEPOSIT ACCOUNT"). Customer
may not make any withdrawals from this Deposit Account, except as may be provided below. The aggregate amount on deposit in the Deposit Account shall be referred to as the "DEPOSITS".

     In addition we acknowledge and agree as follows:

     (1) Customer has notified us that it has pledged and assigned its rights in the Deposit Account and the Deposits to Lender as security for Customer's obligations under that certain Loan Agreement between Lender and Customer dated June ___, 2001.

     (2) The Deposit Account has been established and will be maintained to allow withdrawals by Customer alone until one business day after we have received notice (in accordance with the notice provision set forth below) from Lender that an Event of Default has occurred with respect to the obligations secured by the Account, after which withdrawals may be made only by Lender or as Lender expressly instructs us in writing. We will be fully protected in acting on any instructions signed by the Lender regarding the Deposit Account without making any inquiry as to the Lender's right or authority to give the instructions or as to the application of any payment made pursuant thereto, and any payment of all or part of the Deposit Account made to the Lender or pursuant to instructions received on Lender's letterhead will satisfy any liability we have to the Lender, and relieve us of all liability to the Customer, with respect to such payment.

     (3) We retain the right to debit the Deposit Account at any time for (i) the amount of any overdraft in the Account, (ii) the amount of any electronic credit or paper item deposited to the Deposit Account and subsequently reversed or returned for any reason, and (iii) the amount of all service fees and other charges associated with the Deposit Account (collectively, the "PERMITTED DEBITS"). If we are unable to debit the Deposit Account of if the Deposit Account contains insufficient available balances at the time of any attempted Permitted Debit, Customer agrees to promptly reimburse us for the face amount of the Permitted Debit.

     (4) This agreement shall be effective upon our receipt of an original, executed counterpart of this agreement.

     We hereby confirm to you that we have not received any notice of any other lien, pledge, charge assignment, attachment, claim or other encumbrance with respect to Customer's rights in the Deposit Account or the Deposits. Our responsibilities under this agreement pertain to the Deposit Account and all funds on deposit in the Deposit Account. We do not represent or warrant that Lender's lien is valid or enforceable.

     In furtherance of the pledge and assignment of Customer's rights in the Deposit Account and the Deposits in your favor, we agree that we will execute such further documents as you may reasonably request at your sole cost and expense with respect to such pledge and assignment. Lender's rights under this agreement may be assigned only if the assignee agrees to assume all obligations of the assignor.

     By its signature below, Customer agrees to indemnify and hold us harmless from and against all claims, expenses, liabilities or damages that we shall incur or suffer by reason of our entry into or performance of this agreement, except for the undersigned's failure to exercise reasonable care in accordance with such practices as depository institutions would follow in the normal course of their business with respect to this agreement and Deposit Account. To the maximum extent permitted by law we will not be liable for events or circumstances beyond our reasonable control. IN NO EVENT WILL WE BE LIABLE FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL PUNITIVE OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED BY THIS AGREEMENT WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE (WHETHER OR NOT WE WERE ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.) The provisions of this paragraph will survive termination of this agreement.

     Customer's tax identification number for tax reporting purposes is 13-3962862, and Customer agrees that it shall treat all income, gains and losses from amounts in the Deposit Account as its income or loss for Federal and State income tax purposes.

     Nothing in this agreement requires that we act in violation of any applicable laws, any court order, or the instructions of any bankruptcy trustee.

     Notices may be delivered by certified mail, return receipt requested, or by overnight or local delivery courier. All notices provided under this agreement will be effective when actually received by the addressee, except for fax notices, which are effective when the addressee telephonically confirms receipt to the sender. Notices to Bank and Lender must be addressed as follows:

                  If to Bank:

Attention:  ______________________
Telephone No.:  __________________
Facsimile No.:  ___________________

                  with a copy to:

Attention:  ______________________
Telephone No.:  __________________
Facsimile No.:  ___________________

                  If to Lender:

General Electric Capital Corporation
c/o GE Capital Realty Group, Inc.
Two Bent Tree Tower
16479 Dallas Parkway, Suite 600
Addison, Texas  75001-2512
Attention:  Ms. Bonni K. Gibson
Telephone No.:  (972) 447-2613
Facsimile No.:  (972) 447-2667


                  with a copy to:

General Electric Capital Corporation
292 Long Ridge Road
Stamford, Connecticut  06927
Attention:  Kevin L. Korsh, Esquire
Telephone No.:  (203) 357-4725
Facsimile No.:  (203) 357-6768

     This agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. We are not bound by any provisions contained in any other document executed between the Customer and the Lender and to which we are not a party, even if we have been provided with a copy of that document.

     None of the provisions in this agreement limits our rights under any other agreement between us and the Lender, including any participation agreement or participation certificate. If we participate in the loan facility between Customer and Lender, nothing in this agreement will limit our right to receive our pro-rata share of any amounts to which we are entitled.

     This letter agreement shall remain in full force and effect until (a) we have received notice from you that this agreement has been terminated, or (b) 30 days after you have received written notice from us that we are terminating our obligations under this agreement. Additionally, we may terminate with 5 business days prior written notice if either of you or the Customer fails to comply with this agreement.

     Except as modified by this agreement, the Deposit Account remains subject to our Terms and Conditions of Deposit Accounts, and, if applicable, our Treasury Solutions Service Agreement, however, we agree that except as otherwise provided in this agreement, we shall have no right of set-off against any funds in the Deposit Account and hereby waive any such rights, until this agreement is terminated.

     This agreement which relates solely to our duties shall be governed by, and construed in accordance with, the laws of the State of New York.

       Very truly yours,

       ----------------------------------------


       By:    ___________________________________________
              Name:    _____________________________________
              Title:   _____________________________________


ACKNOWLEDGED AND AGREED:

WELLSFORD/WHITEHALL   HOLDINGS,   L.L.C.,   a Delaware  limited  liability
company

By:   Wellsford/Whitehall   Properties II,   L.L.C.,  a  Delaware  limited
      liability company, its managing member

      By:   Wellsford/Whitehall   Group,   L.L.C.,   a  Delaware   limited
            liability company, its sole member

            By: WP Commercial, L.L.C., a Delaware limited liability company, its manager


                  By:   _____________________________
                        Name:    _______________________
                        Time:    _______________________


GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation


By:   _________________________________________
      Name:    ___________________________________
      Title:   ___________________________________







                                   EXHIBIT "C"

                                     FORM OF

              COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT

                                   [Attached]



                                  EXHIBIT "D-1"

                              PROPERTY DESCRIPTION
                              --------------------
                           (Cutler Lake Corp. Center)


That  certain  real  property  situated  in  Norfolk  County,   Commonwealth  of
Massachusetts, described as follows:

Said parcel is shown as lot numbered 3 upon plan numbered 29185A, which is filed in Norfolk Registry District with Certificate No. 72051, Sheet 1, Book 361, the same being compiled from a plan drawn by Cheney Engineering Co. dated March 16, 1959, October 27, 1959, July 1962 and additional data on file in the Land Registration office, all as modified and approved by the Land Court. (Excepting fee in Kendrick Street.)

Also another certain parcel of land situate in said NEEDHAM, described as follows:

Said parcel is shown as lot numbered 20 upon plan numbered 24606A, which is filed in Norfolk Registry District with Certificate No. 56443, Sheet 5, Book 283, the same being compiled from a plan drawn by William S. Crocker, Civil Engineer, dated September 11, 1953, November 30, 1953, September 25, 1953, October 28, 1953, February 2, 1954, February 8, 1954, March 10, 1954, November 29, 1954 and September 1, 1955 and additional data on file in the Land Registration office, all as modified and approved by the Land Court. (Excepting fee in Kendrick Street.)



                                  EXHIBIT "D-2"

                              PROPERTY DESCRIPTION
                              --------------------
                            (Shattuck Office Center)


That certain real property situated in the Town of Andover, County of Essex, State of Massachusetts, described as follows:


                                  EXHIBIT "D-3"

                              PROPERTY DESCRIPTION
                              --------------------
                               (60 Turner Street)


That certain real property situated in Middlesex County, Commonwealth of Massachusetts, described as follows:

The land with the improvements thereon situated on the southerly side of Turner Street and the northeasterly side of Hartwell Street in Waltham, Middlesex County, Massachusetts, as shown on a plan entitled "Plan of Land Waltham Mass." dated September 30, 1980, by Harry R. Feldman, Inc., and recorded with Middlesex South District Registry of Deeds as Plan No. 1286 of 1980, the land being bounded and described according to the plan as follows:

NORTHERLY:      by Turner Street, 120 feet;
EASTERLY:       by land now or formerly of Corrall, 103 feet;
SOUTHERLY:      by land now or formerly of Govoni, 28.35 feet;
EASTERLY:       by the Govoni land, 52.66 feet;
SOUTHWESTERLY:  by Hartwell Street, 100.53 feet;
WESTERLY:       by land now or formerly of United Wood Heel Co., 62.10 feet;
NORTHWESTERLY:  by land now or formerly of White Pigment Corp., 40.86 feet; and
WESTERLY:       by the White Pigment land, 20.83 feet.


Together with the benefit of a Declaration of Easement by WEL/WH 1275 K Street, LLC, dated May 15, 1998, recorded with said Deeds, Book 28805, Page 199.




                                  EXHIBIT "D-4"

                              PROPERTY DESCRIPTION
                              --------------------
                           (24 Federal/3 P.O. Square)

That certain real property located in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, described as follows:

PARCEL 1

A certain parcel of land with the buildings thereon situated in Boston, Suffolk County, Massachusetts, and known and numbered as 14-24 Federal Street and 113-121 Congress Street, the same being shown on "Plan of Land in Ward 5, Boston" dated October 11, 1920, by Aspinwall & Lincoln recorded with Suffolk County Registry of Deeds in Book 4263, Page 615, and being bounded and described as follows:

WESTERLY:         on said Federal Street, 81.57 feet;
NORTHERLY:        on land now or formerly of Cotting et al., Trustees, by a line through the wall, 37.32 feet;
WESTERLY:         on the same, .64 of a foot;
NORTHERLY:        again on the same by a line through the wall, 28.47 feet;
EASTERLY:         on said Congress Street, 79.63 feet; and
SOUTHERLY:        by land now or formerly of Harold J. Coolidge et al, Trustees, by a line  through the middle of a 20 inch wall, 75.97 feet.

Containing 5,616 square feet of land according to said Plan.

PARCEL 2

The land with the buildings thereon situated in Boston, Suffolk County, Massachusetts, bounded and described as follows:

NORTHERLY         by Milk Street, 57.36 feet;
EASTERLY          by Congress Street, 95.07 feet;
SOUTHERLY         by land now or formerly of Federal Street Building Trust, by a line through a brick partition wall, 28.47 feet;
EASTERLY          by said land now or formerly of Federal Street Building Trust,
                  0.68 feet;
SOUTHERLY         by said land now or formerly of Federal Street Building Trust, by a line through a brick partition wall, 37.32 feet; and
WESTERLY          by Federal Street, 92.83 feet.



                                  EXHIBIT "D-5"

                              PROPERTY DESCRIPTION

                                 (Gateway Tower)

That certain real property in Montgomery County, State of Maryland, described as follows:

BEING KNOWN AND DESIGNATED as Lot Numbered 11, as depicted on a Plat entitled "MARYLAND NATIONAL BANK PROPERTY CITY CENTER", which Plat is recorded among the Land Records of Montgomery County, Maryland in Plat Book 89, as Plat No. 9588.


                                  EXHIBIT "D-6"

                              PROPERTY DESCRIPTION
                              --------------------
                                  (300 Atrium)


That certain real property located in the Township of Franklin, County of Somerset, State of New Jersey, described as follows:

ALL that certain plot, piece or parcel of land, with buildings and improvements thereon erected, situate, lying and being in the Township of Franklin, County of Somerset, and State of New Jersey, being described as follows:

BEING known as Block 468.01, Lot 21.03 as shown on a map entitled "Amended Section One of the Atrium at Somerset" filed in the Somerset County Clerk's Office on June 4, 1982 as Map No. 1963. Being further described as Beginning at a point being the following two courses and distances from a point in the southeasterly sideline of Davidson Avenue, 66 feet in width, where it is intersected by the northeasterly line of the whole tract of which this is a part and the southwesterly line of the lands now or formerly of Lester M. Entin
Associates: (a) along said line of Entin Associates on a course of South 42 degrees 30 minutes 34 seconds East a distance of 550.81 feet to a point; (b) in a southeasterly direction along a curve to the right having a radius of 221.20 feet an arc distance of 10.35 feet to a point being the point or place of Beginning, and running thence,

1.   On a  southerly  direction  along a curve to the  right  having a radius of
     221.20 feet an arc distance of 213.97 feet to a point; thence

2.   On a course of South 16 degrees 35  minutes 40 seconds  West a distance  of
     265.27 feet to a point; thence

3.   In a  southerly  direction  along a curve  to the left  having a radius  of
     100.00 feet an arc distance of 157.08 feet to a point; thence

4.   On a course of South 73 degrees 24  minutes 20 seconds  East a distance  of
     139.30 feet to a point; thence

5.   In a  southeasterly  direction along a curve to the left having a radius of
     250.00 feet an arc distance of 59.25 feet to a point; thence

6.   On a course of South 3 degrees 00 minutes  57  seconds  West a distance  of
     60.00 feet to a point; thence

7.   In a  southerly  direction  along a curve to the  right  having a radius of
     35.00 feet an arc distance of 48.34 feet to a point; thence

8.   On a course of South 7 degrees 50 minutes  38  seconds  East a distance  of
     7.40 feet to a point; thence

9.   In a southwesterly  direction along a curve to the right having a radius of
     195.00 feet an arc distance of 192.08 feet to a point; thence

10.  On a course of South 48 degrees 35  minutes 40 seconds  West a distance  of
     324.59 feet to a point in the outside line of the whole tract of which this is a part being a common corner from the lands now or formerly of Distribution Engineering Company, Inc; thence

11. Along said line of Distribution Engineering Company, Inc. on a course of North 38 degrees 29 minutes 34 seconds West a distance of 801.83 feet to a point; thence

12.  On a course of North 48 degrees 35  minutes 40 seconds  East a distance  of
     737.43 feet to a point being the point or place of BEGINNING.

Together with all those appurtenant easements, rights and other benefits created by and described in that certain Declaration of Easements dated April 15, 1982 by S/A Associates and recorded in Deed Book 1457, page 828 on April 20, 1982, as amended by Amendment to Declaration of Easements dated April 15, 1983 by S/A Associates and recorded in Deed Book 1488, page 315 on September 16, 1983.

Together with the rights of ingress and egress to and from Davidson Avenue over the private Street as shown on the Filed Map "Amended Section 1 of the Atrium at Somerset" Map #1963 and as described in the Declaration of Easement recorded in Deed Book 1457, page 828.

FOR INFORMATIONAL PURPOSES ONLY:
"In compliance with Chapter 157, Laws of 1977, premises herein is Lot 21.03 in Block 468.01 on the Tax Map of the Township of Franklin, County of Union, State of New Jersey."




                                  EXHIBIT "D-7"

                              PROPERTY DESCRIPTION
                              --------------------
                                  (400 Atrium)


That certain real property situated in the Township of Franklin, County of Somerset, State of New Jersey, described as follows:



                                  EXHIBIT "D-8"

                              PROPERTY DESCRIPTION
                              --------------------
                                  (500 Atrium)


That certain real property located in the Township of Franklin, County of Somerset, State of New Jersey, described as follows:

All that certain plot, piece or parcel of land, with buildings and improvements thereon erected, situate, lying and being in the Township of Franklin, County of Somerset and State of new Jersey being described as follows:

BEING KNOWN AND DESIGNATED as Lot 21.07 in Block 468.01 as set forth on a certain map entitled, "Amended Section Two of The Atrium at Somerset, Township of Franklin, Somerset County, New Jersey" dated October 5, 1982, revised to October 8, 1983 which map was filed in the Somerset County Clerk's Office as Map Number 2067 on December 14, 1983.

BEGINNING at a point being the most westerly corner of the whole tract of which this is a part and corner of the lands of Worlds Fair Associates and running thence:

1. Along a line of the whole tract of which this is a part on a course of North 48 degrees 49 minutes 16 seconds East a distance of 1102.72 feet to a point; thence

2. Along the southwesterly line of Lot 21.06 as shown on a map referenced above on a course of South 40 degrees 51 minutes 00 second East a distance of 319.66 feet to a point; thence

3. Still along said southwesterly line in a southeasterly direction along a curve to the left having a radius of 40 feet an arc distance of 31.82 feet to a point; thence

4. Still along said southwesterly line in a southeasterly direction along a curve to the right having a radius of 60 feet an arc distance of 30.17 feet to a point; thence

5. Along the northwesterly line of Lot 21.06 as shown on the map referenced above on a course of South 48 degrees 44 minutes 36 seconds West a distance of 115.14 feet to a point; thence

6. Along the northwesterly line of lot 21.08 as shown on the map referenced above on a course of South 48 degrees 49 minutes 16 seconds West a distance of 1018.78 feet to a point in an outside line of the whole tract of which this is a part; thence

7. Along said outside line and a line of the lands of Worlds Fair Associates on a course of North 40 degrees 16 minutes 30 seconds West a distance of
     374.12 feet to a point, being the point and place of BEGINNING.

Together with that certain Declaration of Easements dated April 15, 1982, recorded April 20, 1982 in Deed Book 1457, page 828, as amended by Amendment to Declaration of Easements dated April 15, 1983, recorded September 16, 1983 in Deed Book 1488, page 315.

Together with the appurtenant rights as set forth in a certain Cross-Easement Agreement recorded in Deed Book 2028, page 591.

Together with the rights of ingress and egress to and from Davidson Avenue of the Private Street as shown on the Filed Map "Amended Section Two of the Atrium at Somerset, Township of Franklin, Somerset County, New Jersey" Map #2067, and as described in the Declaration of Easement recorded in Deed Book 1457, page 828.

FOR INFORMATIONAL PURPOSES ONLY:
"In compliance with Chapter 157, Laws of 1977, premises herein is Lot 21.07 in Block 468.01 on the Tax Map of the Township of Franklin, County of Somerset, State of New Jersey."


                                  EXHIBIT "D-9"

                              PROPERTY DESCRIPTION
                              --------------------
                                  (700 Atrium)

That certain real property located in the Township of Franklin, County of Somerset, State of New Jersey, described as follows:

All that certain real property known as Block 468.01, Lot 21.08 as shown on a map entitled "Amended Section Two of the Atrium at Somerset, Township of Franklin, somerset County, New Jersey" filed in the Somerset County Clerk's Office December 14, 1983 as Map Number 2067. Being further described as follows:

Beginning at a point being the most southwesterly corner of the whole tract of which this is a part and corner of lands of Worlds Fair Associates and running thence

1. Along the most southwesterly line of the whole tract of which this is a part on a course of North 40 degrees 16 minutes 30 seconds West a distance of 375.94 feet to a point; thence

2. Along the southerly line of Lot 21.07 as shown on the above referenced map on a course of North 48 degrees 49 minutes 16 seconds East a distance of 1018.78 feet to a point; thence

3. Along the southwesterly line of Lot 21.06 as shown on the above referenced map in a southerly direction along a curve to the left having a radius of
     60.00 feet and an arc distance of 79.54 feet to a point; thence

4. Still along said line on a course of South 40 degrees 51 minutes 00 seconds East a distance of 308.94 feet to a point in the most southeasterly line of the whole tract of which this is a part; thence

5. Along said southeasterly line on a course of South 48 degrees 54 minutes 40 seconds West a distance of 1050.23 feet to a point being the point or place of BEGINNING.

Together with all those appurtenant easements, rights and other benefits created by and described in that certain Declaration of Easements dated April 15, 1982 by S/A Associates and recorded in Deed Book 1457, page 828 on April 20, 1982, as amended by Amendment to Declaration of Easements dated April 15, 1983 by S/A Associates and recorded in Deed Book 1488, page 315 on September 16, 1983.

Together with the rights of ingress and egress to and from Davidson Avenue over the private Street as shown on the Filed Map "Amended Section 1 of the Atrium at Somerset" Map #1963 and as described in the Declaration of Easement recorded in Deed Book 1457, page 828.

FOR INFORMATIONAL PURPOSES ONLY:
"In compliance with Chapter 157, Laws of 1977, premises herein is Lot 21.08 in Block 468.01 on the Tax Map of the Township of Franklin, County of Somerset, State of New Jersey."

                                 EXHIBIT "D-10"

                              PROPERTY DESCRIPTION

                            (Mountain Heights I & II)

That certain real property situated in the Township of Berkeley Heights, County of Union, State of New Jersey, described as follows:

                                 EXHIBIT "D-11"

                              PROPERTY DESCRIPTION

                              (105 Challenger Road)

That certain real property located in the Village of Ridgefield Park, County of Bergen, State of New Jersey, described as follows:

Beginning at a point in the easterly line of Challenger Boulevard (60.00 feet wide) where the same is intersected by the division line of lands now or formerly of the Bergen County Park Commission on the north and lands now or formerly of the Village of Ridgefield Park on the south said point being located the following bearings and distances from the intersection formed by the aforesaid easterly line of Challenger Boulevard with the centerline of Emerson Street produced easterly, all as shown on plan entitled "Subdivision Plat, Lot 1, Block 24.02 prepared for Hartz Mountain Development Corp., Village of Ridgefield Park, Bergen County, N.J.", dated February 12, 1990, revised to June 18, 1990, and prepared by Azzolina & Feury Engineering Company of Paramus, New Jersey.

1. North 24 degrees 10 minutes 40 seconds East, 213.00 feet along the aforementioned easterly line of Challenger Boulevard to a point of curvature; thence

2. Northerly on a curve to the left having a radius of 1000.00 feet an arc length of 421.98 feet along the same to a point of tangency; thence

3.   Due north along the same, 175.98 feet to a point of curvature; thence

4. Northeasterly on a curve to the right having a radius of 960.00 feet, an arc distance of 330.73 feet along the same to a point of tangency; thence

5. North 19 degrees 44 minutes 21 seconds East 966.21 feet along the same to the point and place of beginning, and running; thence

6. South 73 degrees 41 minutes 52 seconds East 542.83 feet along the aforementioned division line of lands to a point on the U.S. Pierhead as Bulkhead Line; thence

7. South 24 degrees 55 minutes 40 seconds West, 243.64 feet along the same to a point; thence

8. North 73 degrees 41 minutes 52 seconds West, 60.00 feet through lands of the Village of Ridgefield Park to a point; thence

9.   South 24 degrees 55 minutes 40 seconds West, 170.00 feet to a point; thence

10. North 70 degrees 15 minutes 39 seconds West, 444.55 feet to a point in the aforementioned easterly line of Challenger Boulevard; thence

11. North 19 degrees 44 minutes 21 seconds East, 383.00 feet to the point or place of beginning.

Above description being drawn in accordance with a survey prepared by Azzolina Feury & Raimondi Engineering Group dated May 22, 2001.

Together with the easement and rights contained in the Reciprocal Construction, Operation and Easement Agreement, Hartz Mountain Industries, Inc. for the Overpeck Corporate Park Development, dated June 27, 1986, Book 7019, page 360, Bergen County, New Jersey Records, as amended by First Amendment to Reciprocal Construction, Operation and Easement Agreement for The Overpeck Corporate Park Development, dated November 21, 1990, recorded in Book 7411, page 459, aforesaid records and by Second Amendment to Reciprocal Construction, Operation and Easement Agreement for The Overpeck Park Development, dated September 8, 1992, recorded in Book 7545, page 862, aforesaid records.

FOR INFORMATIONAL PURPOSES ONLY:
"In compliance with Chapter 157, Laws of 1977, premises herein is Lot 4.01 in Block 24.03 on the Tax Map of the Village of Ridgefield Park, County of Bergen, State of New Jersey."


                                 EXHIBIT "D-12"

                              PROPERTY DESCRIPTION

                          (Greenbrook Corporate Center)

That certain real property located in the City of Fairfield, County of Essex, State of New Jersey, described as follows:

All those certain tracts, lots and parcels of land situate, lying and being in the Township of Fairfield, County of Essex and State of New Jersey, being more particularly bounded and described as follows:

Parcel I:

     Beginning at a point in the easterly line of Passaic Avenue (80' right of way), said point being the intersection of the easterly line of Passaic Avenue with the line dividing Lot 8.01 Block 2101 as shown on a certain map entitled "Minor Subdivision of Lots 8 and 10 Block 2101", situate in the Township of Fairfield, County if Essex, New Jersey, Prepared by G.C.Stewart Associates, Inc., dated October 31, 1985 and running; thence,

     14. North 36 degrees 02 minutes 03 seconds East, 362.28 feet along the easterly line of Passaic Avenue to a point in the easterly line of Passaic Avenue; thence,

     15. South 53 degrees 57 minutes 57 seconds East, 200.00 feet to a point; thence

     16. North 86 degrees 39 minutes 20 seconds East, 773.89 feet to a point; thence

     17. North 40 degrees 13 minutes 33 seconds East, 497.32 feet to a point in the southerly line of West Greenbrook Road (49.5' right of way); thence

     18. South 45 degrees 03 minutes 37 seconds east, 145.54 feet along the southerly line of West Greenbrook Road to a point in the southerly line of West Greenbrook Road; thence

     19. South 37 degrees 09 minutes 43 seconds West, 248.14 feet to a point; thence

     20. North 77 degrees 22 minutes 07 seconds West, 16.49 feet to a point; thence

     21. South 37 degrees 09 minutes 43 seconds West, 1,115.00 feet to a point; thence

     22. South 14 degrees 42 minutes 41 seconds West, 247.57 feet to a point; thence

     23. South 74 degrees 30 minutes 56 seconds West, 136.92 feet to a point; thence

     24. North 50 degrees 26 minutes 37 seconds West, 492.82 feet to a point; thence

     25. North 39 degrees 33 minutes 23 seconds East, 371.84 feet to a point; thence

     26. North 56 degrees 29 minutes 57 seconds West, 472.61 feet to the point and place of beginning

Parcel II:

     Beginning at a point in the easterly line of Passaic Avenue(80' right of way), said point of beginning of intersection of the said easterly line of Passaic Avenue with the dividing line of Lot 8.02 Block 2101 and Lot 9 Block 2101 as shown on a certain map entitled "Minor Subdivision of Lots 8 and 10 Block 2101," situate in the Township of Fairfield, County of Essex, New Jersey, prepared by G.C.Stewart Associates, Inc., dated October 31, 1985, and running: thence

     1. South 59 degrees 31 minutes 38 seconds East, 811.52 feet to a point; thence

     2. South 40 degrees 13  minutes  33  seconds  West,  130.00  feet to point;
thence

     3. South 86 degrees 39 minutes 20 seconds West, 773.89 feet to a point; thence

     4. North 53 degrees 57 minutes 57 seconds West, 200.00 feet to a point in the easterly line of Passaic Avenue; thence

     5. North 36 degrees 02 minutes 03 seconds East, 542.00 feet along the easterly line of Passaic Avenue to the point and Place of Beginning.

     Together with an exclusive easement of ingress and egress as described in Easement in Deed Book 4929, Page 156, being more particularly describe ed as follows:

     Beginning at a point lying in the division line between Lot 9 in Block 2101 (lying to the northwest) and Lot 10 in Block 2101 (lying in the southeast), said point being distant along the division line 292.32 feet measured southwesterly on a course of South 40 degrees 13 minutes 33 seconds West from a point where the said division line intersects the southwesterly right of Way line of West Greenbrook Road and running from the Beginning point of the hereindescribed tract; thence

     1. South 40 degrees 13 minutes 33 seconds West along the aforesaid division line between Lots 9 and 10 in Block 2101, 75.00 feet to a point; thence

     2. North 59 degrees 31  minutes 37 seconds  West along the  division  line,
95.00 feet to a point, thence

     3. North 86 degrees 00 minutes 43 seconds East, 130.63 feet to the point and place of Beginning.


     Together with all easements appurtenant to the subject property as contained in that certain Easement Agreement as set forth in Deed Book 4587 Page 948.

     This description is in accordance with a survey prepared by Glen Lloyd of Schoor Depalma, Surveyors dated 1/22/97 and updated to 5/21/01.

FOR INFORMATIONAL PURPOSES ONLY:
"In compliance with Chapter 157, Laws of 1977, premises herein is Lot 8.01, 8.02 in Block 2101 on the Tax Map of the Township of Fairfield, County of Essex, State of New Jersey."


                                 EXHIBIT "D-13"

                              PROPERTY DESCRIPTION
                              --------------------
                                 (Campus Drive)

That certain real property located in the Township of Franklin, County of Somerset, State of New Jersey, described as follows:

Tract I:

Beginning at a point in the easterly sideline of Campus Drive, said point being the common corner of the southwesterly corner of Lot 34.03 in Block 531, lands of PMC, Inc. with the most southerly corner of the herein described tract known as Lot 8.01 on map entitled "Minor Subdivision of Lands of Campus Drive LTD., Partnership, Block 530.04 Lots 4, 5, 6, 7, 8, 9 & 10, Franklin Township, Somerset County, N.J.", prepared by Pluymers, Williamson & Associates, Inc., Engineers, Land Planners & Land Surveyors from said beginning point running thence;

1. Along the easterly side line of Campus Drive on a curve to the right, said curve having a radius of 324.59 feet, an arc length of 116.72 feet to a point of tangency; thence

2.   Along the easterly  sideline of Campus Drive North 29 degrees 30 minutes 48
     seconds   West,  a  distance  of  671.89  feet  to  a  point   marking  the
     northwesterly corner of the herein described lot; thence

3. Along the dividing line of Lot 8.01 and Lot 4.01 North 60 degrees 29 minutes 12 seconds East, 560.17 feet to a point in the westerly line of Lot 1.01, Block 531, land of CP III Assoc. said point being the northeasterly corner of the herein described tract; thence

4. Along the westerly line of Lots 1.01, 33, 32, 31, 30 and 34.03, Block 531, South 04 degrees 56 minutes 39 seconds West, 953.38 feet to the easterly sideline of Campus Drive and the point and place of beginning.

The above description is in accordance with a survey made by Daniel E. Yuhas, P.L.S., dated August 1, 1998.

The above tract is designated as Lot 8.01 in Block 530.04 on map entitled "Minor Subdivision of lands of Campus Drive LTD. Partnership, Block 530.03, Lots 4, 5, 6, 7, 8, 9 & 10, Franklin Township, Somerset County, N.J." prepared by Pluymers, Williamson & Associates, Inc., Engineers, Land Planners and Land Surveyors.

Together with the benefit of a 30-foot wide access easement across adjacent Lot 4.01, more particularly described as follows:

Beginning at a point in the easterly sideline of Campus Drive, said point marking the terminus of the second course in the above described Tract I, from said point running; thence


1. Along the easterly sideline of Campus Drive, North 29 degrees 30 minutes 48 seconds West, 30.00 feet to a point; thence

2.   Passing  through  Lot 4.01,  North 60 degrees  29 minutes 12 seconds  East,
     580.76 feet to a point in the westerly line of Lot 1.01, Block 531, lands of CP III Associates; thence

3.   Along lands of CP III Assoc.,  South 04 degrees 56 minutes 39 seconds West,
     36.39 feet to a point marking the southeasterly corner of the herein described easement as well as being the southeasterly corner of Lot 4.01 on the above referenced map; thence

4. Along the dividing line of Lot 4.01 and Lot 8.01 on the above referenced map, South 60 degrees 29 minutes 12 seconds West, 560.17 feet to a point in the easterly sideline of Campus Drive, said point marking the point and place of beginning.

Tract II:

Beginning at a point marked by an iron pipe, where the easterly sideline of Campus Drive is intersected by the southerly line of Lot 2.03, Block 530.04, said lot formerly being known as Lot 2.01, Block 530, as shown on Sheet 94 of the Tax Map for Franklin Township, New Jersey; thence

1. Easterly along the southerly line of Lot 2.03, Block 530.04, South 84 degrees 14 minutes 05 seconds East, a distance of 417.78 feet to an iron pipe; thence

2. Northerly along the easterly line of Lot 2.03, Block 530.04, North 06 degrees 41 minutes 35 seconds East, a distance of 126.95 feet to a point; thence

3. South 84 degrees 19 minutes 14 seconds East, a distance of 49.48 feet to a point on the westerly sideline of N.J.S.H. Route 287; thence

4. Along the westerly sideline of N.J.S.H. Route 287, South 09 degrees 22 minutes 06 seconds East, a distance of 176.66 feet to a point; thence

5. Along the westerly sideline of N.J.S.H. Route 287, South 37 degrees 27 minutes 35 seconds East, a distance of 235.24 feet to a point; thence

6. Along the westerly sideline of N.J.S.H. Route 287, North 87 degrees 29 minutes 04 seconds East, a distance of 44.25 feet to a point; thence

7. South 04 degrees 56 minutes 39 seconds West, 130.00 feet along the easterly line of Lot 4 to a point in the easterly line of Lot 7, said point marking the southeasterly corner of the herein described Lot 4.01; thence

8. Along the dividing line of Lot 8.01 and Lot 4.01, South 60 degrees 29 minutes 12 seconds West, 560.17 feet to a point in the easterly sideline of Campus Drive; thence

9. Along the easterly sideline of Campus Drive, North 29 degrees 30 minutes 48 seconds, West 306.39 feet to a point of curvature; thence

10. Along the easterly line of Campus Drive on a curve to the right, said curve having a radius of 470.00 feet, an arc length of 284.05 feet to a point of tangency to Campus Drive; thence

11. Along the easterly line of Campus Drive, North 05 degrees 06 minutes 51 seconds East, a distance of 145.93 feet to the point of beginning.

The above description is in accordance with a survey made by Daniel E. Yuhas, P.L.S. dated August 1, 1998.

The above tract is designated as Lot 4.01 in Block 530.04 on the map entitled "Minor Subdivision of lands of Campus Drive LTD., Partnership, Block 530.04, Lots 4, 5, 6, 7, 8, 9 & 10, Franklin Township, Somerset County, New Jersey" and prepared by Pluymers, Williamson & Associates, Inc.

Together with the benefit of a 30-foot wide access easement across adjacent Lot 8.01, more particularly described as follows:

Beginning at a point in the easterly sideline of Campus Drive, said point marking the terminus point of the second course in the above described Tract I, and from said point running; thence

1. Along the dividing line of Lot 8.01, Block 4.01, North 60 degrees 29 minutes 12 seconds East, 560.17 feet to a point in the westerly line of Lot 1.01, Block 531, lands of CP III Assoc.; thence

2. Along the westerly line of Lot 1.01, Block 531, South 04 degrees 56 minutes 39 seconds West, 36.39 feet to a point; thence

3.   Passing  through  Lot 8.01,  South 60 degrees  29 minutes 12 seconds  West,
     539.59 feet to a point in the easterly sideline of Campus Drive; thence

4. Along the easterly sideline of Campus Drive, North 29 degrees 30 minutes 48 seconds West, 30.00 feet to the point and place of beginning.

Note: Being also known as Lot 4.01 and Lot 6.01 in Block 530.04 on the official Tax Map of Franklin Township.

Tract I and Tract II: Being the same property conveyed to Townsend Property Trust Limited Partnership by Deed dated August 19, 1996 and recorded August 30, 1996 in Book 2076, page 298.

FOR INFORMATIONAL PURPOSES ONLY:
"In compliance  with Chapter 157, Laws of 1977,  premises herein is Lot 4.01 and
8.01 in Block 530.04 on the Tax Map of the Township of Franklin, County of Somerset, State of New Jersey."

                                 EXHIBIT "D-14"

                              PROPERTY DESCRIPTION

                            (180/188 Mount Airy Road)

That certain real property situated in the Township of Bernards, County of Somerset, State of New Jersey, described as follows:

                                 EXHIBIT "D-15"

                              PROPERTY DESCRIPTION
                              --------------------
                           (Chatham Executive Center)

         That certain real property located in the Borough of Chatham, County of Morris, State of New Jersey, described as follows:

All that certain tract, lot and parcel of land lying and being in the Borough of Chatham, County of Morris and State of New Jersey being more particularly described as follows:

BEGINNING at a point in the northerly line of Main Street, distant therein easterly 235.82 feet from the intersection thereof with the easterly line of University Avenue; and thence running

1.       North 9 degrees 13 minutes 10 seconds East 315.43 feet; thence

2.       North 85 degrees 26 minutes West 141.28 feet; thence

3.       North 80 degrees 52 minutes West 13.65 feet; thence

4.       North 07 degrees 45 minutes East 73.00 feet; thence

5.       North 09 degrees 04 minutes East 385.28 feet; thence

6. South 78 degrees 11 minutes East crossing the Grist Mill Race 336.60 feet to the west edge of the Passaic River; thence

7. Along the west edge of the Passaic River South 13 degrees 49 minutes 40 seconds West 346.50 feet; thence

8. Still along the same, South 05 degrees 46 minutes 10 seconds East 270.85 feet; thence

9.   South 82 degrees 35 minutes 20 seconds West 37.49 feet; thence

10.      South 04 degrees 06 minutes 20 seconds East 57.14 feet; thence

11. South 15 degrees 53 minutes 40 seconds West 76.14 feet to a point in the northerly line of Main Street; thence

12. Along the same North 80 degrees 10 minutes West 189.51 feet to the point or place of BEGINNING.

FOR INFORMATIONAL PURPOSES ONLY:
"In compliance with Chapter 157, Laws of 1977, premises herein is Lot 2 in Block 49 on the Tax Map of the Borough of Chatham, County of Morris, State of New Jersey."

                                 EXHIBIT "D-16"

                              PROPERTY DESCRIPTION
                              --------------------
                        (Garden State Convention Center)


That certain real property situated in the Township of Franklin, County of Somerset, State of New Jersey, described as follows:

                                 EXHIBIT "D-17"

                              PROPERTY DESCRIPTION
                              --------------------
                               (1800 Valley Road)

         That certain real property situated in the City of Wayne, County of Passaic, State of New Jersey, described as follows:

         Beginning at a point on the northeasterly right-of-way line of Valley Road (being a 80 foot wide right-of-way), where the same is intersected by the dividing line between Lot 16 and 17 on the West and running; thence

1. North 51 degrees 48 minutes 02 seconds West 396.70 feet along the northeasterly right-of-way line of Valley Road to a point of curvature; thence

2. Northwesterly along the northeasterly right-of-way line of Valley Road and along a curve to the right having a radius of 1,958.37 feet, and arc length of 208.69 feet and a central angle of 06 degrees 06 minutes 20 seconds to a point; thence

3. North 38 degrees 11 minutes 58 seconds East 653.01 feet along said division line between Lot 1, Block 3800 on the North and Lot 17, Block 3101 on the South to a point; thence

4. North 57 degrees 12 minutes 00 seconds East 405.49 feet along said line to a point; thence

5. South 32 degrees 48 minutes 00 seconds East 330.52 feet along the division line between Lot 17, on the West and Lot 1, Block 3800 and Lot 16, Block 3101 on the East to a point; thence,

6. South 61 degrees 27 minutes 21 seconds West 285.00 feet along said division line to a point; thence

7. South 38 degree 11 minutes 58 seconds West 148.00 feet still along said line to a point; thence,

8. South 51 degrees 48 minutes 02 seconds East 330.00 feet still along said line to a point; thence,

9. South 38 degrees 11 minutes 58 seconds West, 170.00 feet still along said division line to a point; thence

10. South 52 degrees 24 minutes 52 seconds West 232.11 feet still along said division line to a point; thence

11. South 38 degrees 11 minutes 58 seconds west, 135.00 feet still along said division line to the point and the point of beginning.


FOR INFORMATIONAL PURPOSES ONLY:

"In compliance with Chapter 157, Laws of 1977, premises herein is Lot 17, Block 3101 the Tax Map of the Township of Wayne, County of Passaic, State of New Jersey."

                                 EXHIBIT "D-18"

                              PROPERTY DESCRIPTION

                             (Wells Research Center)

         That certain real property situated in the City of Newton, County of Middlesex, State of Massachusetts, described as follows:

                                 EXHIBIT "D-19"

                              PROPERTY DESCRIPTION

                               (7/57 Wells Avenue)

         That certain real property situated in the City of Newton, County of Middlesex, State of Massachusetts, described as follows:


                                 EXHIBIT "D-20"

                              PROPERTY DESCRIPTION
                              --------------------
                                 (Dedham Place)


         That certain real property situated in the Cities of Dedham and Westwood, County of Norfolk, State of Massachusetts, described as follows:

Condominium Unit O of that certain condominium known as Dedham Place Condominium, situated at 9-11 Allied Drive and 95 Dedham Place, Westwood and Dedham, created by Master Deed dated November 20, 1991, recorded with said Deeds on November 27, 1991, Book 9118, Page 336.


                                 EXHIBIT "D-21"

                              PROPERTY DESCRIPTION
                              --------------------
                                (333 Elm Street)


         That certain real property situated in the City of Dedham, County of Norfolk, State of Massachusetts, described as follows:

Lot 12 on Land Court Plan No. 21105J, dated July 16, 1969, a copy of which is filed with said Registry District of the Land Court with Certificate of Title No. 94229.

Numerous parcels of land described in the Deed at Book 11656, Page 456, two of which are shown on a recorded plan as follows:

Lots 1 and 1A shown on a plan entitled "Plan of Land in Dedham and Westwood, Mass.", dated December 21, 1979, by Ernest W. Branch, Inc., Civil Engineers, recorded with said Deeds, Book 5880, Page 305.




                                 EXHIBIT "D-22"

                              PROPERTY DESCRIPTION

                                (128 Tech Center)

         That certain real property situated in the City of Waltham, County of Middlesex, State of Massachusetts, described as follows:



                                 EXHIBIT "D-23"
                                  -------------

                              PROPERTY DESCRIPTION

                             (201 University Avenue)

         That certain real property situated in the City of Westwood, County of Norfolk, State of Massachusetts, described as follows:

Lots 20 and 21 shown on Land Court Plan No. 26294F, dated June 3, 1964, revised through September 4, 1964, a copy of which is filed with said Registry District with Certificate of Title No. 76456.

Together with the benefit of drain and slope rights set forth in an Indenture, dated August 24, 1964, filed with said Registry District as Document No. 258345 and as set forth in an Order of Court, filed with said Registry District as Document No. 260043.

Together with the benefit of the rights set forth or referred to in Document Nos. 258596, 258597, 258689, 260043, 260694, 261815, 263363 and 263595.